                                                                                Execution Copy
                               HOME EQUITY LOAN TRUST 2006-HSA3

                                            Issuer

                                             AND

                          JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                      Indenture Trustee

                                          INDENTURE

                                   Dated as of May 25, 2006

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                              HOME EQUITY LOAN-BACKED TERM NOTES

                        HOME EQUITY LOAN-BACKED VARIABLE FUNDING NOTES

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                        RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
                             ACT OF 1939 AND INDENTURE PROVISIONS*

       Trust Indenture
         Act Section                                               Indenture Section

           310(a)(1)...........................................            6.11
             (a)(2)............................................            6.11
             (a)(3)............................................            6.10
             (a)(4)............................................        Not Applicable
             (a)(5)............................................            6.11
             (b)...............................................            6.08, 6.11
             (c)...............................................        Not Applicable
           311(a).............................................             6.12
             (b)..............................................             6.12
             (c)..............................................         Not Applicable
           312(a).............................................             7.01, 7.02(a)
             (b)..............................................             7.02(b)
             (c)..............................................             7.02(c)
           313(a).............................................             7.04
             (b)..............................................             7.04
             (c)..............................................             7.03(a)(iii), 7.04
             (d)..............................................             7.04
           314(a).............................................             3.10, 7.03(a)
              (b).............................................             3.07
             (c)(1)...........................................             8.05(c), 10.01(a)
             (c)(2)...........................................             8.05(c), 10.01(a)
             (c)(3)...........................................         Not Applicable
             (d)(1)...........................................             8.05(c), 10.01(b)
             (d)(2)...........................................             8.05(c), 10.01(b)
             (d)(3)...........................................             8.05(c), 10.01(b)
             (e)..............................................            10.01(a)
           315(a).............................................             6.01(b)
             (b)..............................................             6.05
             (c)..............................................             6.01(a)
             (d)..............................................             6.01(c)
             (d)(1)...........................................             6.01(c)
             (d)(2)...........................................             6.01(c)
             (d)(3)...........................................             6.01(c)
             (e)..............................................             5.13
           316(a)(1)(A).......................................             5.11
           316(a)(1)(B).......................................             5.12
           316(a)(2)...........................................       Not Applicable
           316(b)..............................................            5.07
           317(a)(1)...........................................            5.04
           317(a)(2)...........................................            5.03(d)
           317(b)..............................................            3.03(a)
           318(a)..............................................           10.07

*This  reconciliation  and tie shall not, for any purpose,  be deemed to be part of the within indenture.

                                      TABLE OF CONTENTS

        Section 3.12.    Representations and Warranties Concerning the Home Equity

        Section 3.22.    Owner Trustee Not Liable for Certificates or Related

        Section 4.01.    The Notes; Increase of Maximum Variable Funding Balance;
                         Variable Funding Notes............................................17

        Section 4.02.    Registration of and Limitations on Transfer and Exchange of

        Section 5.03.    Collection of Indebtedness and Suits for Enforcement by

        Section 5.07.    Unconditional Rights of Noteholders to Receive Principal and

        Section 6.10.    Appointment of Co-Indenture Trustee or Separate Indenture

        Section 7.01.    Issuer to Furnish Indenture Trustee Names and Addresses of

        Section 10.04.   Notices, etc., to Indenture Trustee, Issuer, Credit Enhancer

EXHIBIT

Exhibit A-1  ..Form of Class A Notes                                                   A-1
Exhibit A-2 ...Form of Variable Funding Notes                                          A-2
Exhibit B .....Form of Rule 144A Investment Representation                             B-1
Exhibit C .....Form of Investor Representation Letter                                  C-1
Exhibit D .....Form of Transferor Representation Letter                                D-1

               This  Indenture,  dated as of May 25,  2006,  between  HOME  EQUITY  LOAN TRUST
2006-HSA3,  a Delaware  statutory  trust, as Issuer (the  "Issuer"),  and JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION, as Indenture Trustee (the "Indenture Trustee"),

                                       WITNESSETH THAT:

               Each party hereto  agrees as follows for the benefit of the other party and for the equal and ratable  benefit of the Holders of the  Issuer's  Series  2006-HSA3  Home Equity
Loan-Backed  Term Notes and Home Equity  Loan-Backed  Variable  Funding Notes  (together,  the
"Notes") and the Credit Enhancer.

                                       GRANTING CLAUSE

               The Issuer  hereby  Grants to the  Indenture  Trustee at the Closing  Date,  as
trustee for the  benefit of the Holders of the Notes,  all of the  Issuer's  right,  title and interest  in and to the  Home  Equity  Loans  and to  all  accounts,  chattel  paper,  general
intangibles,   payment  intangibles,   contract  rights,   certificates  of  deposit,  deposit
accounts,  instruments,  documents,  letters of credit,  money, advices of credit,  investment property,  goods and other  property  consisting  of,  arising under or related to whether now existing or  hereafter  created in (a) the Home Equity  Loans,  (b) the Payment  Account,  all
funds on deposit or credited  thereto from time to time and all  proceeds  thereof and (c) all present and future  claims,  demands,  causes and choses in action in respect of any or all of the  foregoing  and all  payments  on or under,  and all  proceeds  of every  kind and  nature whatsoever in respect of, any or all of the  foregoing  and all payments on or under,  and all proceeds  of every  kind  and  nature  whatsoever  in the  conversion  thereof,  voluntary  or involuntary,  into  cash or other  liquid  property,  all cash  proceeds,  accounts,  accounts receivable,  notes, drafts,  acceptances,  checks, deposit accounts,  rights to payment of any and  every  kind,  and other  forms of  obligations  and  receivables,  instruments  and other property  which at any time  constitute  all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

               The foregoing  Grant is made in trust to secure the payment of principal of and interest  on, and any other  amounts  owing in respect  of, the  Notes,  equally  and  ratably without  prejudice,  priority or distinction,  and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

               The  foregoing  Grant  shall  inure to the  benefit of the Credit  Enhancer  in respect  of draws made on the Policy and  amounts  owing to the Credit  Enhancer  from time to time pursuant to the Insurance  Agreement and payable to the Credit Enhancer  pursuant to this
Indenture,  and such Grant  shall  continue  in full  force and effect for the  benefit of the
Credit Enhancer until all such amounts owing to it have been repaid in full.

               The Indenture  Trustee,  as trustee on behalf of the Holders of the Notes,  (i)
acknowledges  such Grant,  (ii) accepts the trust under this Indenture in accordance  with the provisions  hereof,  (iii)  agrees to perform  its  duties as  Indenture  Trustee as  required herein and (iv)  acknowledges  receipt of the Policy and shall hold such Policy in  accordance with the terms of this Indenture for the benefit of the Holders of the Notes.

ARTICLE I

                                         Definitions

Section 1.01.  Definitions.   For  all  purposes  of  this  Indenture,   except  as  otherwise
expressly  provided herein or unless the context  otherwise  requires,  capitalized  terms not otherwise  defined  herein shall have the meanings  assigned to such terms in the  Definitions attached  hereto  as  Appendix  A  which  is  incorporated  by  reference  herein.  All  other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.  Incorporation  by Reference of Trust  Indenture  Act.  Whenever this  Indenture refers to a provision of the Trust  Indenture Act (the "TIA"),  the provision is  incorporated by  reference  in and made a part of this  Indenture.  The  following  TIA terms  used in this
Indenture have the following meanings:

               "Commission" means the Securities and Exchange Commission.

               "indenture securities" means the Notes.

               "indenture security holder" means a Noteholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Indenture Trustee.

               "obligor" on the  indenture  securities  means the Issuer and any other obligor on the indenture securities.

               All  other  TIA  terms  used in this  Indenture  that are  defined  by the TIA, defined by TIA  reference to another  statute or defined by  Commission  rule have the meaning assigned to them by such definitions.

Section 1.03.  Rules of Construction.  Unless the context otherwise requires:

(i)     a term has the meaning assigned to it;

(ii)    an accounting term not otherwise  defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)   "or" is not exclusive;

(iv)    "including" means including without limitation;

(v)     words in the  singular  include  the  plural  and  words  in the  plural  include  the singular; and

(vi)    any  agreement,  instrument  or  statute  defined  or  referred  to  herein  or in any instrument or certificate  delivered in connection  herewith means such agreement,  instrument or statute as from time to time amended,  modified or  supplemented  and includes (in the case
of  agreements  or  instruments)   references  to  all  attachments  thereto  and  instruments incorporated  therein;  references  to a  Person  are  also to its  permitted  successors  and assigns.

ARTICLE II

                                  Original Issuance of Notes

Section 2.01.  Form.  The Term Notes and the Variable  Funding  Notes,  in each case  together with the Indenture  Trustee's  certificate of  authentication,  shall be in substantially  the forms set forth in  Exhibits  A-1 and A-2,  respectively,  with such  appropriate  insertions, omissions,  substitutions  and other variations as are required or permitted by this Indenture and may have such  letters,  numbers  or other  marks of  identification  and such  legends or endorsements  placed  thereon as may,  consistently  herewith,  be  determined by the officers executing such Notes,  as evidenced by their  execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse  thereof,  with an appropriate  reference  thereto on the face of the Note.

        The Notes shall be typewritten,  printed,  lithographed or engraved or produced by any combination  of these methods (with or without steel engraved  borders),  all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

        The  terms of the Notes  set  forth in  Exhibits  A-1 and A-2 are part of the terms of this Indenture.

Section 2.02.  Execution,  Authentication and Delivery.  The Notes shall be executed on behalf of the  Issuer  by any of its  Authorized  Officers.  The  signature  of any  such  Authorized
Officer on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile  signature of  individuals  who were at any time
Authorized  Officers  of  the  Issuer  shall  bind  the  Issuer,   notwithstanding  that  such
individuals  or any of them have ceased to hold such offices prior to the  authentication  and delivery of such Notes or did not hold such offices at the date of such Notes.

        The Indenture  Trustee shall upon Issuer Request  authenticate  and deliver Term Notes for original  issue in an aggregate  initial  principal  amount of  $201,014,000  and Variable
Funding  Notes  for  original  issue in an  aggregate  initial  principal  amount  of $0.  The
Security  Balance of the Variable  Funding  Notes in the  aggregate may not exceed the Maximum
Variable Funding Balance.

        Each Note shall be dated the date of its  authentication.  The Notes shall be issuable as registered  Notes and the Class A Notes shall be issuable in the minimum  initial  Security
Balances of $100,000 and in integral multiples of $1 in excess thereof.

        Each  Variable  Funding Note shall be initially  issued with a Security  Balance of $0 or, if  applicable,  with a Security  Balance in the amount  equal to the  Additional  Balance
Differential  for the  Collection  Period  related to the Payment Date  following  the date of issuance of such Variable Funding Note pursuant to Section 4.01(b).

        No Note  shall  be  entitled  to any  benefit  under  this  Indenture  or be  valid or
obligatory   for  any  purpose,   unless  there  appears  on  such  Note  a   certificate   of
authentication  substantially  in the form  provided  for  herein  executed  by the  Indenture
Trustee by the manual  signature of one of its authorized  signatories,  and such  certificate upon any Note shall be conclusive  evidence,  and the only  evidence,  that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

                                          Covenants

Section 3.01.  Collection  of Payments  with Respect to the Home Equity  Loans.  The Indenture
Trustee shall  establish  and maintain with itself the Payment  Account in which the Indenture
Trustee  shall,  subject  to the terms of this  paragraph,  deposit,  on the same day as it is received from the Master  Servicer,  each  remittance  received by the Indenture  Trustee with respect  to the  Home  Equity  Loans.  The  Indenture  Trustee  shall  make  all  payments  of principal of and interest on the Notes,  subject to Section  3.03, as provided in Section 3.05 herein from monies on deposit in the Payment Account.

Section 3.02.  Maintenance  of Office or Agency.  The Issuer will  maintain in the City of New
York,  an office or agency where,  subject to  satisfaction  of  conditions  set forth herein,
Notes may be  surrendered  for  registration  of transfer or exchange,  and where  notices and demands to or upon the Issuer in respect of the Notes and this  Indenture  may be served.  The
Issuer  hereby  initially  appoints  the  Indenture  Trustee  to  serve as its  agent  for the foregoing  purposes.  If at any time the Issuer  shall  fail to  maintain  any such  office or agency  or shall  fail to  furnish  the  Indenture  Trustee  with the  address  thereof,  such surrenders,  notices and demands may be made or served at the Corporate Trust Office,  and the
Issuer  hereby  appoints the  Indenture  Trustee as its agent to receive all such  surrenders, notices and demands.

Section 3.03.  Money for  Payments  to Be Held in Trust;  Paying  Agent.  (a) As  provided  in
Section  3.01,  all  payments of amounts due and payable with respect to any Notes that are to be made from  amounts  withdrawn  from the Payment  Account  pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture  Trustee or by the Paying Agent,  and no amounts so withdrawn  from the Payment  Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

        The Issuer will cause each Paying  Agent other than the  Indenture  Trustee to execute and deliver to the  Indenture  Trustee an  instrument  in which such Paying  Agent shall agree with the Indenture  Trustee (and if the Indenture  Trustee acts as Paying Agent,  it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)     hold all sums held by it for the payment of amounts  due with  respect to the Notes in trust for the benefit of the Persons  entitled  thereto  until such sums shall be paid to such
Persons or  otherwise  disposed  of as herein  provided  and pay such sums to such  Persons as herein provided;

(ii)    give the Indenture  Trustee and the Credit  Enhancer  written notice of any default by the Issuer of which it has actual  knowledge in the making of any payment  required to be made with respect to the Notes;

(iii)   at any time during the  continuance of any such default,  upon the written  request of the Indenture  Trustee,  forthwith  pay to the Indenture  Trustee all sums so held in trust by such Paying Agent;

(iv)    immediately  resign as Paying Agent and  forthwith  pay to the  Indenture  Trustee all sums  held by it in trust  for the  payment  of  Notes,  if at any time it  ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v)     comply with all  requirements  of the Code with  respect to the  withholding  from any payments  made by it on any Notes of any  applicable  withholding  taxes  imposed  thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)    deliver to the  Indenture  Trustee a copy of the report to  Noteholders  prepared with respect  to  each  Payment  Date  by the  Master  Servicer  pursuant  to  Section  4.01 of the
Servicing Agreement.

        The  Issuer  may at any time,  for the  purpose  of  obtaining  the  satisfaction  and discharge of this  Indenture or for any other  purpose,  by Issuer  Request  direct any Paying
Agent to pay to the Indenture  Trustee all sums held in trust by such Paying Agent,  such sums to be held by the  Indenture  Trustee  upon the same  trusts as those upon which the sums were held by such  Paying  Agent;  and upon  such  payment  by any  Paying  Agent to the  Indenture
Trustee,  such Paying Agent shall be released from all further  liability with respect to such money.

        Subject to  applicable  laws with  respect to escheat of funds,  any money held by the
Indenture  Trustee  or any  Paying  Agent in trust  for the  payment  of any  amount  due with respect to any Note and  remaining  unclaimed  for one year  after such  amount has become due and payable shall be discharged  from such trust and be paid to the Issuer on Issuer  Request;
and the Holder of such Note shall thereafter,  as an unsecured general creditor,  look only to the  Issuer  for  payment  thereof  (but  only to the  extent  of the  amounts  so paid to the
Issuer),  and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall  thereupon  cease;  provided,  however,  that the Indenture  Trustee or such
Paying  Agent,  before  being  required to make any such  repayment,  shall at the expense and direction of the Issuer cause to be published  once, in an Authorized  Newspaper,  notice that such money remains  unclaimed and that,  after a date  specified  therein,  which shall not be less than 30 days from the date of such  publication,  any  unclaimed  balance  of such  money then  remaining  will be  repaid to the  Issuer.  The  Indenture  Trustee  may also  adopt and employ,  at  the  expense  and  direction  of  the  Issuer,  any  other  reasonable  means  of notification  of such  repayment  (including,  but not  limited  to,  mailing  notice  of such repayment  to  Holders  whose  Notes  have  been  called  but have not  been  surrendered  for redemption  or whose  right to or  interest  in monies  due and  payable  but not  claimed  is determinable  from the records of the Indenture  Trustee or of any Paying  Agent,  at the last address of record for each such Holder).

Section 3.04.  Existence.  The  Issuer  will keep in full  effect  its  existence,  rights and franchises  as a statutory  trust under the laws of the State of Delaware  (unless it becomes, or any successor Issuer  hereunder is or becomes,  organized under the laws of any other state or of the United  States of  America,  in which case the Issuer  will keep in full  effect its existence,  rights and franchises under the laws of such other  jurisdiction)  and will obtain
and  preserve  its   qualification  to  do  business  in  each   jurisdiction  in  which  such
qualification  is or shall be necessary to protect the  validity  and  enforceability  of this
Indenture,  the Notes, the Home Equity Loans and each other  instrument or agreement  included in the Trust Estate.

Section 3.05.  Payment of Principal  and  Interest;  Defaulted  Interest.  (a) On each Payment
Date from  amounts on deposit in the Payment  Account  (other than  amounts  deposited  in the
nature  of  prepayment  charges),  the  Paying  Agent  shall  pay  to  the  Noteholders,   the
Certificate  Paying  Agent,  on behalf of the  Certificateholders,  and to other  Persons  the amounts  to  which  they  are  entitled,  as set  forth  in the  statements  delivered  to the
Indenture Trustee pursuant to Section 4.01 of the Servicing  Agreement,  as set forth below in the following order of priority:

(i)     first, to the Class A Noteholders and the Variable Funding  Noteholders,  the Interest
Distribution  Amount for the Class A Notes and the  Variable  Funding  Notes for such  Payment
Date, on a pro rata basis in accordance with their respective Interest Distribution Amounts;

(ii)    second, to the Class A Noteholders and the Variable Funding Noteholders,  as principal on the Class A Notes  and  Variable  Funding  Notes,  the  Principal  Collection  Distribution
Amount  with  respect to the Class A Notes and the  Variable  Funding  Notes for such  Payment
Date, on a pro rata basis in accordance with the outstanding Security Balances thereof;

(iii)   third, to the Class A Noteholders and the Variable Funding  Noteholders,  as principal on the Class A Notes and Variable  Funding Notes,  on a pro rata basis in accordance  with the outstanding  Security  Balances  thereof,  the Liquidation Loss  Distribution  Amount for such
Payment Date;

(iv)    fourth,  to the  Credit  Enhancer,  the amount of the  premium  for the Policy and any previously  unpaid  premiums  for  the  Policy,  with  interest  thereon  as  provided  in the
Insurance Agreement;

(v)     fifth,  to the Credit  Enhancer,  to  reimburse  it for prior draws made on the Policy related to payments of principal  and  interest on the Class A Notes and the Variable  Funding
Notes with interest thereon as provided in the Insurance Agreement;

(vi)    sixth, to the Class A Noteholders and the Variable Funding  Noteholders,  as principal on the Class A Notes and the Variable  Funding Notes,  on a pro rata basis in accordance  with the outstanding  Security  Balances  thereof,  the  Overcollateralization  Increase Amount, if any, for such Payment Date;

(vii)   seventh,  to the  Credit  Enhancer,  any other  amounts  owed to the  Credit  Enhancer pursuant to the Insurance Agreement;

(viii)  eighth, to the Class A Noteholders and the Variable Funding  Noteholders,  any Net WAC
Cap  Shortfalls  for that Payment  Date and any Net WAC Cap  Shortfalls  for previous  Payment
Dates and not previously  paid  (together with interest  thereon at the Note Rate (as adjusted from time to time)),  on a pro rata basis in  accordance  with the  respective  amounts of Net
WAC Cap  Shortfalls  allocated  to each such  Class  for such  Payment  Date and any  previous
Payment Dates not previously paid (with interest thereon);

(ix)    ninth, to pay to the holders of the Class A Notes and the Variable  Funding Notes, pro
rata, any Relief Act Shortfalls incurred during the related Collection Period; and

(x)     tenth, any remaining  amount (other than amounts in the nature of prepayment  charges)
to the  Certificate  Paying  Agent on behalf of the holders of the Class SB  Certificates  and any amounts in the nature of prepayment  charges to the  Certificate  Paying Agent,  on behalf of the holders of the Class SB Certificates;

provided,  however,  in the event that on a Payment Date a Credit Enhancer  Default shall have occurred and be  continuing,  then the  priorities of  distributions  described  above will be adjusted  such that  payments  of any  required  payments  of  principal  on the Notes on each
Payment Date pursuant to clause  3.05(a)(iii)  above will include all Liquidation Loss Amounts for such Payment Date and for all previous  Collection  Periods until paid or covered in full, to the extent not otherwise  covered by a Liquidation  Loss  Distribution  Amount, a reduction of the  Overcollateralization  Amount on such  Payment Date or a draw on the Policy (up to the outstanding Security Balance thereof).

        On the Final  Scheduled  Payment Date or other final  Payment Date for the Notes,  the amount to be paid  pursuant to clause (iii) above shall be equal to the  Security  Balances of the Notes  immediately  prior to such Payment  Date.  Notwithstanding  anything  herein to the contrary,  if the final Payment Date is a date on which the Master  Servicer has exercised its right to purchase  all of the Home Equity  Loans  pursuant  to Section  8.08 of the  Servicing
Agreement,  the priorities set forth in clauses (i) through (iii) above shall be  disregarded, and amounts on deposit in the Payment  Account  with  respect to the Home Equity Loans will be applied  first,  to pay the  Interest  Distribution  Amount for the Class A Notes and Variable
Funding Notes, on a pro rata basis in accordance with their respective  Interest  Distribution
Amounts;  and second,  to pay  principal on the Class A Notes and Variable  Funding Notes on a
pro rata basis in  accordance  with their  respective  Security  Balances,  until the Security
Balances  thereof have been reduced to zero and then in  accordance  with the  priorities  set forth in clauses (iv) through (x) above.

(b)     Relief Act  Shortfalls on the Home Equity Loans will be allocated to the Class A Notes and  Variable  Funding  Notes on a pro rata  basis in  accordance  with the  amount of accrued interest payable on that Class for such Payment Date, absent such reductions.

(c)     On each Payment Date, the  Certificate  Paying Agent shall deposit in the  Certificate
Distribution  Account all amounts it received  pursuant to this  Section  3.05 for the purpose of distributing such funds to the Certificateholders.

               The amounts paid to  Noteholders  shall be paid in respect of the Term Notes or
Variable  Funding Notes, as the case may be, in accordance  with the applicable  percentage as set forth in  paragraph  (d)  below.  Interest  will  accrue on the Notes  during an  Interest
Period,  on the basis of the actual number of days in such Interest  Period and a year assumed to consist of 360 days.

               Any installment of interest or principal,  if any,  payable on any Note that is punctually  paid or duly provided for by the Issuer on the applicable  Payment Date shall,  if such Holder  holds Notes of an aggregate  initial  Security  Balance or notional  amount of at least  $1,000,000,  be paid to each Holder of record on the  preceding  Record  Date,  by wire transfer to an account  specified  in writing by such Holder  reasonably  satisfactory  to the
Indenture  Trustee  as of the  preceding  Record  Date  or in all  other  cases  or if no such instructions  have  been  delivered  to the  Indenture  Trustee,  by check to such  Noteholder mailed to such Holder's  address as it appears in the Note Register the amount  required to be distributed  to such  Holder  on such  Payment  Date  pursuant  to such  Holder's  Securities;
provided,  however,  that the  Indenture  Trustee  shall not pay to such  Holders  any  amount required to be withheld from a payment to such Holder by the Code.

(d)     Principal  of each  Note  shall  be due and  payable  in full on the  Final  Scheduled
Payment  Date for such Note as provided in the related  form of Note set forth in Exhibits A-1 and A-2. All  principal  payments on each of the Term Notes and Variable  Funding  Notes shall be made in accordance  with the  priorities  set forth in paragraphs  (a) and (b) above to the
Noteholders entitled thereto in accordance with the related Percentage  Interests  represented thereby.  Upon written notice to the Indenture  Trustee by the Issuer,  the Indenture  Trustee
shall  notify the Person in whose name a Note is  registered  at the close of  business on the
Record Date  preceding the Final  Scheduled  Payment Date or other final  Payment  Date.  Such notice  shall be mailed  no later  than  five  Business  Days  prior to such  Final  Scheduled
Payment  Date or other final  Payment Date and shall  specify  that  payment of the  principal amount and any interest due with respect to such Note at the Final  Scheduled  Payment Date or other final  Payment Date will be payable only upon  presentation  and  surrender of such Note and shall  specify the place where such Note may be presented and  surrendered  for such final payment.

Section 3.06.  Protection  of Trust  Estate.  (a) The  Issuer  will from time to time  execute and deliver all such  supplements  and amendments  hereto and all such  financing  statements, continuation  statements,  instruments of further  assurance and other  instruments,  and will take such other action necessary or advisable to:

(i)     maintain or preserve the lien and  security  interest  (and the  priority  thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)    perfect,  publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)   cause the Trust to enforce any of the Home Equity Loans; or

(iv)    preserve and defend title to the Trust Estate and the rights of the Indenture  Trustee and the  Noteholders  and the Credit  Enhancer in such Trust Estate  against the claims of all persons and parties.

(b)     Except as  otherwise  provided in this  Indenture,  the  Indenture  Trustee  shall not remove  any  portion  of the  Trust  Estate  that  consists  of  money or is  evidenced  by an instrument,  certificate  or other writing from the  jurisdiction  in which it was held at the date of the most recent  Opinion of Counsel  delivered  pursuant to Section  3.07 (or from the jurisdiction  in which it was held as  described  in the Opinion of Counsel  delivered  at the
Closing  Date  pursuant to Section  3.07(a),  if no Opinion of Counsel has yet been  delivered pursuant  to Section  3.07(b))  unless the  Indenture  Trustee  shall have first  received  an
Opinion  of  Counsel  to the  effect  that the  lien and  security  interest  created  by this
Indenture  with respect to such property  will  continue to be maintained  after giving effect to such action or actions.
        The Issuer hereby designates the Indenture Trustee its agent and  attorney-in-fact  to execute any financing  statement,  continuation  statement or other instrument  required to be executed pursuant to this Section 3.06.

Section 3.07.  Opinions  as to  Trust  Estate.  (a) On the  Closing  Date,  the  Issuer  shall furnish to the  Indenture  Trustee,  the Credit  Enhancer and the Owner  Trustee an Opinion of
Counsel at the  expense of the Issuer  stating  that,  upon  delivery  of the Loan  Agreements relating to the Initial  Home Equity  Loans to the  Indenture  Trustee or the  Custodian,  the
Indenture  Trustee will have a perfected,  first priority security interest in the Home Equity
Loans.

(b)     On or before December 31st in each calendar year,  beginning in 2006, the Issuer shall furnish to the  Indenture  Trustee an Opinion of Counsel at the  expense of the Issuer  either stating that,  in the opinion of such counsel,  such action has been taken with respect to the recording,  filing,  re-recording and refiling of this Indenture,  any indentures supplemental hereto and any other  requisite  documents and with respect to the execution and filing of any financing  statements  and  continuation  statements  as is necessary to maintain the lien and security  interest  in the Home  Equity  Loans and  reciting  the  details  of such  action or stating  that in the opinion of such  counsel no such  action is  necessary  to maintain  such lien and  security  interest.  Such  Opinion of Counsel  shall also  describe  the  recording, filing,  re-recording and refiling of this Indenture,  any indentures  supplemental hereto and any other  requisite  documents and the execution and filing of any financing  statements  and continuation  statements  that will, in the opinion of such  counsel,  be required to maintain the lien and  security  interest in the Home Equity Loans until  December 31 in the  following calendar year.

Section 3.08.  Performance  of  Obligations;   Servicing   Agreement.   (a)  The  Issuer  will
punctually  perform  and observe  all of its  obligations  and  agreements  contained  in this
Indenture,  the Basic Documents and in the  instruments  and agreements  included in the Trust
Estate.

(b)     The  Issuer may  contract  with other  Persons to assist it in  performing  its duties under  this  Indenture,  and any  performance  of such  duties by a Person  identified  to the
Indenture  Trustee in an  Officer's  Certificate  of the  Issuer  shall be deemed to be action taken by the Issuer.

(c)     The Issuer  will not take any action or permit any action to be taken by others  which would release any Person from any of such Person's  covenants or obligations  under any of the documents  relating to the Home  Equity  Loans or under any  instrument  included in the Trust
Estate, or which would result in the amendment, hypothecation,  subordination,  termination or discharge of, or impair the validity or  effectiveness  of, any of the  documents  relating to the Home Equity Loans or any such  instrument,  except such actions as the Master  Servicer is expressly permitted to take in the Servicing Agreement.

(d)     The  Issuer  may  retain an  administrator  and may enter  into  contracts  with other
Persons for the  performance of the Issuer's  obligations  hereunder,  and performance of such obligations  by such Persons  shall be deemed to be  performance  of such  obligations  by the
Issuer.

Section 3.09.  Negative  Covenants.  So long as any Notes are  Outstanding,  the Issuer  shall not:

(a)     except  as  expressly  permitted  by  this  Indenture,  sell,  transfer,  exchange  or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

(b)     claim any credit on, or make any deduction  from the principal or interest  payable in respect of, the Notes (other than  amounts  properly  withheld  from such  payments  under the
Code) or assert any claim  against any present or former  Noteholder  by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)     (i) permit the validity or effectiveness  of this Indenture to be impaired,  or permit the  lien  of  this  Indenture  to  be  amended,  hypothecated,  subordinated,  terminated  or discharged,  or permit  any Person to be  released  from any  covenants  or  obligations  with respect to the Notes under this Indenture except as may be expressly  permitted  hereby,  (ii)
permit any lien,  charge,  excise,  claim,  security  interest,  mortgage or other encumbrance
(other  than the lien of this  Indenture)  to be  created on or extend to or  otherwise  arise upon or burden the Trust Estate or any part  thereof or any  interest  therein or the proceeds thereof or (iii) permit the lien of this  Indenture not to  constitute a valid first  priority security interest in the Trust Estate; or

(d)     impair or cause to be impaired the  Issuer's  interest in the Home Equity  Loans,  the
Purchase  Agreement  or in any  Basic  Document,  if any  such  action  would  materially  and adversely affect the interests of the Noteholders or the Credit Enhancer.

Section 3.10.  Annual  Statement as to  Compliance.  The Issuer will deliver to the  Indenture
Trustee,  within 120 days after the end of each  fiscal  year of the Issuer  (commencing  with the fiscal  year  2006),  an  Officer's  Certificate  stating,  as to the  Authorized  Officer signing such Officer's Certificate, that:

(a)     a review of the  activities  of the  Issuer  during  such year and of its  performance under this  Indenture and the Trust  Agreement has been made under such  Authorized  Officer's supervision; and

(b)     to the best of such Authorized Officer's  knowledge,  based on such review, the Issuer has complied with all  conditions  and covenants  under this  Indenture and the  provisions of the Trust  Agreement  throughout  such year, or, if there has been a default in its compliance with any such  condition or covenant,  specifying  each such default known to such  Authorized
Officer and the nature and status thereof.

Section 3.11.  Recording  of  Assignments.  The Issuer  shall  enforce the  obligation  of the
Seller under the Purchase  Agreement to submit or cause to be submitted  for  recordation  all
Assignments  of  Mortgages  within 60 days of receipt of recording  information  by the Master
Servicer.

Section 3.12.  Representations   and  Warranties   Concerning  the  Home  Equity  Loans.   The
Indenture   Trustee,   as  pledgee  of  the  Home  Equity  Loans,   has  the  benefit  of  the
representations  and  warranties  made by the Seller in Section  3.1(a) and Section  3.1(b) of the  Purchase  Agreement  concerning  the Home  Equity  Loans  and the  right to  enforce  the remedies  against the Seller  provided  in such  Section 3.1 to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Section 3.13.  Assignee  of Record of the Home  Equity  Loans.  As pledgee of the Home  Equity
Loans,  the Indenture  Trustee shall hold record title to the Home Equity Loans by being named as payee in the  endorsements  or  assignments  of the Loan  Agreements  and  assignee  in the
Assignments  of Mortgage to be recorded  under Section 2.1 of the Purchase  Agreement.  Except as expressly  provided in the Purchase  Agreement or in the Servicing  Agreement  with respect to any specific Home Equity Loan, the Indenture  Trustee shall not execute any  endorsement or assignment  or  otherwise  release or  transfer  such  record  title to any of the Home Equity
Loans  until such time as the  remaining  Trust  Estate may be  released  pursuant  to Section
8.05(b).

Section 3.14.  Master  Servicer  as Agent and  Bailee of the  Indenture  Trustee.  Solely  for
purposes of perfection  under Section 9-313 or 9-314 of the Uniform  Commercial  Code or other similar  applicable  law,  rule or  regulation  of the state in which such property is held by the Master Servicer,  the Issuer and the Indenture Trustee hereby  acknowledge that the Master
Servicer  is  acting as agent and  bailee of the  Indenture  Trustee  in  holding  amounts  on deposit in the  Custodial  Account  pursuant to Section 3.02 of the Servicing  Agreement  that are  allocable  to the Home  Equity  Loans,  as well as the agent and bailee of the  Indenture
Trustee in holding any Related  Documents  released to the Master Servicer pursuant to Section
3.06(c) of the  Servicing  Agreement,  and any other  items  constituting  a part of the Trust
Estate  which  from  time to time come  into the  possession  of the  Master  Servicer.  It is intended  that, by the Master  Servicer's  acceptance of such agency  pursuant to Section 3.02 of the  Servicing  Agreement,  the Indenture  Trustee,  as a pledgee of the Home Equity Loans, will be deemed to have  possession  of such  Related  Documents,  such  monies  and such other items for  purposes  of Section  9-305 of the  Uniform  Commercial  Code of the state in which such property is held by the Master Servicer.

Section 3.15.  Investment  Company Act. The Issuer  shall not become an  "investment  company"
or  under  the  "control"  of an  "investment  company"  as  such  terms  are  defined  in the
Investment Company Act of 1940, as amended (or any successor or amendatory  statute),  and the rules and regulations  thereunder  (taking into account not only the general definition of the term  "investment  company" but also any  available  exceptions  to such general  definition);
provided,  however,  that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from  regulation as an "investment  company" so long as it is in compliance with the conditions imposed in such order.

Section 3.16.  Issuer May  Consolidate,  etc.  (a) The Issuer shall not  consolidate  or merge with or into any other Person, unless:

(i)     the Person (if other than the Issuer)  formed by or surviving  such  consolidation  or merger  shall be a Person  organized  and  existing  under  the laws of the  United  States of
America or any state or the District of Columbia and shall expressly  assume,  by an indenture supplemental  hereto,  executed and delivered to the  Indenture  Trustee,  in form  reasonably satisfactory to the Indenture  Trustee,  the due and punctual  payment of the principal of and
interest   on  all   Notes  and  to  the   Certificate   Paying   Agent,   on  behalf  of  the
Certificateholders  and the  performance or observance of every agreement and covenant of this
Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)    immediately  after giving effect to such  transaction,  no Event of Default shall have occurred and be continuing;

(iii)   the Issuer  receives the prior written  consent of the Credit  Enhancer and the Rating
Agencies  shall have notified the Issuer that such  transaction  shall not cause the rating of the Notes to be reduced,  suspended or withdrawn or to be  considered  by either Rating Agency to be below investment grade without taking into account the Policy;

(iv)    the Issuer shall have received an Opinion of Counsel (and shall have delivered  copies thereof  to  the  Indenture  Trustee  and  the  Credit  Enhancer)  to  the  effect  that  such transaction will not have any material  adverse tax consequence to the Issuer,  any Noteholder or any Certificateholder;

(v)     any action that is necessary to maintain  the lien and  security  interest  created by this Indenture shall have been taken; and

(vi)    the Issuer shall have delivered to the Indenture Trustee an Officer's  Certificate and
an Opinion of Counsel  each stating that such  consolidation  or merger and such  supplemental indenture  comply with this Article III and that all conditions  precedent herein provided for relating to such  transaction  have been complied with  (including any filing  required by the
Exchange Act).

(b)     The Issuer shall not convey or transfer  any of its  properties  or assets,  including those included in the Trust Estate, to any Person, unless:

(i)     the Person that acquires by conveyance  or transfer the  properties  and assets of the
Issuer the conveyance or transfer of which is hereby  restricted  shall (i) be a United States citizen or a Person  organized and existing  under the laws of the United States of America or any  state,  (ii)  expressly  assumes,  by an  indenture  supplemental  hereto,  executed  and delivered to the Indenture  Trustee,  in form satisfactory to the Indenture  Trustee,  the due and punctual  payment of the  principal of and  interest on all Notes and the  performance  or observance of every  agreement and covenant of this  Indenture on the part of the Issuer to be performed  or  observed,  all as  provided  herein,  (iii)  expressly  agrees by means of such supplemental  indenture that all right,  title and interest so conveyed or  transferred  shall be subject  and  subordinate  to the rights of Holders  of the Notes,  (iv)  unless  otherwise provided  in such  supplemental  indenture,  expressly  agrees to  indemnify,  defend and hold harmless the Issuer against and from any loss,  liability or expense  arising under or related to this  Indenture  and the  Notes  and (v)  expressly  agrees  by means of such  supplemental indenture  that such Person (or if a group of Persons,  then one specified  Person) shall make all filings with the Commission (and any other  appropriate  Person)  required by the Exchange
Act in connection with the Notes;

(ii)    immediately  after giving effect to such  transaction,  no Default or Event of Default shall have occurred and be continuing;

(iii)   the Issuer  receives the prior written  consent of the Credit  Enhancer and the Rating
Agencies  shall have notified the Issuer that such  transaction  shall not cause the rating of the Notes to be reduced, suspended or withdrawn, if determined without regard to the Policy;

(iv)    the Issuer shall have received an Opinion of Counsel (and shall have delivered  copies thereof  to  the  Indenture  Trustee  and  the  Credit  Enhancer)  to  the  effect  that  such transaction  will  not  have  any  material  adverse  tax  consequence  to the  Issuer  or any
Noteholder;

(v)     any action that is necessary to maintain  the lien and  security  interest  created by this Indenture shall have been taken; and

(vi)    the Issuer shall have delivered to the Indenture Trustee an Officer's  Certificate and
an Opinion of Counsel  each  stating that such  conveyance  or transfer and such  supplemental indenture  comply with this Article III and that all conditions  precedent herein provided for relating to such  transaction  have been complied with  (including any filing  required by the
Exchange Act).

Section 3.17.  Successor or  Transferee.  (a) Upon any  consolidation  or merger of the Issuer in accordance with Section  3.16(a),  the Person formed by or surviving such  consolidation or merger (if other than the Issuer) shall succeed to, and be  substituted  for, and may exercise every  right and power of, the Issuer  under this  Indenture  with the same  effect as if such
Person had been named as the Issuer herein.

(b)     Upon a conveyance or transfer of all the assets and properties of the Issuer  pursuant to Section  3.16(b),  the Issuer will be released  from every  covenant and  agreement of this
Indenture  to be observed  or  performed  on the part of the Issuer with  respect to the Notes immediately  upon the delivery of written notice to the Indenture  Trustee of such  conveyance or transfer.

Section 3.18.  No Other  Business.  The  Issuer  shall not engage in any  business  other than financing,  purchasing,  owning  and  selling  and  managing  the Home  Equity  Loans  and the issuance of the Notes and  Certificates  in the manner  contemplated by this Indenture and the
Basic Documents and all activities incidental thereto.

Section 3.19.  No  Borrowing.  The  Issuer  shall  not  issue,  incur,  assume,  guarantee  or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

Section 3.20.  Guarantees,  Loans,  Advances and Other Liabilities.  Except as contemplated by this  Indenture  or the other Basic  Documents,  the Issuer shall not make any loan or advance or credit to, or guarantee  (directly or indirectly  or by an instrument  having the effect of assuring  another's  payment or  performance  on any  obligation  or capability of so doing or otherwise),  endorse or otherwise  become  contingently  liable,  directly or  indirectly,  in connection  with the  obligations,  stocks or dividends  of, or own,  purchase,  repurchase or acquire (or agree contingently to do so) any stock,  obligations,  assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.21.  Capital  Expenditures.  The  Issuer  shall not make any  expenditure  (by long-
term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.22.  Owner Trustee Not Liable for  Certificates or Related  Documents.  The recitals contained  herein shall be taken as the  statements  of the  Depositor,  and the Owner Trustee
assumes  no  responsibility  for  the  correctness   thereof.   The  Owner  Trustee  makes  no
representations  as to the validity or  sufficiency of this  Indenture,  of any Basic Document or of the  Certificates  (other than the signatures of the Owner Trustee on the  Certificates)
or the  Notes,  or of any  Related  Documents.  The  Owner  Trustee  shall at no time have any responsibility  or  liability  with  respect  to the  sufficiency  of the Trust  Estate or its ability to generate  the  payments to be  distributed  to  Certificateholders  under the Trust
Agreement  or  the  Noteholders  under  this  Indenture,  including,  the  compliance  by  the
Depositor or the Seller with any warranty or  representation  made under any Basic Document or in any  related  document  or the  accuracy of any such  warranty  or  representation,  or any action of the Certificate  Paying Agent,  the Certificate  Registrar or the Indenture  Trustee
taken in the name of the Owner Trustee.

Section 3.23.  Restricted  Payments.  The Issuer shall not,  directly or  indirectly,  (i) pay any  dividend or make any  distribution  (by  reduction of capital or  otherwise),  whether in cash,  property,  securities or a combination  thereof, to the Owner Trustee or any owner of a beneficial  interest  in the  Issuer or  otherwise  with  respect to any  ownership  or equity interest or security in or of the Issuer, (ii) redeem,  purchase,  retire or otherwise acquire for value any such  ownership  or equity  interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose;  provided,  however,  that the Issuer may make, or cause to be made,  (x)  distributions  to the  Owner  Trustee  and the  Certificateholders  as
contemplated  by, and to the  extent  funds are  available  for such  purpose  under the Trust
Agreement  and (y)  payments to the Master  Servicer  pursuant  to the terms of the  Servicing
Agreement.  The Issuer will not,  directly or  indirectly,  make payments to or  distributions from the  Custodial  Account  except in  accordance  with this  Indenture  and the other Basic
Documents.

Section 3.24.  Notice of Events of Default.  The Issuer shall give the Indenture Trustee,  the
Credit  Enhancer  and the  Rating  Agencies  prompt  written  notice of each  Event of Default hereunder and under the Trust Agreement.

Section 3.25.  Further  Instruments  and Acts.  Upon request of the  Indenture  Trustee or the
Credit  Enhancer,  the Issuer will execute and deliver such  further  instruments  and do such further  acts as may be  reasonably  necessary  or proper to carry  out more  effectively  the purpose of this Indenture.

Section 3.26.  Statements  to  Noteholders.  On each Payment Date,  the Indenture  Trustee and the  Certificate  Registrar  shall forward by mail to each Noteholder or make available on its website initially located at "www.jpmorgan.com/sfr" and Certificateholder,  respectively,  the statement  delivered to it, on the  Business  Day  following  the related  Determination  Date pursuant to Section 4.01 of the Servicing Agreement.

Section 3.27.  Determination  of Note Rates.  On the second  LIBOR  Business  Day  immediately preceding  (i) the Closing  Date in the case of the first  Interest  Period and (ii) the first day of each succeeding  Interest Period,  the Indenture  Trustee shall determine LIBOR and the
Note Rate for such Interest  Period and shall inform the Issuer,  the Master  Servicer and the
Depositor at their respective facsimile numbers given to the Indenture Trustee in writing.

Section 3.28.  Payments  under the  Policy.  (a) On or prior to 12:00  noon New York City time on the second  Business Day before any Payment Date,  the Indenture  Trustee shall make a draw on the Policy,  in an amount,  if any,  equal to the  Deficiency  Amount  with  respect to the
Notes.  For purposes of the foregoing,  amounts in the Payment Account  available for interest distributions  on the  Notes on any  Payment  Date  shall be  deemed to  include  all  amounts distributed  on the Home  Equity  Loans  for  such  Payment  Date,  other  than the  Principal
Collection  Distribution  Amount  distributed  thereon.  In addition,  on the Final  Scheduled
Payment  Date,  the  Indenture  Trustee shall make a draw on the Policy in the amount by which the  Security  Balances on the Notes  exceeds the payments  otherwise  available to be made to the Holders thereof on the Final Scheduled Payment Date.

(b)     The  Indenture  Trustee  shall submit,  if any  Deficiency  Amount is specified in any statement  to Holders of the Notes  prepared by the Master  Servicer  pursuant to Section 4.01 of the Servicing  Agreement and timely delivered to the Indenture Trustee,  the notice (in the form  attached  as  Exhibit A to the  Policy) in the  amount of the  Deficiency  Amount to the
Credit  Enhancer  no later than 12:00 noon,  New York City time,  on the second  Business  Day prior to the applicable  Payment Date.  Upon receipt of such  Deficiency  Amount in accordance with the terms of the Policy,  the Indenture  Trustee shall deposit such Deficiency  Amount in the Payment Account for distribution to the Noteholders pursuant to Section 3.05.

Section 3.29.  Additional Representations of the Issuer.

               The Issuer  represents  and  warrants to the  Indenture  Trustee and the Credit
Enhancer that as of the Closing Date, unless specifically stated otherwise:

(a)     This  Indenture  creates a valid and continuing  security  interest (as defined in the
    New York UCC) in the Mortgage  Notes in favor of the  Indenture  Trustee,  which  security interest is prior to all other Liens  (except as  expressly  permitted  otherwise  in this
    Indenture),  and is  enforceable as such as against  creditors of and purchasers  from the
    Issuer.

(b)     The Mortgage  Notes  constitute  "instruments"  within the meaning of the New York UCC and the Delaware UCC.

(c)     The  Issuer  owns and has good and  marketable  title to the  Mortgage  Notes free and clear of any Lien of any Person.

(d)     The original  executed  copy of each  mortgage Note (except for any Mortgage Note with respect to which a Lost Note  Affidavit  has been  delivered  to the  Custodian)  has been delivered to the Custodian.

(e)     The  Issuer  has  received  a  written  acknowledgment  from  the  Custodian  that the
    Custodian  is acting  solely as agent of the  Indenture  Trustee  for the  benefit  of the
    Noteholders and the Credit Enhancer.

(f)     Other than the security  interest  granted to the Indenture  Trustee  pursuant to this
    Indenture, the Issuer has not pledged,  assigned, sold, granted a security interest in, or otherwise  conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and  is not  aware  of  any  financing  statements  against  the  Issuer  that  include  a description of collateral  covering the Mortgage Notes other than any financing  statement relating to the  security  interest  granted to the  Indenture  Trustee  hereunder  or any security  interest  that has been  terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)     None of the Mortgage Notes has any marks or notations  indicating  that they have been pledged,  assigned or otherwise  conveyed to any Person other than the Indenture  Trustee, except for (i) any  endorsements  that are part of a complete chain of  endorsements  from the  originator  of the  Mortgage  Note to the  Indenture  Trustee,  and (ii) any marks or notations pertaining to Liens that have been terminated or released.

ARTICLE IV

                     The Notes; Satisfaction and Discharge of Indenture.

Section 4.01.  The Notes;  Increase of Maximum  Variable  Funding  Balance;  Variable Funding
Notes.  (a) The Term Notes  shall be  registered  in the name of a nominee  designated  by the
Depository.  Beneficial  Owners  will  hold  interests  in the  Class A Notes as set  forth in
Section 4.06 herein in minimum initial  Security  Balances of $100,000 and integral  multiples of $1 in excess  thereof.  The  Capped  Funding  Notes will be issued as  definitive  notes in fully registered form in minimum initial Security  Balances of $10,000 and integral  multiples of $1 in excess  thereof,  together  with any  additional  amount  necessary  to cover (i) the aggregate  initial  Security  Balance of the Capped  Funding Notes  surrendered at the time of the initial  denominational  exchange thereof (with such initial Security Balance in each case being  deemed to be the  Security  Balance  of the  Capped  Funding  Notes at the time of such initial  denominational  exchange  thereof) or (ii) the aggregate  initial Security Balance of any Capped Funding Notes issued in an exchange described in subsection (d) below.

        The Indenture  Trustee may for all purposes  (including  the making of payments due on the  Notes)  deal with the  Depository  as the  authorized  representative  of the  Beneficial
Owners with  respect to the Term Notes for the  purposes of  exercising  the rights of Holders of Term  Notes  hereunder.  Except  as  provided  in the  next  succeeding  paragraph  of this
Section  4.01,  the rights of  Beneficial  Owners  with  respect  to the Term  Notes  shall be limited to those  established by law and  agreements  between such  Beneficial  Owners and the
Depository  and  Depository  Participants.  Except as  provided  in Section  4.08,  Beneficial
Owners shall not be entitled to  definitive  certificates  for the Term Notes as to which they are the  Beneficial  Owners.  Requests and  directions  from,  and votes of, the Depository as
Holder of the Term Notes  shall not be deemed  inconsistent  if they are made with  respect to different  Beneficial  Owners.  The Indenture  Trustee may establish a reasonable  record date in connection  with  solicitations  of consents from or voting by Noteholders  and give notice to the  Depository  of such record date.  Without the consent of the Issuer and the  Indenture
Trustee,  no Term Note may be transferred by the Depository  except to a successor  Depository that agrees to hold such Note for the account of the Beneficial Owners.

        In the event the Depository  Trust Company  resigns or is removed as  Depository,  the
Indenture  Trustee with the approval of the Issuer may appoint a successor  Depository.  If no successor  Depository  has  been  appointed  within  30  days  of the  effective  date  of the
Depository's  resignation or removal,  each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

        The Notes shall,  on original  issue, be executed on behalf of the Issuer by the Owner
Trustee,  not in its  individual  capacity but solely as Owner Trustee,  authenticated  by the
Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

(b)     On each Payment Date,  the aggregate  Security  Balance of the Variable  Funding Notes shall  be  increased  by an  amount  equal to the  Additional  Balance  Differential  for such
Payment Date,  subject to the Maximum  Variable  Funding  Balance and the terms and conditions set forth  below.  The  Maximum  Variable  Funding  Balance  may be  increased  as provided in
Section 9.01(a)(viii).

(c)     The  Variable  Funding  Notes  issued on the Closing  Date shall bear the  Designation
"VFN-1" and each new Variable  Funding Note for such Class of Variable  Funding Note will bear sequential numerical designations in the order of their issuance.

(d)     Subject to the  following  conditions,  the  Variable  Funding  Notes may be exchanged pursuant to Section 4.02 for one or more Capped  Funding  Notes.  Prior to any such  exchange, the party  requesting  the  exchange  must  provide an Opinion of  Counsel,  addressed  to the
Credit Enhancer,  the Issuer and the Indenture Trustee,  to the effect that the Capped Funding
Notes shall  qualify for federal  income tax  purposes as  indebtedness  of the Issuer and the
Issuer  will  not be  characterized  as an  association  (or a  publicly  traded  partnership)
taxable as a corporation or a taxable  mortgage pool within the meaning of Section  7701(i) of the Code.  If  required  by the Opinion of  Counsel,  the Capped  Funding  Notes may be issued concurrently  with a reduction in the Security  Balance of the Variable  Funding  Notes and an
equivalent  increase in the Security Balance of the Certificates,  pursuant to Section 3.12 of the Trust  Agreement.  Upon receipt of the Opinion of Counsel,  the  Indenture  Trustee  shall issue  the  Capped  Funding  Notes  with a  Security  Balance  equal to the  Security  Balance permitted under such Opinion of Counsel,  in minimum  denominations as set forth in subsection
(a) above.  The Capped  Funding Notes shall bear the  designation  "Capped" in addition to any other  applicable  designation.  In connection  with such exchange,  any Security  Balance not represented  by either a Capped  Funding  Note or an increase in the  Security  Balance of the
Certificates  referred to above shall result in the  issuance of a new  Variable  Funding Note having an initial  Security  Balance equal to the excess of the outstanding  Security  Balance of the  Variable  Funding  Note so  surrendered  over the  initial  Security  Balances  of the related  Capped  Funding  Notes and an increase in the  Security  Balance of the  Certificates referred to above.  The  Indenture  Trustee and the Issuer agree to cooperate  with each other and the party  requesting  the exchange of Variable  Funding Notes for Capped  Funding  Notes,
the  Credit  Enhancer,  the  Depositor,  the  Seller  and the  Owner  Trustee  and to cause no unreasonable  delay in issuing  Capped  Funding  Notes in  connection  with this  Section  and
Section 3.12 of the Trust Agreement.

Section 4.02.  Registration of and Limitations on Transfer and Exchange of Notes; Appointment
of Certificate Registrar.  (a)      The  Issuer  shall  cause  to be  kept  at  the  Indenture
Trustee's  Corporate  Trust  Office a Note  Register  in  which,  subject  to such  reasonable regulations as it may  prescribe,  the Note Registrar  shall provide for the  registration  of
Notes and of transfers and exchanges of Notes as herein provided.

        (b)    Subject to the  restrictions  and limitations  set forth below,  upon surrender for  registration  of transfer of any Note at the  Corporate  Trust  Office,  the Issuer shall execute and the Note Registrar shall  authenticate and deliver,  in the name of the designated transferee or  transferees,  one or more new Notes in  authorized  initial  Security  Balances evidencing the same aggregate Percentage Interests.

        (c)    No  Variable  Funding  Note,  other  than  any  Capped  Funding  Notes,  may be transferred.  Subject  to  the  provisions  set  forth  below,  Capped  Funding  Notes  may be transferred,  provided that with respect to the initial transfer thereof by the Seller,  prior written  notification  of such  transfer  shall have been given to the Rating  Agencies and to the Credit Enhancer by the Seller.

        (d)    No transfer,  sale,  pledge or other disposition of a Capped Funding Note shall be made  unless  such  transfer,  sale,  pledge  or  other  disposition  is  exempt  from  the registration  requirements  of the  Securities  Act of 1933,  as amended,  and any  applicable state  securities  laws or is made in  accordance  with said Act and laws. In the event of any such  transfer,  the Indenture  Trustee or the Issuer shall require the  transferee to execute either  (i)(a) an investment  letter in  substantially  the form attached  hereto as Exhibit B
(or in such form and  substance  reasonably  satisfactory  to the  Indenture  Trustee  and the
Issuer)  which  investment  letters shall not be an expense of the Trust,  the Owner  Trustee, the Indenture Trustee,  the Master Servicer,  the Depositor or the Issuer and which investment letter states that,  among other things,  such  transferee  (a) is a "qualified  institutional buyer" as defined  under  Rule 144A,  acting  for its own  account  or the  accounts  of other
"qualified  institutional  buyers"  as  defined  under  Rule  144A,  and (b) is aware that the proposed  transferor  intends to rely on the exemption from  registration  requirements  under the  Securities  Act of 1933, as amended,  provided by Rule 144A or (ii)(a) a written  Opinion of  Counsel  (which  may  be  in-house  counsel)  acceptable  to  and in  form  and  substance reasonably  satisfactory  to the  Indenture  Trustee and the Issuer that such  transfer may be made pursuant to an exemption,  describing  the applicable  exemption and the basis  therefor, from said Act and laws or is being  made  pursuant  to said Act and  laws,  which  Opinion  of
Counsel shall not be an expense of the  Indenture  Trustee or the Issuer and (b) the Indenture
Trustee shall require the transferee  executes an investment  letter in substantially the form of Exhibit C hereto and the transferor  executes a  representation  letter,  substantially  in the form of Exhibit D hereto acceptable to and in form and substance  reasonably  satisfactory to the Issuer and the Indenture  Trustee  certifying  to the Issuer and the Indenture  Trustee the facts  surrounding such transfer,  which investment  letter shall not be an expense of the
Indenture  Trustee or the  Issuer.  The Holder of a Capped  Funding  Note  desiring  to effect such transfer shall,  and does hereby agree to,  indemnify the Indenture  Trustee,  the Credit
Enhancer  and the Issuer  against  any  liability  that may result if the  transfer  is not so exempt or is not made in  accordance  with such  federal  and state  laws.  In  addition,  any
Noteholder of a Capped  Funding Note desiring to effect any such transfer  shall  deliver,  if any private  placement  memorandum or other offering  document prepared in connection with the offering of such Capped Funding Notes  specifies  that such delivery will be required,  to the
Indenture  Trustee and the Master  Servicer,  either (i) a  certificate  substantially  to the effect of the  certification  set forth in Exhibit G to the Trust Agreement or (ii) an Opinion of  Counsel  that  establishes  to the  satisfaction  of the  Indenture  Trustee,  the  Credit
Enhancer  and the Master  Servicer  that the purchase of  Certificates  is  permissible  under applicable law, will not constitute or result in any non-exempt  prohibited  transaction under
ERISA or Section  4975 of the Code and will not  subject the  Indenture  Trustee or the Master
Servicer to any obligation or liability  (including  obligations or liabilities under ERISA or
Section 4975 of the Code) in addition to those  undertaken  in this  Indenture,  which Opinion of  Counsel  shall  not be an  expense  of the  Indenture  Trustee  or  the  Master  Servicer.
Notwithstanding  the foregoing,  the restrictions on transfer  specified in this paragraph are not  applicable to any Capped  Funding Notes that have been  registered  under the  Securities
Act of 1933 pursuant to Section 2.4 of the Purchase Agreement.

        (e)(i) In the case of any Class A Note (each such Note, a  "Book-Entry  Non-Restricted
Note")  presented for  registration in the name of any Person,  such Person shall be deemed to have  represented  to the Indenture  Trustee,  the Depositor and the Master  Servicer that (A)
the Person is not a Plan  Investor,  or (B) the  acquisition  of the Note by that  Person does not  constitute  or give  rise to a  prohibited  transaction  under  Section  406 of  ERISA or
Section 4975 of the Code for which no  statutory,  regulatory or  administrative  exemption is available.

        (ii)   (A) If any  Class A Note  (or any  interest  therein)  is  acquired  or held in violation of the provisions of clause (e)(i) above,  then the last preceding  Transferee  that is not in  violation  of the  provisions  of clause  (e)(i)  above shall be  restored,  to the extent  permitted by law, to all rights and  obligations as Note Owner thereof  retroactive to the date of such  Transfer of such  Book-Entry  Non-Restricted  Note.  The  Indenture  Trustee
shall be under no  liability  to any Person for making any  payments  due on such Note to such preceding Transferee.

        (iii)  Any Person  investing assets of a Plan may not acquire any Note or any interest therein if the Depositor,  the Master Servicer,  the Indenture  Trustee,  the Owner Trustee or
any  affiliates  of any such  person (A) has  investment  or  administrative  discretion  with respect to those plan assets of such Plan;  (B) has  authority  or  responsibility  to give or regularly  gives  investment  advice with  respect to those plan assets for a fee and pursuant to an  agreement  or  understanding  that  such  advice  will  serve as a  primary  basis  for investment  decisions  with  respect to those plan assets and will be based on the  particular investment  needs for the Plan;  or (C) unless United  States  Department of Labor  Prohibited
Transaction  Class  Exemption  90-1,  91-38 or 95-60  applies,  is an employer  maintaining or contributing to the Plan.

        (iv)   Any purported  Beneficial Owner whose  acquisition or holding of any Book-Entry
Non-Restricted  Note (or interest  therein) was effected in violation of the  restrictions  in this Section 4.02(e) shall indemnify and hold harmless the Depositor,  the Indenture  Trustee, the  Underwriter,  the Master Servicer,  any  Subservicer,  and the Trust from and against any and all liabilities,  claims,  costs or expenses  incurred by such parties as a result of such acquisition or holding.

        (f)    Subject  to the  foregoing,  at the  option  of the  Noteholders,  Notes may be exchanged  for  other  Notes  of like  tenor,  in each  case in  authorized  initial  Security
Balances  evidencing  the same aggregate  Percentage  Interests upon surrender of the Notes to be  exchanged  at the  Corporate  Trust  Office of the Note  Registrar.  With  respect  to any surrender of Capped  Funding Notes for exchange the new Notes  delivered in exchange  therefor will  bear  the  designation  "Capped"  in  addition  to any  other  applicable  designations.
Whenever any Notes are so surrendered  for exchange,  the Indenture  Trustee shall execute and the Note Registrar shall  authenticate  and deliver the Notes which the Noteholder  making the exchange is entitled to receive.  Each Note  presented  or  surrendered  for  registration  of transfer or exchange  shall (if so required by the Note  Registrar) be duly endorsed by, or be accompanied by a written  instrument of transfer in form  reasonably  satisfactory to the Note
Registrar  duly  executed by, the Holder  thereof or his attorney  duly  authorized in writing with such  signature  guaranteed  by a commercial  bank or trust  company  located or having a correspondent  located in the city of New York.  Notes  delivered  upon any such  transfer  or exchange  will  evidence  the same  obligations,  and will be  entitled to the same rights and privileges, as the Notes surrendered.

        (g)    No  service  charge  shall be  imposed  for any  registration  of  transfer  or exchange of Notes,  but the Note Registrar  shall require payment of a sum sufficient to cover any tax or  governmental  charge that may be imposed in connection  with any  registration  of transfer or exchange of Notes.

        (h)    All Notes  surrendered  for  registration  of transfer  and  exchange  shall be cancelled  by the Note  Registrar  and  delivered  to the  Indenture  Trustee  for  subsequent destruction without liability on the part of either.

        (i)    The Issuer hereby  appoints the Indenture  Trustee as Certificate  Registrar to keep at its  Corporate  Trust Office a  Certificate  Register  pursuant to Section 3.09 of the
Trust  Agreement in which,  subject to such  reasonable  regulations as it may prescribe,  the
Certificate  Registrar shall provide for the  registration  of  Certificates  and of transfers and  exchanges  thereof  pursuant  to  Section  3.05 of the  Trust  Agreement.  The  Indenture
Trustee hereby accepts such appointment.

Section 4.03.  Mutilated,  Destroyed,  Lost or  Stolen  Notes.  If (i) any  mutilated  Note is surrendered  to the Indenture  Trustee,  or the  Indenture  Trustee  receives  evidence to its satisfaction  of the  destruction,  loss or theft of any Note,  and (ii) there is delivered to the  Indenture  Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture  Trustee  harmless,  then, in the absence of notice to the Issuer,  the Note
Registrar  or the  Indenture  Trustee  that  such  Note  has  been  acquired  by a  bona  fide purchaser,  and  provided  that the  requirements  of  Section  8-405 of the UCC are met,  the
Issuer shall  execute,  and upon its request the  Indenture  Trustee  shall  authenticate  and deliver, in exchange for or in lieu of any such mutilated,  destroyed,  lost or stolen Note, a replacement Note of the same class;  provided,  however,  that if any such destroyed,  lost or stolen  Note,  but not a mutilated  Note,  shall have become or within seven days shall be due and payable,  instead of issuing a replacement  Note, the Issuer may pay such destroyed,  lost or stolen Note when so due or payable  without  surrender  thereof.  If, after the delivery of such replacement  Note or payment of a destroyed,  lost or stolen Note pursuant to the proviso to the preceding  sentence,  a bona fide  purchaser of the original Note in lieu of which such replacement  Note was issued  presents  for payment  such  original  Note,  the Issuer and the
Indenture  Trustee shall be entitled to recover such  replacement  Note (or such payment) from the Person to whom it was  delivered  or any Person  taking  such  replacement  Note from such
Person to whom such  replacement  Note was delivered or any assignee of such Person,  except a bona fide  purchaser,  and  shall be  entitled  to  recover  upon the  security  or  indemnity provided  therefor to the extent of any loss,  damage,  cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

        Upon the  issuance of any  replacement  Note under this Section  4.03,  the Issuer may require the payment by the Holder of such Note of a sum  sufficient  to cover any tax or other governmental  charge  that  may be  imposed  in  relation  thereto  and any  other  reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

        Every  replacement  Note issued  pursuant to this Section 4.03 in  replacement  of any
mutilated,   destroyed,   lost  or  stolen  Note  shall  constitute  an  original   additional
contractual  obligation  of the  Issuer,  whether  or not the  mutilated,  destroyed,  lost or stolen  Note shall be at any time  enforceable  by anyone,  and shall be  entitled  to all the benefits  of this  Indenture  equally  and  proportionately  with any and all other Notes duly issued hereunder.

        The  provisions of this Section 4.03 are  exclusive and shall  preclude (to the extent lawful)  all other  rights  and  remedies  with  respect  to the  replacement  or  payment  of mutilated, destroyed, lost or stolen Notes.

Section 4.04.  Persons Deemed Owners.  Prior to due presentment  for  registration of transfer of any Note,  the Issuer,  the  Indenture  Trustee,  the Credit  Enhancer and any agent of the
Issuer or the  Indenture  Trustee  may treat the Person in whose  name any Note is  registered
(as of the day of  determination)  as the  owner of such  Note for the  purpose  of  receiving payments  of  principal  of and  interest,  if any,  on such Note and for all  other  purposes whatsoever,  whether  or not such  Note be  overdue,  and none of the  Issuer,  the  Indenture
Trustee or any agent of the Issuer or the  Indenture  Trustee  shall be  affected by notice to the contrary.

Section 4.05.  Cancellation.  All Notes  surrendered  for payment,  registration  of transfer, exchange or redemption  shall, if surrendered to any Person other than the Indenture  Trustee, be  delivered  to the  Indenture  Trustee and shall be  promptly  cancelled  by the  Indenture
Trustee.  The Issuer may at any time deliver to the  Indenture  Trustee for  cancellation  any
Notes previously  authenticated and delivered  hereunder which the Issuer may have acquired in any  manner  whatsoever,  and all  Notes so  delivered  shall  be  promptly  cancelled  by the
Indenture  Trustee.  No Notes shall be  authenticated  in lieu of or in exchange for any Notes
cancelled  as  provided  in  this  Section  4.05,  except  as  expressly   permitted  by  this
Indenture.  All  cancelled  Notes  may be held or  disposed  of by the  Indenture  Trustee  in accordance  with its  standard  retention  or disposal  policy as in effect at the time unless the Issuer  shall  direct by an Issuer  Request  that they be  destroyed  or  returned  to it;
provided  however,  that such Issuer Request is timely and the Notes have not been  previously disposed of by the Indenture Trustee.

Section 4.06.  Book-Entry  Notes.  The Term  Notes  shall  initially  be issued as one or more
Term  Notes  held by the  Book-Entry  Custodian  or, if  appointed  to hold such Term Notes as provided below, the Depository Trust Company,  the initial  Depository,  and registered in the name of its nominee  Cede & Co.  Except as  provided  below,  registration  of such Term Notes may not be transferred by the Indenture  Trustee except to another  Depository  that agrees to hold such Term Notes for the respective  Beneficial  Owners.  The Indenture  Trustee is hereby initially  appointed  as the  Book-Entry  Custodian  and  hereby  agrees  to act  as  such  in accordance  herewith and in  accordance  with the  agreement  that it has with the  Depository authorizing  it to  act as  such.  The  Book-Entry  Custodian  may,  and,  if it is no  longer qualified to act as such, the Book-Entry  Custodian shall,  appoint,  by a written  instrument delivered to the  Depositor,  the Master  Servicer  and, if the  Indenture  Trustee is not the
Book-Entry  Custodian,  the  Indenture  Trustee,  any  other  transfer  agent  (including  the
Depository or any successor  Depository) to act as Book-Entry  Custodian under such conditions as the  predecessor  Book-Entry  Custodian and the Depository or any successor  Depository may prescribe,  provided that the  predecessor  Book-Entry  Custodian shall not be relieved of any of its duties or responsibilities  by reason of any new appointment,  except if the Depository is  the  successor  to the  Book-Entry  Custodian.  If the  Indenture  Trustee  resigns  or is removed in accordance with the terms hereof,  the successor  trustee or, if it so elects,  the
Depository shall  immediately  succeed to its  predecessor's  duties as Book-Entry  Custodian.
The  Depositor  shall have the right to inspect,  and to obtain copies of, any Term Notes held as  Book-Entry  Notes  by the  Book-Entry  Custodian.  No  Beneficial  Owner  will  receive  a
Definitive  Note  representing  such  Beneficial  Owner's  interest  in such  Note,  except as
provided  in  Section  4.08.  Unless  and  until  definitive,   fully  registered  Notes  (the
"Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

(i)     the provisions of this Section 4.06 shall be in full force and effect;

(ii)    the Note  Registrar  and the  Indenture  Trustee  shall be  entitled  to deal with the
Depository  for all  purposes of this  Indenture  (including  the payment of  principal of and interest on the Notes and the giving of  instructions  or  directions  hereunder)  as the sole holder of the Term Notes, and shall have no obligation to the Owners of Term Notes;

(iii)   to the  extent  that the  provisions  of this  Section  4.06  conflict  with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)    the rights of Beneficial  Owners shall be exercised  only through the  Depository  and shall be  limited to those  established  by law and  agreements  between  such  Owners of Term
Notes and the  Depository  and/or the  Depository  Participants.  Unless and until  Definitive
Term Notes are issued  pursuant to Section 4.08, the initial  Depository  will make book-entry transfers  among the Depository  Participants  and receive and transmit  payments of principal of and interest on the Notes to such Depository Participants; and

(v)     whenever  this  Indenture   requires  or  permits  actions  to  be  taken  based  upon instructions or directions of Holders of Term Notes  evidencing a specified  percentage of the
Security  Balances  of the Term  Notes,  the  Depository  shall be  deemed to  represent  such percentage  only  to the  extent  that  it has  received  instructions  to  such  effect  from
Beneficial Owners and/or Depository  Participants owning or representing,  respectively,  such required  percentage  of the  beneficial  interest  in the Term Notes and has  delivered  such instructions to the Indenture Trustee.

Section 4.07.  Notices to  Depository.  Whenever a notice or other  communication  to the Term
Note Holders is required under this  Indenture,  unless and until  Definitive Term Notes shall have been issued to Beneficial  Owners  pursuant to Section 4.08, the Indenture  Trustee shall give all such notices and  communications  specified herein to be given to Holders of the Term
Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08.  Definitive  Notes.  If (i) the  Depositor  advises  the  Indenture  Trustee  in writing  that  the  Depository  is no  longer  willing  or  able  to  properly  discharge  its responsibilities  with  respect  to the Term  Notes  and the  Depositor  is unable to locate a qualified  successor,  (ii) the Depositor  notifies the  Depository of its intent to terminate the  book-entry  system  and,  upon  receipt of a notice of intent  from the  Depository,  the participants  holding  beneficial  interest  in the  book-entry  notes  agree  to  initiate  a termination  or (iii)  after the  occurrence  of an Event of  Default,  Owners  of Term  Notes representing  beneficial  interests  aggregating at least a majority of the Security  Balances of the Term Notes  advise the  Depository  in writing  that the  continuation  of a book-entry system through the  Depository is no longer in the best  interests of the  Beneficial  Owners, then the  Depository  shall  notify all  Beneficial  Owners and the  Indenture  Trustee of the
occurrence of any such event and of the  availability  of Definitive  Term Notes to Beneficial
Owners  requesting the same. Upon surrender to the Indenture  Trustee of the typewritten  Term
Notes  representing  the Book-Entry  Notes by the Book-Entry  Custodian or the Depository,  as
applicable,  accompanied  by  registration  instructions,  the Issuer  shall  execute  and the
Indenture  Trustee  shall  authenticate  the  Definitive  Term  Notes in  accordance  with the instructions  of the  Depository.  None of the Issuer,  the Note  Registrar  or the  Indenture
Trustee shall be liable for any delay in delivery of such  instructions  and may  conclusively rely on, and shall be  protected  in relying  on,  such  instructions.  Upon the  issuance  of
Definitive  Notes,  the Indenture  Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

        In addition,  if an Event of Default has occurred and is continuing,  each  Beneficial
Owner  materially  adversely  affected  thereby may at its option  request a  Definitive  Note evidencing  such  Beneficial  Owner's  Percentage  Interest in the related Class of Notes.  In order to make such request,  such Beneficial Owner shall,  subject to the rules and procedures of  the  Depository,  provide  the  Depository  or the  related  Depository  Participant  with directions  for the Note  Registrar  to  exchange  or cause  the  exchange  of the  Beneficial
Owner's  interest  in such  Class of Notes  for an  equivalent  Percentage  Interest  in fully registered  definitive  form.  Upon  receipt by the Note  Registrar of  instructions  from the
Depository  directing  the Note  Registrar  to effect  such  exchange  (such  instructions  to contain  information  regarding the Class of Notes and the Security  Balance being  exchanged, the Depository  Participant account to be debited with the decrease,  the registered holder of and delivery  instructions  for the  Definitive  Note,  and any other  information  reasonably required by the Note  Registrar),  (i) the Note  Registrar  shall  instruct the  Depository to reduce the related Depository  Participant's  account by the aggregate Security Balance of the
Definitive  Note, (ii) the Issuer shall execute and the Note Registrar shall  authenticate and deliver,  in  accordance  with the  registration  and  delivery  instructions  provided by the
Depository,  a Definitive Note evidencing such Beneficial Owner's Percentage  Interest in such
Class of Notes and (iii) the Issuer shall execute and the Note  Registrar  shall  authenticate a new  Book-Entry  Note  reflecting  the reduction in the aggregate  Security  Balance of such
Class of Notes by the amount of the Definitive Notes.

Section 4.09.  Tax Treatment.  The Issuer has entered into this Indenture,  and the Notes will be issued, with the intention that, for federal,  state and local income,  single business and franchise  tax  purposes,  the Notes will be  treated as  indebtedness  for  purposes  of such taxes. The Issuer,  by entering into this Indenture,  and each  Noteholder,  by its acceptance of its Note (and each  Beneficial  Owner by its  acceptance  of an interest in the  applicable
Book-Entry  Note),  agree to treat the  Notes for  federal,  state  and local  income,  single business and franchise tax purposes as indebtedness for purposes of such taxes.

Section 4.10.  Satisfaction  and Discharge of Indenture.  This Indenture  shall cease to be of further effect with respect to the Notes except as to (i) rights of  registration  of transfer and exchange,  (ii) substitution of mutilated,  destroyed,  lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal  thereof and interest  thereon,  (iv) Sections
3.03, 3.04,  3.06,  3.09,  3.16, 3.18 and 3.19, (v) the rights,  obligations and immunities of the Indenture Trustee  hereunder  (including the rights of the Indenture Trustee under Section
6.07 and the  obligations of the Indenture  Trustee under Section 4.11) and (vi) the rights of
Noteholders  and the Credit Enhancer as  beneficiaries  hereof with respect to the property so deposited  with  the  Indenture  Trustee  payable  to all or any of  them,  and the  Indenture
Trustee,  on demand of and at the  expense of the Issuer,  shall  execute  proper  instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

               (A)    either

               (1)    all Notes theretofore  authenticated and delivered (other than (i) Notes that  have been  destroyed,  lost or stolen  and that  have been  replaced  or paid as provided in Section 4.03 and (ii) Notes for whose payment money has  theretofore  been deposited  in trust or  segregated  and held in  trust by the  Issuer  and  thereafter repaid to the Issuer or discharged  from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

               (2)    all  Notes  not  theretofore  delivered  to the  Indenture  Trustee  for cancellation

                      a.     have become due and payable,

                      b.     will become due and payable at the Final  Scheduled  Payment Date within one year, or

                      c.     have  been  declared  immediately  due and  payable  pursuant  to
               Section 5.02.

and the  Issuer,  in the case of a. or b. above,  has  irrevocably  deposited  or caused to be
irrevocably   deposited  with  the  Indenture  Trustee  cash  or  direct   obligations  of  or
obligations  guaranteed by the United  States of America  (which will mature prior to the date such amounts are  payable),  in trust for such  purpose,  in an amount  sufficient  to pay and discharge  the  entire  indebtedness  on such  Notes and  Certificates  then  outstanding  not theretofore  delivered  to the  Indenture  Trustee  for  cancellation  when  due on the  Final
Scheduled Payment Date;

               (B)    the  Issuer  has  paid or  caused  to be paid  all  other  sums  payable hereunder and under the Insurance Agreement by the Issuer; and

               (C)    the  Issuer  has  delivered  to the  Indenture  Trustee  and the  Credit
        Enhancer  an  Officer's  Certificate  and an  Opinion of  Counsel,  each  meeting  the applicable  requirements  of  Section  10.01  and each  stating  that  all  conditions precedent  herein  provided for  relating to the  satisfaction  and  discharge of this
        Indenture have been complied with and, if the Opinion of Counsel  relates to a deposit made in connection with Section  4.10(A)(2)b.  above, such opinion shall further be to the effect that such deposit will not have any material  adverse tax  consequences  to the Issuer, any Noteholders or any Certificateholders.

Section 4.11.  Application of Trust Money.  All monies  deposited  with the Indenture  Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in  accordance  with the provisions of the Notes and this  Indenture,  to the payment,  either  directly or through any Paying Agent or Certificate  Paying Agent, as the Indenture Trustee may determine,  to the
Holders of  Securities,  of all sums due and to become due thereon for principal and interest;
but such monies need not be segregated  from other funds except to the extent  required herein or required by law.

Section 4.12.  Subrogation and Cooperation.  The Issuer and the Indenture Trustee  acknowledge that (i) to the extent  the  Credit  Enhancer  makes  payments  under the Policy on account of principal  of or  interest  on the  Home  Equity  Loans,  the  Credit  Enhancer  will be fully subrogated to the rights of the  Noteholders  to receive such  principal and interest from the
Home Equity Loans and any other  Collateral  and (ii) the Credit  Enhancer  shall be paid such principal  and  interest  but only from the sources and in the manner  provided  herein and in the Insurance Agreement for the payment of such principal and interest.

        The Indenture  Trustee shall cooperate in all respects with any reasonable  request or direction  by the Credit  Enhancer  for action to preserve  or enforce  the Credit  Enhancer's rights or interest  under this  Indenture or the  Insurance  Agreement,  consistent  with this
Indenture  and without  limiting the rights of the  Noteholders  as otherwise set forth in the
Indenture,  including,  without  limitation,  upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

(i)     institute  Proceedings  for the collection of all amounts then payable on the Notes or under this  Indenture  in respect of the Notes and all  amounts  payable  under the  Insurance
Agreement  and to enforce any judgment  obtained and collect from the Issuer  monies  adjudged due;

(ii)    sell the Trust Estate or any portion thereof or rights or interest therein,  at one or more public or private  Sales (as defined in Section 5.15 hereof)  called and conducted in any manner permitted by law;

(iii)   file or record all assignments that have not previously been recorded;

(iv)    institute  Proceedings  from time to time for the complete or partial  foreclosure  of this Indenture; and

(v)     exercise any remedies of a secured  party under the Uniform  Commercial  Code and take any other  appropriate  action to protect and  enforce  the rights and  remedies of the Credit
Enhancer hereunder.

        Following  the payment in full of the Notes,  the Credit  Enhancer  shall  continue to have all rights and privileges  provided to it under this Section and in all other  provisions of this Indenture, until all amounts owing to the Credit Enhancer have been paid in full.

Section 4.13.  Repayment of Monies Held by Paying Agent. In connection  with the  satisfaction and  discharge  of this  Indenture  with  respect  to the Notes,  all monies  then held by any
Person other than the Indenture  Trustee under the  provisions of this  Indenture with respect to such Notes shall,  upon demand of the Issuer,  be paid to the Indenture  Trustee to be held and applied  according to Section 3.05 and thereupon  such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.14.  Temporary  Notes.  Pending the preparation of any Definitive  Notes, the Issuer may execute and upon its written  direction,  the Indenture  Trustee may authenticate and make
available  for  delivery,  temporary  Notes  that  are  printed,  lithographed,   typewritten,
photocopied or otherwise  produced,  in any  denomination,  substantially  of the tenor of the
Definitive  Notes in lieu of which  they are  issued  and with  such  appropriate  insertions, omissions,  substitutions  and other  variations  as the  officers  executing  such  Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued,  the Issuer will cause  Definitive Notes to be prepared without  unreasonable  delay.  After the  preparation of the Definitive  Notes,  the temporary
Notes shall be  exchangeable  for Definitive  Notes upon  surrender of the temporary  Notes at the office or agency of the Indenture  Trustee,  without charge to the Holder.  Upon surrender for  cancellation  of any one or more  temporary  Notes,  the  Issuer  shall  execute  and the
Indenture Trustee shall  authenticate and make available for delivery,  in exchange  therefor,
Definitive  Notes of  authorized  denominations  and of like  tenor  and  aggregate  principal amount.  Until so  exchanged,  such  temporary  Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

ARTICLE V

                                     Default and Remedies

Section 5.01.  Events of Default.  The Issuer shall deliver to the  Indenture  Trustee and the
Credit  Enhancer,  within five days after  learning of the occurrence any event which with the giving of notice and the lapse of time would  become an Event of Default  under  clause  (iii)
of the  definition  of  "Event  of  Default"  written  notice  in  the  form  of an  Officer's
Certificate  of its status  and what  action  the  Issuer is taking or  proposes  to take with respect thereto.

Section 5.02.  Acceleration  of Maturity;  Rescission  and  Annulment.  If an Event of Default
should  occur and be  continuing  or if the Master  Servicer  shall  purchase  all of the Home
Equity  Loans  pursuant to Section  8.08 of the  Servicing  Agreement,  then and in every such case the Indenture  Trustee or the Holders of Notes  representing  not less than a majority of the Security  Balances of all Notes with the written consent of the Credit  Enhancer,  or, the
Credit  Enhancer  may  declare the Notes to be  immediately  due and  payable,  by a notice in writing to the Issuer (and to the  Indenture  Trustee if given by  Noteholders),  and upon any such  declaration the unpaid  principal  amount of such class of Notes,  together with accrued and unpaid interest  thereon through the date of  acceleration,  shall become  immediately due and payable.

        At any time after such  declaration  of  acceleration  of maturity  with respect to an
Event of Default  has been made and before a judgment  or decree for  payment of the money due has been  obtained by the  Indenture  Trustee as  hereinafter  provided in this Article V, the
Holders of Notes  representing  a majority of the Security  Balances of all Notes,  by written notice to the  Issuer  and the  Indenture  Trustee  with the  written  consent  of the  Credit
Enhancer,  or the Credit  Enhancer,  may in writing  waive the  related  Event of Default  and rescind and annul such declaration and its consequences if:

(i)     the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                      (A)    all  payments of  principal  of and interest on the Notes and all other  amounts that would then be due  hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                      (B)    all sums paid or  advanced  by the  Indenture  Trustee  hereunder and the reasonable  compensation,  expenses,  disbursements and advances of the
               Indenture Trustee and its agents and counsel; and

(ii)    all Events of Default,  other than the  nonpayment  of the principal of the Notes that has become due solely by such  acceleration,  have been cured or waived as provided in Section
5.12.

        No such rescission shall affect any subsequent  default or impair any right consequent thereto.

Section 5.03.  Collection of  Indebtedness  and Suits for  Enforcement  by Indenture  Trustee.
(a) The Issuer  covenants  that if default in the payment of (i) any interest on any Note when the same becomes due and payable,  and such default  continues  for a period of five days,  or
(ii) the  principal of or any  installment  of the principal of any Note when the same becomes due and payable,  the Issuer shall, upon demand of the Indenture  Trustee,  pay to it, for the benefit of the Holders of Notes or the Credit  Enhancer to the extent the Credit  Enhancer has made a  payment  on the  Policy,  the  whole  amount  then due and  payable  on the  Notes for principal and interest,  with interest  upon the overdue  principal,  and in addition  thereto such further  amount as shall be  sufficient  to cover the costs and  expenses of  collection, including the reasonable compensation,  expenses,  disbursements and advances of the Indenture
Trustee and its agents and counsel.

(b)     In case the Issuer shall fail  forthwith  to pay such  amounts  upon such demand,  the
Indenture  Trustee,  in its own  name and as  trustee  of an  express  trust,  subject  to the provisions of Section 10.17 hereof may institute a Proceeding  for the  collection of the sums so due and unpaid,  and may prosecute  such  Proceeding  to judgment or final decree,  and may enforce  the same  against  the  Issuer or other  obligor  upon the Notes and  collect  in the manner  provided  by law out of the  property of the Issuer or other  obligor  upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)     If an Event of Default shall occur and be continuing,  the Indenture  Trustee  subject to the  provisions  of Section  10.17  hereof  may, as more  particularly  provided in Section
5.04,  in its  discretion,  proceed to protect  and  enforce  its rights and the rights of the
Noteholders  and  the  Credit  Enhancer,  by such  appropriate  Proceedings  as the  Indenture
Trustee  shall deem most  effective  to protect and enforce any such  rights,  whether for the specific  enforcement  of  any  covenant  or  agreement  in  this  Indenture  or in aid of the exercise  of any power  granted  herein,  or to enforce  any other  proper  remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)     In case there shall be pending,  relative to the Issuer or any other  obligor upon the
Notes  or  any  Person  having  or  claiming  an  ownership  interest  in  the  Trust  Estate,
Proceedings  under  Title 11 of the  United  States  Code or any other  applicable  federal or state  bankruptcy,  insolvency  or other  similar  law,  or in case a  receiver,  assignee  or trustee in bankruptcy or  reorganization,  liquidator,  sequestrator or similar official shall have been  appointed  for or taken  possession  of the  Issuer or its  property  or such other obligor or Person,  or in case of any other comparable  judicial  Proceedings  relative to the
Issuer or other  obligor  upon the Notes,  or to the  creditors  or  property of the Issuer or such other  obligor,  the  Indenture  Trustee,  irrespective  of whether the  principal of any
Notes shall then be due and payable as therein  expressed or by  declaration  or otherwise and irrespective  of whether  the  Indenture  Trustee  shall have made any demand  pursuant to the provisions  of this  Section,  shall  be  entitled  and  empowered,  by  intervention  in such
Proceedings or otherwise:

(i)     to file and prove a claim or claims for the entire  amount of  principal  and interest owing and unpaid in respect of the Notes and to file such  other  papers or  documents  as may be  necessary or advisable  in order to have the claims of the  Indenture  Trustee  (including any  claim  for  reasonable  compensation  to  the  Indenture  Trustee  and  each  predecessor
Indenture Trustee,  and their respective agents,  attorneys and counsel, and for reimbursement of all expenses and  liabilities  incurred,  and all advances  made, by the Indenture  Trustee and each predecessor Indenture Trustee,  except as a result of negligence,  willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)    unless prohibited by applicable law and regulations,  to vote on behalf of the Holders of Notes in any  election  of a  trustee,  a  standby  trustee  or Person  performing  similar functions in any such Proceedings;
(iii)   to collect and  receive any monies or other  property  payable or  deliverable  on any such  claims  and to  distribute  all  amounts  received  with  respect  to the  claims of the
Noteholders and of the Indenture Trustee on their behalf; and

(iv)    to file such proofs of claim and other  papers or  documents  as may be  necessary  or advisable  in order to have the  claims  of the  Indenture  Trustee  or the  Holders  of Notes
allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any  trustee,  receiver,  liquidator,  custodian  or other  similar  official  in any such
Proceeding  is  hereby  authorized  by each  of  such  Noteholders  to  make  payments  to the
Indenture  Trustee,  and, in the event that the Indenture  Trustee shall consent to the making of payments  directly to such  Noteholders,  to pay to the  Indenture  Trustee such amounts as shall  be  sufficient  to  cover  reasonable  compensation  to  the  Indenture  Trustee,  each predecessor  Indenture  Trustee and their respective  agents,  attorneys and counsel,  and all other expenses and liabilities  incurred,  and all advances made, by the Indenture Trustee and each predecessor  Indenture  Trustee except as a result of negligence,  willful  misconduct or bad faith.

(e)     Nothing  herein  contained  shall be deemed to  authorize  the  Indenture  Trustee  to authorize  or consent to or vote for or accept or adopt on behalf of any  Noteholder  any plan of reorganization,  arrangement,  adjustment or composition  affecting the Notes or the rights of any Holder  thereof or to authorize the  Indenture  Trustee to vote in respect of the claim of any Noteholder in any such proceeding  except, as aforesaid,  to vote for the election of a trustee in bankruptcy or similar Person.

(f)     All rights of action and of  asserting  claims under this  Indenture,  or under any of the Notes,  may be enforced by the  Indenture  Trustee  without the  possession  of any of the
Notes or the production  thereof in any trial or other Proceedings  relative thereto,  and any such action or  proceedings  instituted by the  Indenture  Trustee shall be brought in its own name as trustee of an express trust,  and any recovery of judgment,  subject to the payment of the expenses,  disbursements  and  compensation  of the Indenture  Trustee,  each  predecessor
Indenture  Trustee  and  their  respective  agents  and  attorneys,  shall be for the  ratable benefit of the Holders of the Term Notes or the Variable Funding Notes, as applicable.

(g)     In any  Proceedings  brought  by the  Indenture  Trustee  (and  also  any  Proceedings involving  the  interpretation  of any  provision  of this  Indenture  to which the  Indenture
Trustee shall be a party),  the  Indenture  Trustee shall be held to represent all the Holders of the  Notes,  and it  shall  not be  necessary  to make any  Noteholder  a party to any such
Proceedings.

Section 5.04.  Remedies;  Priorities.  (a) If an Event of Default  shall have  occurred and be continuing,  the Indenture  Trustee subject to the provisions of Section 10.17 hereof may with the written consent of the Credit  Enhancer,  or shall at the written  direction of the Credit
Enhancer do one or more of the following (subject to Section 5.05):

(i)     institute  Proceedings  in its own name and as  trustee  of an  express  trust for the collection  of all amounts  then  payable on the Notes or under this  Indenture  with  respect thereto,  whether by  declaration  or otherwise,  and all amounts  payable under the Insurance
Agreement,  enforce any judgment  obtained,  and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)    institute  Proceedings  from time to time for the complete or partial  foreclosure  of this Indenture with respect to the Trust Estate;

(iii)   exercise any remedies of a secured party under the UCC and take any other  appropriate action to protect  and  enforce  the rights and  remedies  of the  Indenture  Trustee  and the
Holders of the Notes; and

(iv)    sell the Trust Estate or any portion thereof or rights or interest therein,  at one or more public or private sales called and conducted in any manner permitted by law;

provided,  however,  that the Indenture Trustee may not sell or otherwise  liquidate the Trust
Estate  following an Event of Default,  unless (A) the Indenture  Trustee  obtains the consent of the Credit  Enhancer,  which  consent will not be  unreasonably  withheld,  or, if a Credit
Enhancer  Default has  occurred and is  continuing,  the consent of the Holders of 100% of the aggregate  Security  Balances  of the  Notes,  (B) the  proceeds  of such sale or  liquidation distributable  to Holders are  sufficient to discharge in full all amounts then due and unpaid upon the Notes for  principal  and  interest  and to  reimburse  the Credit  Enhancer  for any amounts  drawn  under the  Policy and any other  amounts  due the  Credit  Enhancer  under the
Insurance  Agreement or (C) the Indenture  Trustee  determines that the Home Equity Loans will not continue to provide  sufficient  funds for the payment of principal of and interest on the
Notes as they would have become due if the Notes had not been  declared due and  payable,  and the Indenture  Trustee obtains the consent of the Credit  Enhancer,  which consent will not be unreasonably  withheld;  provided  further  that  the  Indenture  Trustee  shall  not  sell or otherwise  liquidate  the Trust  Estate if the proceeds of such sale or  liquidation  together with amounts  drawn under the Policy will not be  sufficient  to discharge in full all amounts then due and unpaid upon the Notes for  principal  and interest  and to  reimburse  the Credit
Enhancer  for any  amounts  drawn  under the  Policy  and any  other  amounts  due the  Credit
Enhancer under the Insurance  Agreement  unless the Indenture  Trustee  obtains the consent of the Holders of 66-2/3% of the aggregate  Security  Balances of the Notes. In determining  such sufficiency or  insufficiency  with respect to clause (B) and (C), the Indenture  Trustee may, but need  not,  obtain  and rely upon an  opinion  of an  Independent  investment  banking  or accounting  firm of national  reputation as to the  feasibility of such proposed action and as to the  sufficiency of the Trust Estate for such purpose.  Notwithstanding  the foregoing,  so long as a  Servicing  Default has not  occurred,  any Sale of the Trust  Estate  shall be made subject  to the  continued  servicing  of the Home  Equity  Loans by the  Master  Servicer  as
provided in the Servicing Agreement.

(b)     If the Indenture  Trustee  collects any money or property  pursuant to this Article V, it shall pay out the money or property in the following order:

               FIRST: to the Indenture Trustee for amounts due under Section 6.07;

               SECOND:to Holders of the Class A Notes and Variable  Funding  Notes for amounts due and unpaid on the related  Notes for  interest,  ratably,  without  preference  or priority  of any kind,  according  to the  amounts  due and  payable on such Notes for interest from amounts available in the Trust Estate for such Noteholders;

               THIRD: to Holders of the Class A Notes and Variable  Funding  Notes for amounts due and unpaid on the related  Notes for  principal,  ratably,  without  preference or priority  of any kind,  according  to the  amounts  due and  payable on such Notes for principal, from amounts available in the Trust Estate for such Noteholders,  until the
        Security Balances of such Notes have been reduced to zero;

               FOURTH:to the  payment  of all  amounts  due and owing to the  Credit  Enhancer under the Insurance Agreement;

               FIFTH: to the  Certificate  Paying Agent for amounts due under  Article VIII of the Trust Agreement; and

               SIXTH: to the  payment  of the  remainder,  if any,  to the Issuer or any other person legally entitled thereto.

        The  Indenture  Trustee  may fix a record  date and  payment  date for any  payment to
Noteholders  pursuant to this  Section  5.04.  At least 15 days before such record  date,  the
Indenture  Trustee  shall mail to each  Noteholder a notice that states the record  date,  the payment date and the amount to be paid.

Section 5.05.  Optional  Preservation of the Trust Estate.  If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such  declaration  and its  consequences  have not been rescinded and annulled,  the Indenture  Trustee may, but need not, (but shall at the written  direction of the Credit  Enhancer)  elect to take and maintain possession of the Trust  Estate.  It is the desire of the parties  hereto and the  Noteholders that there be at all times  sufficient  funds for the payment of  principal of and interest on the Notes and other  obligations of the Issuer including  payment to the Credit Enhancer,  and the Indenture  Trustee shall take such desire into account when determining  whether or not to take  and  maintain  possession  of the  Trust  Estate.  In  determining  whether  to take and maintain  possession of the Trust Estate,  the Indenture Trustee may, but need not, obtain and rely upon an opinion of an  Independent  investment  banking or  accounting  firm of  national reputation as to the  feasibility  of such proposed  action and as to the  sufficiency  of the
Trust Estate for such purpose.

Section 5.06.  Limitation  of Suits.  No Holder of any Note shall have any right to  institute
any  Proceeding,   judicial  or  otherwise,  with  respect  to  this  Indenture,  or  for  the appointment of a receiver or trustee,  or for any other remedy  hereunder,  unless and subject to the provisions of Section 10.17 hereof:

(i)     such  Holder  has  previously  given  written  notice to the  Indenture  Trustee  of a continuing Event of Default;

(ii)    the  Holders  of not less than 25% of the  Security  Balances  of the Notes  have made written  request to the  Indenture  Trustee to institute  such  Proceeding  in respect of such
Event of Default in its own name as Indenture Trustee hereunder;

(iii)   such Holder or Holders  have offered to the  Indenture  Trustee  reasonable  indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)    the Indenture Trustee for 60 days after its receipt of such notice,  request and offer of indemnity has failed to institute such Proceedings; and

(v)     no direction  inconsistent  with such written  request has been given to the Indenture
Trustee  during such 60-day  period by the Holders of a majority of the  Security  Balances of the Notes or by the Credit Enhancer.

It is  understood  and  intended  that no one or more Holders of Notes shall have any right in any manner  whatever by virtue of, or by  availing  of, any  provision  of this  Indenture  to affect,  disturb  or  prejudice  the  rights of any other  Holders of Notes or to obtain or to seek to obtain  priority or  preference  over any other  Holders or to enforce any right under this Indenture, except in the manner herein provided.

        In the event the Indenture Trustee shall receive conflicting or inconsistent  requests and  indemnity  from two or more  groups of Holders of Notes,  each  representing  less than a majority of the Security  Balances of the Notes, the Indenture  Trustee in its sole discretion may determine what action,  if any, shall be taken,  notwithstanding  any other  provisions of this Indenture.

Section 5.07.  Unconditional   Rights  of  Noteholders  to  Receive  Principal  and  Interest.
Notwithstanding  any other  provisions  in this  Indenture,  the Holder of any Note shall have the right,  which is absolute and  unconditional,  to receive  payment of the principal of and interest,  if any, on such Note on or after the  respective  due dates  thereof  expressed  in such  Note or in  this  Indenture  and to  institute  suit  for the  enforcement  of any  such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08.  Restoration  of  Rights  and  Remedies.   If  the  Indenture   Trustee  or  any
Noteholder  has  instituted any Proceeding to enforce any right or remedy under this Indenture and such  Proceeding has been  discontinued or abandoned for any reason or has been determined adversely  to the  Indenture  Trustee or to such  Noteholder,  then and in every such case the
Issuer,  the Indenture  Trustee and the Noteholders  shall,  subject to any  determination  in such Proceeding,  be restored severally and respectively to their former positions  hereunder, and  thereafter  all rights and remedies of the Indenture  Trustee and the  Noteholders  shall continue as though no such Proceeding had been instituted.

Section 5.09.  Rights and Remedies  Cumulative.  No right or remedy herein  conferred  upon or reserved to the Indenture  Trustee,  the Credit  Enhancer or to the Noteholders is intended to be exclusive  of any other right or remedy,  and every right and remedy  shall,  to the extent permitted  by law,  be  cumulative  and in  addition  to every  other  right and remedy  given hereunder  or now or hereafter  existing at law or in equity or  otherwise.  The  assertion or employment of any right or remedy  hereunder,  or otherwise,  shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10.  Delay  or  Omission  Not a  Waiver.  No  delay  or  omission  of the  Indenture
Trustee,  the  Credit  Enhancer  or any  Holder  of any Note to  exercise  any right or remedy accruing  upon any Event of Default  shall  impair any such  right or remedy or  constitute  a waiver of any such  Event of  Default  or an  acquiescence  therein.  Every  right and  remedy given by this  Article  V or by law to the  Indenture  Trustee  or to the  Noteholders  may be
exercised  from  time to time,  and as  often as may be  deemed  expedient,  by the  Indenture
Trustee or by the Noteholders, as the case may be.

Section 5.11.  Control by the Credit  Enhancer  or  Noteholders.  The Holders of a majority of the  Security  Balances  of Notes  with the  consent  of the  Credit  Enhancer,  or the Credit
Enhancer (so long as no Credit  Enhancer  Default  exists)  shall have the right to direct the time,  method  and  place  of  conducting  any  Proceeding  for any  remedy  available  to the
Indenture  Trustee with  respect to the Notes or  exercising  any trust or power  conferred on the Indenture Trustee; provided that:

(i)     such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)    subject to the express terms of Section 5.04,  any direction to the Indenture  Trustee to sell or  liquidate  the Trust  Estate  shall be by Holders of Notes  representing  not less than 100% of the Security  Balances of Notes with the consent of the Credit  Enhancer,  or the
Credit Enhancer (so long as no Credit Enhancer Default exists);

(iii)   if the  conditions  set forth in Section 5.05 have been  satisfied  and the  Indenture
Trustee  elects to retain the Trust Estate  pursuant to such  Section,  then any  direction to the  Indenture  Trustee  by  Holders  of Notes  representing  less than  100% of the  Security
Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv)    the  Indenture  Trustee  may take any other  action  deemed  proper  by the  Indenture
Trustee that is not inconsistent with such direction.

Notwithstanding  the  rights of  Noteholders  set forth in this  Section,  subject  to Section
6.01,  the Indenture  Trustee need not take any action that it determines  might involve it in liability or might  materially  adversely  affect the rights of any Noteholders not consenting to such action  unless the  Indenture  Trustee has received  satisfactory  indemnity  from the
Credit Enhancer or the Noteholders.

Section 5.12.  Waiver of Past Default.  Prior to the  declaration of the  acceleration  of the maturity  of the Notes as provided  in Section  5.02,  the Holders of Notes of not less than a majority of the  Security  Balances of the Notes with the consent of the Credit  Enhancer,  or the Credit  Enhancer (so long as no Credit  Enhancer  Default exists) may waive any past Event of Default  and its  consequences  except an Event of Default  (i) with  respect to payment of principal  of or interest  on any of the Notes or (ii) in respect of a covenant  or  provision hereof  which  cannot be modified  or amended  without the consent of the Holder of each Note.
In the case of any such  waiver,  the  Issuer,  the  Indenture  Trustee and the Holders of the
Notes shall be restored to their  respective  former  positions and rights  hereunder;  but no such  waiver  shall  extend to any  subsequent  or other  Event of Default or impair any right consequent thereto.

        Upon any such waiver,  any Event of Default arising  therefrom shall be deemed to have been cured and not to have occurred,  for every purpose of this Indenture;  but no such waiver shall  extend to any  subsequent  or other  Event of Default  or impair  any right  consequent thereto.

Section 5.13.  Undertaking  for Costs.  All parties to this Indenture  agree,  and each Holder of any Note by such  Holder's  acceptance  thereof  shall be deemed to have  agreed,  that any court may in its discretion  require,  in any suit for the  enforcement of any right or remedy under this  Indenture,  or in any suit  against the  Indenture  Trustee for any action  taken, suffered  or omitted by it as  Indenture  Trustee,  the filing by any party  litigant  in such suit of an  undertaking  to pay the  costs  of such  suit,  and  that  such  court  may in its discretion assess reasonable costs,  including  reasonable  attorneys' fees, against any party litigant  in such  suit,  having  due  regard to the  merits  and good  faith of the claims or defenses  made by such party  litigant;  but the  provisions  of this  Section  5.13 shall not apply to (a) any suit  instituted by the  Indenture  Trustee,  (b) any suit  instituted by any
Noteholder,  or group of  Noteholders,  in each case holding in the aggregate more than 10% of the  Security  Balances  of the Notes or (c) any suit  instituted  by any  Noteholder  for the enforcement  of  the  payment  of  principal  of or  interest  on any  Note  on or  after  the respective due dates expressed in such Note and in this Indenture.

Section 5.14.  Waiver of Stay or Extension  Laws. The Issuer  covenants (to the extent that it may  lawfully  do so) that it will  not at any time  insist  upon,  or plead or in any  manner whatsoever,  claim or take the benefit or  advantage  of, any stay or  extension  law wherever enacted,  now or at any  time  hereafter  in  force,  that may  affect  the  covenants  or the performance  of this  Indenture;  and the Issuer (to the extent  that it may  lawfully  do so)
hereby  expressly  waives all benefit or  advantage  of any such law,  and  covenants  that it shall not hinder,  delay or impede the execution of any power herein  granted to the Indenture
Trustee,  but will suffer and permit the  execution  of every such power as though no such law had been enacted.

Section 5.15.  Sale of Trust  Estate.  (a) The power to effect  any sale or other  disposition
(a "Sale") of any portion of the Trust Estate  pursuant to Section  5.04 is expressly  subject to the  provisions  of Section 5.05 and this Section  5.15.  The power to effect any such Sale shall  not be  exhausted  by any one or more  Sales  as to any  portion  of the  Trust  Estate remaining  unsold,  but shall  continue  unimpaired  until the entire  Trust Estate shall have been  sold or all  amounts  payable  on the  Notes  and  under  this  Indenture  and under the
Insurance  Agreement  shall  have  been  paid.  The  Indenture  Trustee  may from time to time postpone  any  public  Sale by public  announcement  made at the time and place of such  Sale.
The  Indenture  Trustee  hereby  expressly  waives  its  right to any  amount  fixed by law as compensation for any Sale.

(b)     The  Indenture  Trustee  shall not in any private Sale sell the Trust  Estate,  or any portion thereof, unless:

               (1)    the Holders of all Notes and the Credit  Enhancer  consent to, or direct the Indenture Trustee to make, such Sale, or

               (2)    the  proceeds  of such  Sale  would be not less than the  entire  amount which  would be payable to the  Noteholders  under the Notes,  the  Certificateholders under the  Certificates  and the Credit Enhancer in respect of amounts drawn under the
        Policy and any other amounts due the Credit  Enhancer  under the Insurance  Agreement, in full payment  thereof in  accordance  with Section  5.02,  on the Payment Date next succeeding the date of such Sale, or

               (3)    the  Indenture  Trustee  determines,  in its sole  discretion,  that the conditions  for  retention  of the Trust  Estate set forth in Section  5.05  cannot be satisfied (in making any such  determination,  the Indenture  Trustee may rely upon an opinion of an Independent  investment  banking firm obtained and delivered as provided in Section 5.05),  and the Credit Enhancer  consents to such Sale,  which consent will not be  unreasonably  withheld and the Holders  representing  at least  66-2/3% of the
        Security Balances of the Notes consent to such Sale.

The purchase by the  Indenture  Trustee of all or any portion of the Trust Estate at a private
Sale shall not be deemed a Sale or other  disposition  thereof for  purposes  of this  Section
5.15(b).

(c)     Unless the Holders and the Credit  Enhancer have  otherwise  consented or directed the
Indenture  Trustee,  at any public Sale of all or any  portion of the Trust  Estate at which a minimum bid equal to or greater than the amount  described in paragraph (2) of subsection  (b)
of this Section 5.15 has not been  established by the Indenture  Trustee and no Person bids an amount equal to or greater  than such amount,  the  Indenture  Trustee  shall bid an amount at least $1.00 more than the highest other bid.

(d)     In connection with a Sale of all or any portion of the Trust Estate:

               (1)    any Holder or  Holders of Notes may bid for and with the  consent of the
        Credit Enhancer  purchase the property  offered for sale, and upon compliance with the terms of sale may hold,  retain and  possess  and  dispose of such  property,  without further  accountability,  and may, in paying the purchase money therefor,  deliver any
        Notes or claims for  interest  thereon in lieu of cash up to the amount  which  shall, upon  distribution  of the net  proceeds of such sale,  be payable  thereon,  and such
        Notes,  in case the  amounts  so  payable  thereon  shall be less than the  amount due thereon,  shall be returned to the Holders thereof after being  appropriately  stamped to show such partial payment;

               (2)    the Indenture  Trustee may bid for and acquire the property  offered for
        Sale in connection with any Sale thereof,  and, subject to any requirements of, and to the extent permitted by, applicable law in connection  therewith,  may purchase all or any  portion  of the Trust  Estate  in a private  sale,  and,  in lieu of paying  cash therefor,  may make  settlement  for the purchase  price by  crediting  the gross Sale price  against the sum of (A) the amount which would be  distributable  to the Holders of the Notes and Holders of  Certificates  and amounts owing to the Credit Enhancer as a result of such Sale in  accordance  with  Section  5.04(b) on the Payment  Date next succeeding  the  date  of  such  Sale  and (B) the  expenses  of the  Sale  and of any
        Proceedings  in  connection  therewith  which are  reimbursable  to it,  without being required to produce  the Notes in order to complete  any such Sale or in order for the net Sale price to be credited  against such Notes, and any property so acquired by the
        Indenture  Trustee  shall  be  held  and  dealt  with  by it in  accordance  with  the provisions of this Indenture;

               (3)    the  Indenture   Trustee  shall  execute  and  deliver  an   appropriate
        instrument of conveyance  transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

               (4)    the  Indenture  Trustee is hereby  irrevocably  appointed  the agent and attorney-  in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof,  and to take all action  necessary to effect such Sale; and

               (5)    no  purchaser or  transferee  at such a Sale shall be bound to ascertain the Indenture  Trustee's  authority,  inquire into the  satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16.  Action on Notes.  The Indenture  Trustee's  right to seek and recover  judgment on the Notes or under this  Indenture  shall not be  affected  by the  seeking,  obtaining  or application  of any other  relief under or with  respect to this  Indenture.  Neither the lien of this  Indenture  nor any rights or remedies  of the  Indenture  Trustee or the  Noteholders shall be  impaired by the  recovery  of any  judgment  by the  Indenture  Trustee  against the
Issuer or by the levy of any  execution  under  such  judgment  upon any  portion of the Trust
Estate  or upon any of the  assets  of the  Issuer.  Any money or  property  collected  by the
Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.17.  Performance and Enforcement of Certain  Obligations.  (a) Promptly  following a written  request from the Credit  Enhancer or the Indenture  Trustee with the written  consent of the Credit  Enhancer  to do so, the  Issuer,  in its  capacity as holder of the Home Equity
Loans,  shall,  with the written consent of the Credit  Enhancer,  take all such lawful action as the Indenture  Trustee may request to cause the Issuer to compel or secure the  performance and  observance  by the  Seller  and the  Master  Servicer,  as  applicable,  of each of their obligations  to the  Issuer  under  or in  connection  with  the  Purchase  Agreement  and the
Servicing  Agreement,  and to exercise  any and all rights,  remedies,  powers and  privileges lawfully  available to the Issuer under or in connection  with the Purchase  Agreement and the
Servicing  Agreement to the extent and in the manner  directed by the  Indenture  Trustee,  as pledgee of the Home Equity  Loans,  including  the  transmission  of notices of default on the part of the  Seller  or the  Master  Servicer  thereunder  and the  institution  of  legal  or administrative  actions or  proceedings  to compel or secure  performance by the Seller or the
Master Servicer of each of their  obligations  under the Purchase  Agreement and the Servicing
Agreement.

(b)     If an Event of Default has occurred  and is  continuing,  the  Indenture  Trustee,  as pledgee of the Home  Equity  Loans,  subject to the  rights of the Credit  Enhancer  under the
Servicing  Agreement  may, and at the  direction  (which  direction  shall be in writing or by telephone  (confirmed in writing promptly  thereafter)) of the Credit Enhancer (or if a Credit
Enhancer  Default  has  occurred  which is  continuing,  Holders of  66-2/3%  of the  Security
Balances of the Notes) shall,  exercise all rights,  remedies,  powers,  privileges and claims of the Issuer  against  the  Seller or the Master  Servicer  under or in  connection  with the
Purchase  Agreement  and the  Servicing  Agreement,  including  the right or power to take any action to compel or secure  performance  or observance  by the Seller or the Master  Servicer, as the case may be, of each of their  obligations  to the  Issuer  thereunder  and to give any consent,  request,  notice,  direction,  approval,  extension  or waiver  under  the  Purchase
Agreement  and the  Servicing  Agreement,  as the case may be,  and any right of the Issuer to take such action  shall not be  suspended.  In  connection  therewith,  as  determined  by the
Indenture  Trustee,  the Issuer shall take all actions necessary to effect the transfer of the
Home Equity Loans to the Indenture Trustee.

ARTICLE VI

                                    The Indenture Trustee

Section 6.01.  Duties of  Indenture  Trustee.  (a) If an Event of Default has  occurred and is continuing,  the Indenture  Trustee shall  exercise the rights and powers vested in it by this
Indenture  and use the same  degree of care and skill in their  exercise  as a prudent  person would exercise or use under the circumstances in the conduct of such person's own affairs.
(b)     Except during the continuance of an Event of Default:

(i)     the  Indenture  Trustee  undertakes to perform such duties and only such duties as are specifically  set forth in this  Indenture and no implied  covenants or  obligations  shall be read into this Indenture against the Indenture Trustee; and

(ii)    in the absence of bad faith on its part, the Indenture Trustee may conclusively  rely, as to the truth of the  statements  and the  correctness  of the opinions  expressed  therein, upon  certificates  or opinions  furnished  to the  Indenture  Trustee and  conforming  to the requirements of this Indenture;  provided,  however,  the Indenture  Trustee shall examine the certificates  and opinions to determine  whether or not they  conform to the  requirements  of this Indenture.

(c)     The  Indenture  Trustee  may not be  relieved  from  liability  for its own  negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)     this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)    the  Indenture  Trustee  shall not be liable  for any error of  judgment  made in good faith by a Responsible  Officer  unless it is proved that the Indenture  Trustee was negligent in ascertaining the pertinent facts; and

(iii)   the  Indenture  Trustee  shall not be liable  with  respect  to any action it takes or omits to take in good faith in  accordance  with a direction  received  by it (A)  pursuant to
Section  5.11 or (B) from the Credit  Enhancer,  which it is entitled to give under any of the
Basic Documents.

(d)     The  Indenture  Trustee  shall not be liable for interest on any money  received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e)     Money held in trust by the Indenture  Trustee need not be segregated  from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f)     No provision of this Indenture  shall require the Indenture  Trustee to expend or risk its own funds or otherwise incur  financial  liability in the performance of any of its duties hereunder  or in the  exercise  of any of its  rights or powers,  if it shall have  reasonable grounds to believe  that  repayment of such funds or adequate  indemnity  against such risk or liability is not reasonably assured to it.

(g)     Every  provision of this Indenture  relating to the conduct or affecting the liability of or affording  protection  to the Indenture  Trustee  shall be subject to the  provisions of this Section and to the provisions of the TIA.

Section 6.02.  Rights  of  Indenture  Trustee.  (a)  The  Indenture  Trustee  may  rely on any document  believed  by it to be genuine  and to have been  signed or  presented  by the proper person.  The  Indenture  Trustee  need  not  investigate  any  fact or  matter  stated  in the document.

(b)     Before  the  Indenture  Trustee  acts or  refrains  from  acting,  it may  require  an
Officer's  Certificate  or an Opinion of Counsel.  The  Indenture  Trustee shall not be liable for any  action  it  takes  or  omits  to  take in good  faith  in  reliance  on an  Officer's
Certificate or Opinion of Counsel.

(c)     The  Indenture  Trustee may execute any of the trusts or powers  hereunder  or perform any duties  hereunder  either  directly or by or through agents or attorneys or a custodian or nominee,  and the Indenture  Trustee shall not be responsible for any misconduct or negligence on the part of, or for the  supervision  of, any such agent,  attorney,  custodian  or nominee appointed with due care by it hereunder.

(d)     The Indenture  Trustee shall not be liable for any action it takes or omits to take in good faith  which it  believes  to be  authorized  or within  its rights or powers;  provided, however,  that the  Indenture  Trustee's  conduct  does  not  constitute  willful  misconduct, negligence or bad faith.

(e)     The Indenture  Trustee may consult with counsel,  and the advice or opinion of counsel with  respect to legal  matters  relating  to this  Indenture  and the Notes shall be full and complete  authorization and protection from liability in respect to any action taken,  omitted or  suffered by it  hereunder  in good faith and in  accordance  with the advice or opinion of such counsel.

Section 6.03.  Individual  Rights  of  Indenture   Trustee.   The  Indenture  Trustee  in  its
individual  or any other  capacity may become the owner or pledgee of Notes and may  otherwise deal  with the  Issuer or its  Affiliates  with the same  rights it would  have if it were not
Indenture  Trustee.  Any Note Registrar,  co-registrar or co-paying agent may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04.  Indenture  Trustee's  Disclaimer.  The  Indenture  Trustee  shall  not  be  (i)
responsible for and makes no  representation  as to the validity or adequacy of this Indenture or the Notes,  (ii)  accountable  for the Issuer's use of the proceeds from the Notes or (iii)
responsible  for any  statement of the Issuer in this  Indenture or in any document  issued in connection  with the sale of the  Notes or in the Notes  other  than the  Indenture  Trustee's certificate of authentication.

Section 6.05.  Notice of Event of  Default.  If an Event of Default  occurs and is  continuing and if it is known to a Responsible  Officer of the Indenture  Trustee,  the Indenture Trustee
shall give notice  thereof to the Credit  Enhancer.  The Indenture  Trustee shall mail to each
Noteholder  notice  of the Event of  Default  within 90 days  after it  occurs.  Except in the case of an  Event of  Default  in  payment  of  principal  of or  interest  on any  Note,  the
Indenture  Trustee may withhold  the notice if and so long as a committee  of its  Responsible
Officers  in good  faith  determines  that  withholding  the  notice  is in the  interests  of
Noteholders.

Section 6.06.  Reports by Indenture  Trustee to Holders.  The Indenture  Trustee shall deliver to each  Noteholder  such  information as may be required to enable such holder to prepare its federal and state income tax returns.  In addition,  upon the Issuer's  written  request,  the
Indenture Trustee shall promptly furnish information  reasonably  requested by the Issuer that is reasonably  available to the Indenture  Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.07.  Compensation  and Indemnity.  The Indenture  Trustee shall be  compensated  and indemnified  by the  Master  Servicer  in  accordance  with  Section  6.06  of  the  Servicing
Agreement.  The  Indenture  Trustee's  compensation  shall  not  be  limited  by  any  law  on compensation of a trustee of an express trust.

Section 6.08.  Replacement  of Indenture  Trustee.  No resignation or removal of the Indenture
Trustee and no appointment of a successor  Indenture  Trustee shall become effective until the acceptance of appointment by the successor  Indenture  Trustee  pursuant to this Section 6.08.
The  Indenture  Trustee  may  resign at any time by so  notifying  the  Issuer  and the Credit
Enhancer.  The  Holders  of a  majority  of  Security  Balances  of the  Notes  or the  Credit
Enhancer  may remove the  Indenture  Trustee by so  notifying  the  Indenture  Trustee and the
Credit  Enhancer and may appoint a successor  Indenture  Trustee.  The Issuer shall remove the
Indenture Trustee if:

(i)     the Indenture Trustee fails to comply with Section 6.11;

(ii)    the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)   a receiver  or other  public  officer  takes  charge of the  Indenture  Trustee or its property; or

(iv)    the Indenture Trustee otherwise becomes incapable of acting.

        If the Indenture  Trustee  resigns or is removed or if a vacancy  exists in the office of the Indenture  Trustee for any reason (the  Indenture  Trustee in such event being referred to herein as the retiring  Indenture  Trustee),  the Issuer shall promptly appoint a successor
Indenture  Trustee  with  the  consent  of the  Credit  Enhancer  which  consent  will  not be unreasonably  withheld.  In  addition,  the  Indenture  Trustee  will  resign  to avoid  being directly or indirectly controlled by the Issuer.

        A successor  Indenture  Trustee shall deliver a written  acceptance of its appointment to the retiring  Indenture  Trustee and to the Issuer.  Thereupon,  the resignation or removal of the  retiring  Indenture  Trustee  shall  become  effective,  and the  successor  Indenture
Trustee  shall have all the  rights,  powers and duties of the  Indenture  Trustee  under this
Indenture.  The  successor  Indenture  Trustee  shall  mail  a  notice  of its  succession  to
Noteholders.  The retiring  Indenture  Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

        If a  successor  Indenture  Trustee  does not take  office  within  60 days  after the retiring Indenture Trustee resigns or is removed,  the retiring Indenture Trustee,  the Issuer or the  Holders of a majority  of Security  Balances  of the Notes may  petition  any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

        If the  Indenture  Trustee  fails to comply with  Section  6.11,  any  Noteholder  may petition  any court of competent  jurisdiction  for the removal of the  Indenture  Trustee and the appointment of a successor Indenture Trustee.

        Notwithstanding  the  replacement of the Indenture  Trustee  pursuant to this Section, the Issuer's  obligations  under  Section 6.07 shall  continue for the benefit of the retiring
Indenture Trustee.

Section 6.09.  Successor  Indenture Trustee by Merger.  If the Indenture Trustee  consolidates with,  merges or converts  into, or transfers  all or  substantially  all its corporate  trust business or assets to, another corporation or banking  association,  the resulting,  surviving or transferee  corporation  without any further act shall be the successor  Indenture Trustee;
provided,  that such  corporation  or banking  association  shall be otherwise  qualified  and eligible  under  Section  6.11.  The  Indenture  Trustee  shall  provide  the Rating  Agencies written notice of any such transaction occurring after the Closing Date.

        In  case  at  the  time  such  successor  or  successors  by  merger,   conversion  or
consolidation  to the Indenture  Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been  authenticated  but not delivered,  any such successor to the
Indenture  Trustee may adopt the certificate of  authentication  of any  predecessor  trustee, and deliver such Notes so  authenticated;  and in case at that time any of the Notes shall not have been  authenticated,  any successor to the Indenture  Trustee may authenticate such Notes either  in the  name of any  predecessor  hereunder  or in the  name of the  successor  to the
Indenture  Trustee;  and in all such cases such  certificates  shall have the full force which it is  anywhere  in the  Notes  or in this  Indenture  provided  that the  certificate  of the
Indenture Trustee shall have.

Section 6.10.  Appointment  of  Co-Indenture   Trustee  or  Separate  Indenture  Trustee.  (a)
Notwithstanding  any other  provisions  of this  Indenture,  at any time,  for the  purpose of meeting any legal  requirement of any  jurisdiction  in which any part of the Trust Estate may at the time be  located,  the  Indenture  Trustee  shall  have the power and may  execute  and deliver  all  instruments  to  appoint  one  or  more  Persons  to  act  as  a  co-trustee  or co-trustees,  or  separate  trustee  or  separate  trustees,  of all or any part of the  Trust
Estate,  and to vest in such Person or Persons,  in such  capacity  and for the benefit of the
Noteholders,  such title to the Trust Estate,  or any part thereof,  and, subject to the other provisions  of this  Section,  such  powers,  duties,  obligations,  rights  and trusts as the
Indenture  Trustee may consider  necessary or desirable.  No  co-trustee  or separate  trustee hereunder  shall be required to meet the terms of  eligibility  as a successor  trustee  under
Section 6.11 and no notice to  Noteholders  of the  appointment  of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b)     Every  separate  trustee and  co-trustee  shall,  to the extent  permitted  by law, be appointed and act subject to the following provisions and conditions:

(i)     all rights,  powers,  duties and  obligations  conferred or imposed upon the Indenture
Trustee  shall be  conferred or imposed  upon and  exercised  or  performed  by the  Indenture
Trustee  and such  separate  trustee or  co-trustee  jointly  (it being  understood  that such separate  trustee or co-trustee  is not  authorized  to act  separately  without the Indenture
Trustee joining in such act),  except to the extent that under any law of any  jurisdiction in which  any  particular  act or  acts  are to be  performed  the  Indenture  Trustee  shall  be incompetent or  unqualified  to perform such act or acts, in which event such rights,  powers, duties and  obligations  (including  the  holding of title to the Trust  Estate or any portion thereof in any such  jurisdiction)  shall be exercised and  performed  singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)    no trustee  hereunder  shall be personally  liable by reason of any act or omission of any other trustee hereunder; and

(iii)   the  Indenture  Trustee  may at any time  accept  the  resignation  of or  remove  any separate trustee or co-trustee.

(c)     Any notice,  request or other writing  given to the Indenture  Trustee shall be deemed to have been given to each of the then separate  trustees and  co-trustees,  as effectively as if given to each of them.  Every  instrument  appointing  any separate  trustee or  co-trustee shall refer to this  Indenture and the  conditions  of this Article VI. Each separate  trustee and  co-trustee,  upon its  acceptance  of the  trusts  conferred,  shall be  vested  with the estates or property  specified  in its  instrument  of  appointment,  either  jointly with the
Indenture  Trustee or separately,  as may be provided  therein,  subject to all the provisions of this Indenture,  specifically  including every provision of this Indenture  relating to the conduct of,  affecting the liability of, or affording  protection  to, the Indenture  Trustee.
Every such instrument shall be filed with the Indenture Trustee.

(d)     Any separate  trustee or co-trustee may at any time constitute the Indenture  Trustee, its agent or attorney-in-fact  with full power and authority,  to the extent not prohibited by law,  to do any  lawful act under or in  respect  of this  Indenture  on its behalf and in its name. If any separate  trustee or co-trustee  shall die,  become  incapable of acting,  resign or be removed, all of its estates,  properties,  rights, remedies and trusts shall vest in and be  exercised  by  the  Indenture  Trustee,  to the  extent  permitted  by  law,  without  the appointment of a new or successor trustee.

Section 6.11.  Eligibility;  Disqualification.  The  Indenture  Trustee  shall  at  all  times satisfy  the  requirements  of TIAss.310(a).  The  Indenture  Trustee  shall  have a  combined capital and surplus of at least  $50,000,000 as set forth in its most recent  published annual report of  condition  and it or its parent  shall have a long-term  debt rating of A or better by Moody's.  The  Indenture  Trustee  shall comply with TIAss.310(b),  including  the optional provision  permitted  by the second  sentence  of TIAss. 310(b)(9);  provided,  however,  that there shall be excluded  from the  operation of TIAss.310(b)(1)  any  indenture or  indentures under  which other  securities  of the Issuer are  outstanding  if the  requirements  for such exclusion set forth in TIAss.310(b)(1) are met.

               Within 90 days after  ascertaining  the occurrence of an Event of Default which shall  not have been  cured or  waived,  unless  authorized  by the  Securities  and  Exchange
Commission,  the  Indenture  Trustee shall resign with respect to one or more Classes of Notes in accordance  with Section 6.08 of this  Indenture,  and the Issuer shall appoint a successor
Indenture  Trustee for such Classes.  In the event the Indenture  Trustee fails to comply with the terms of the preceding  sentence,  the Indenture  Trustee shall comply with clause (ii) of
TIAss.310(b).

               In the case of the appointment  hereunder of a successor Indenture Trustee with respect  to any Class of Notes  pursuant  to this  Section  6.11,  the  Issuer,  the  retiring
Indenture  Trustee and the  successor  Indenture  Trustee  with respect to such Class of Notes shall execute and deliver an indenture  supplemental  hereto wherein each successor  Indenture
Trustee shall accept such  appointment  and which (i) shall  contain such  provisions as shall be  necessary  or  desirable  to  transfer  and  confirm  to,  and to vest in,  the  successor
Indenture  Trustee  all the  rights,  powers,  trusts  and  duties of the  retiring  Indenture
Trustee  with  respect to the Notes of the Class to which the  appointment  of such  successor
Indenture  Trustee  relates,  (ii) if the  retiring  Indenture  Trustee is not  retiring  with respect to all Classes of Notes,  shall contain such  provisions as shall be deemed  necessary or  desirable  to confirm  that all the  rights,  powers,  trusts  and duties of the  retiring
Indenture  Trustee with respect to the Notes of each Class as to which the retiring  Indenture
Trustee is not  retiring  shall  continue  to be vested in the  Indenture  Trustee,  and (iii)
shall add to or change  any of the  provisions  of this  Indenture  as shall be  necessary  to provide  for or  facilitate  the  administration  of the  trusts  hereunder  by more  than one
Indenture Trustee,  it being understood that nothing herein or in such supplemental  indenture shall  constitute  such  Indenture  Trustees  co-trustees of the same trust and that each such
Indenture  Trustee  shall be trustee of a trust or trusts  hereunder  separate  and apart from any trust or trusts hereunder  administered by any other such Indenture Trustee;  and upon the removal of the  retiring  Indenture  Trustee  shall become  effective  to the extent  provided therein.

Section 6.12.  Preferential  Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIAss.311(a),  excluding  any  creditor  relationship  listed in TIAss.311(b).  An
Indenture  Trustee who has  resigned or been  removed  shall be subject to TIAss.311(a) to the extent indicated.

Section 6.13.  Representations and Warranties.  The Indenture Trustee hereby represents that:

(i)     The Indenture  Trustee is duly organized,  validly existing and in good standing under the laws of the United  States with power and authority to own its  properties  and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii)    The  Indenture  Trustee  has the power and  authority  to  execute  and  deliver  this
Indenture and to carry out its terms;  and the  execution,  delivery and  performance  of this
Indenture  have been duly  authorized  by the  Indenture  Trustee by all  necessary  corporate action.

(iii)   The  consummation  of  the  transactions   contemplated  by  this  Indenture  and  the
fulfillment  of the terms  hereof do not  conflict  with,  result in any  breach of any of the terms and  provisions  of, or constitute  (with or without  notice or lapse of time) a default under,  the articles of  organization  or bylaws of the Indenture  Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.

(iv)    To the Indenture Trustee's best knowledge,  there are no proceedings or investigations pending or  threatened  before  any court,  regulatory  body,  administrative  agency or other
governmental   instrumentality   having   jurisdiction  over  the  Indenture  Trustee  or  its
properties:  (A)  asserting  the  invalidity  of this  Indenture  (B)  seeking to prevent  the consummation  of any of the  transactions  contemplated  by this  Indenture or (C) seeking any determination  or ruling that might  materially  and adversely  affect the  performance by the
Indenture  Trustee of its  obligations  under,  or the  validity  or  enforceability  of, this
Indenture.

(v)     The  Indenture  Trustee  does not have notice of any adverse  claim (as such terms are used in Delaware UCC Section 8-302) with respect to the Home Equity Loans.

Section 6.14.  Directions to Indenture Trustee.  The Indenture Trustee is hereby directed:

(a)     to accept  the  pledge of the Home  Equity  Loans and hold the  assets of the Trust in trust for the Noteholders and the Credit Enhancer;

(b)     to authenticate and deliver the Notes  substantially in the form prescribed by Exhibit
A in accordance with the terms of this Indenture; and

(c)     to take  all  other  actions  as shall be  required  to be taken by the  terms of this
Indenture.

Section 6.15.  Indenture  Trustee  May  Own  Securities.   The  Indenture   Trustee,   in  its
individual or any other  capacity may become the owner or pledgee of Securities  with the same rights it would have if it were not Indenture Trustee.

ARTICLE VII

                                Noteholders' Lists and Reports

Section 7.01.  Issuer to Furnish  Indenture  Trustee Names and Addresses of  Noteholders.  The
Issuer will furnish or cause to be furnished to the  Indenture  Trustee (a) not more than five days after each Record  Date, a list,  in such form as the  Indenture  Trustee may  reasonably require,  of the names and  addresses  of the Holders of Notes as of such Record Date and, (b)
at such other times as the Indenture  Trustee and the Credit  Enhancer may request in writing, within 30 days after  receipt by the Issuer of any such  request,  a list of similar  form and content  as of a date  not  more  than 10 days  prior  to the  time  such  list is  furnished;
provided,  however, that so long as the Indenture Trustee is the Note Registrar,  no such list shall be required to be furnished.

Section 7.02.  Preservation  of   Information;   Communications   to   Noteholders.   (a)  The
Indenture  Trustee  shall  preserve,  in as current a form as is reasonably  practicable,  the names and  addresses of the Holders of Notes  contained  in the most recent list  furnished to the  Indenture  Trustee as provided in Section 7.01 and the names and  addresses of Holders of
Notes  received by the  Indenture  Trustee in its capacity as Note  Registrar.  The  Indenture
Trustee may destroy any list  furnished  to it as provided in such  Section  7.01 upon receipt of a new list so furnished.

(b)     Noteholders  may  communicate  pursuant  to TIAss.312(b) with other  Noteholders  with respect to their rights under this Indenture or under the Notes.

(c)     The Issuer,  the Indenture Trustee and the Note Registrar shall have the protection of
TIAss.312(c).

Section 7.03.  Reports by Issuer.  (a)  The Issuer shall:

(i)     file with the Indenture  Trustee,  within 15 days after the Issuer is required to file the same with the  Commission,  copies of the annual  reports and the  information,  documents and other reports (or copies of such portions of any of the  foregoing as the  Commission  may from time to time by rules and  regulations  prescribe)  that the  Issuer may be  required  to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)    file with the Indenture  Trustee,  and the  Commission  in  accordance  with rules and regulations  prescribed  from  time to time by the  Commission  such  additional  information, documents  and  reports  with  respect to  compliance  by the Issuer with the  conditions  and covenants  of  this  Indenture  as may be  required  from  time to  time  by  such  rules  and regulations; and

(iii)   supply to the Indenture  Trustee (and the Indenture  Trustee shall transmit by mail to all Noteholders  described in TIAss.313(c)) such summaries of any  information,  documents and reports  required to be filed by the Issuer  pursuant to clauses (i) and (ii) of this  Section
7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)     Unless the Issuer  otherwise  determines,  the fiscal year of the Issuer  shall end on
December 31 of each year.

Section 7.04.  Reports by  Indenture  Trustee.  If  required  by TIAss.313(a),  within 60 days after each January 1,  beginning  with January 1, 2007,  the  Indenture  Trustee shall mail to each  Noteholder  as required by TIAss.313(c) and to the Credit  Enhancer a brief report dated as of such date that  complies  with TIAss.313(a).  The  Indenture  Trustee  also shall comply with TIAss.313(b).

        A copy of each report at the time of its mailing to Noteholders  shall be filed by the
Indenture  Trustee with the  Commission,  if  required,  and each stock  exchange,  if any, on which the Term Notes are listed.  The Issuer  shall notify the  Indenture  Trustee if and when the Term Notes are listed on any stock exchange.

Section 7.05.  Exchange  Act  Reporting  In  connection  with the  preparation  and  filing of periodic reports by the Master Servicer  pursuant to Section 4.01 of the Servicing  Agreement, the  Indenture  Trustee shall timely  provide to the Master  Servicer (I) a list of Holders as shown on the Note Register or Certificate  Register as of the end of each calendar year,  (II)
copies of all pleadings,  other legal process and any other documents  relating to any claims, charges or complaints  involving the Indenture  Trustee,  as indenture trustee  hereunder,  or the Trust  Estate that are  received by the  Indenture  Trustee,  (III)  notice of all matters that, to the actual  knowledge of a Responsible  Officer of the Indenture  Trustee,  have been submitted to a vote of the  Holders,  other than those  matters that have been  submitted to a vote of the Holders at the request of the  Depositor or the Master  Servicer,  and (IV) notice of any  failure of the  Indenture  Trustee  to make any  payment  to the  Holders as  required pursuant to this  Indenture.  Neither the Master  Servicer  nor the  Indenture  Trustee  shall have any liability with respect to the Master  Servicer's  failure to properly prepare or file such  periodic  reports  resulting  from or relating  to the Master  Servicer's  inability  or failure to obtain any information  not resulting from the Master  Servicer's own negligence or willful misconduct.

ARTICLE VIII

                             Accounts, Disbursements and Releases

Section 8.01.  Collection  of Money.  Except  as  otherwise  expressly  provided  herein,  the
Indenture  Trustee may demand payment or delivery of, and shall receive and collect,  directly and without  intervention or assistance of any fiscal agent or other  intermediary,  all money and other  property  payable  to or  receivable  by the  Indenture  Trustee  pursuant  to this
Indenture.  The  Indenture  Trustee  shall apply all such money  received by it as provided in this  Indenture.  Except as otherwise  expressly  provided in this  Indenture,  if any default occurs in the making of any payment or performance  under any agreement or instrument  that is part of the Trust  Estate,  the Indenture  Trustee may take such action as may be  appropriate to enforce  such  payment  or  performance,  including  the  institution  and  prosecution  of appropriate  Proceedings.  Any such action shall be without  prejudice to any right to claim a
Default  or Event of Default  under this  Indenture  and any right to  proceed  thereafter  as provided in Article V.

Section 8.02.  Trust  Accounts.  (a) On or prior to the Closing  Date,  the Issuer shall cause the Indenture  Trustee to establish and maintain,  in the name of the Indenture  Trustee,  for the  benefit  of  the  Noteholders  and  the  Certificate  Paying  Agent,  on  behalf  of  the
Certificateholders  and the Credit  Enhancer,  the Payment Account as provided in Section 3.01 of this Indenture.

(b)     All  monies  deposited  from  time to  time in the  Payment  Account  pursuant  to the
Servicing  Agreement and all deposits  therein  pursuant to this Indenture are for the benefit of the  Noteholders  and the Credit  Enhancer and the  Certificate  Paying Agent, on behalf of the  Certificateholders  and all  investments  made with such monies  including  all income or other gain from such  investments  are for the  benefit of the Master  Servicer as provided in
Section 5.01 of the Servicing Agreement.

        On each Payment Date,  the Indenture  Trustee shall  distribute all amounts on deposit in the  Payment  Account  to  Noteholders  in  respect  of the  Notes and in its  capacity  as
Certificate Paying Agent to  Certificateholders  in the order of priority set forth in Section
3.05 (except as otherwise provided in Section 5.04(b).

        The Master Servicer shall direct the Indenture  Trustee in writing to invest any funds in the  Payment  Account in  Permitted  Investments  maturing no later than the  Business  Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity.

Section 8.03.  Officer's  Certificate.  The  Indenture  Trustee  shall  receive at least seven days  notice when  requested  by the Issuer to take any action  pursuant  to Section  8.05(a), accompanied  by copies of any  instruments  to be executed,  and the  Indenture  Trustee shall also require, as a condition to such action, an Officer's  Certificate,  in form and substance satisfactory  to  the  Indenture  Trustee,  stating  the  legal  effect  of any  such  action, outlining  the steps  required  to  complete  the same,  and  concluding  that all  conditions precedent to the taking of such action have been complied with.

Section 8.04.  Termination   Upon   Distribution  to  Noteholders.   This  Indenture  and  the
respective  obligations and  responsibilities  of the Issuer and the Indenture Trustee created hereby shall  terminate upon the  distribution  to the  Noteholders,  the  Certificate  Paying
Agent  (on  behalf  of the  Certificateholders)  and  the  Indenture  Trustee  of all  amounts required to be  distributed  pursuant to Article III and the  Insurance  Agreement;  provided, however,  that in no event shall the trust created  hereby  continue  beyond the expiration of
21 years from the death of the  survivor of the  descendants  of Joseph P.  Kennedy,  the late ambassador of the United States to the Court of St. James's, living on the date hereof.

Section 8.05.  Release  of  Trust  Estate.  (a)  Subject  to  the  payment  of  its  fees  and expenses,  the Indenture  Trustee may, and when required by the  provisions of this  Indenture or the Servicing  Agreement  shall,  execute  instruments to release property from the lien of this  Indenture,  or convey the  Indenture  Trustee's  interest  in the same,  in a manner and under  circumstances  that are not  inconsistent  with the  provisions of this  Indenture.  No party  relying upon an  instrument  executed by the  Indenture  Trustee as provided in Article
VIII hereunder  shall be bound to ascertain the Indenture  Trustee's  authority,  inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)     The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding,  (ii)
all sums due the Indenture  Trustee  pursuant to this  Indenture have been paid, and (iii) all sums due the  Credit  Enhancer  have been paid,  release  any  remaining  portion of the Trust
Estate that secured the Notes from the lien of this Indenture.

(c)     The Indenture Trustee shall release property from the lien of this Indenture  pursuant to this  Section  8.05 only  upon  receipt  of a request  from the  Issuer  accompanied  by an
Officers'  Certificate  and a letter  from  the  Credit  Enhancer,  stating  that  the  Credit
Enhancer has no objection to such request from the Issuer.

(d)     The Indenture Trustee shall, at the request of the Issuer or the Depositor,  surrender the Policy to the Credit  Enhancer for  cancellation,  upon final  payment of principal of and interest on the Notes.

Section 8.06.  Surrender of Notes Upon Final  Payment.  By acceptance of any Note,  the Holder thereof  agrees  to  surrender  such Note to the  Indenture  Trustee  promptly,  prior to such
Noteholder's receipt of the final payment thereon.

ARTICLE IX

                                   SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental  Indentures  Without  Consent  of  Noteholders.  (a)  Without  the
consent  of the  Holders of any Notes but with prior  notice to the Rating  Agencies  and with the  written  consent  of the  Credit  Enhancer  (which  consent  shall  not  be  unreasonably withheld),  unless a Credit  Enhancer  Default  shall have  occurred  and is  continuing,  the
Issuer and the Indenture Trustee,  when authorized by an Issuer Request,  at any time and from time to time, may enter into one or more indentures  supplemental  hereto (which shall conform to the  provisions  of the TIA as in  force  at the date of the  execution  thereof),  in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)     to correct or amplify the  description of any property at any time subject to the lien of this  Indenture,  or better to assure,  convey and confirm unto the  Indenture  Trustee any property  subject or required to be subjected to the lien of this Indenture,  or to subject to the lien of this Indenture additional property;

(ii)    to evidence the succession,  in compliance with the applicable  provisions  hereof, of another  person to the Issuer,  and the  assumption by any such  successor of the covenants of the Issuer herein and in the Notes contained;

(iii)   to add to the covenants of the Issuer,  for the benefit of the Holders of the Notes or the Credit Enhancer, or to surrender any right or power herein conferred upon the Issuer;

(iv)    to convey, transfer,  assign, mortgage or pledge any property to or with the Indenture
Trustee;

(v)     to cure any ambiguity,  to correct any error or to correct or supplement any provision herein or in any  supplemental  indenture that may be  inconsistent  with any other  provision herein or in any supplemental indenture;

(vi)    to make any other  provisions with respect to matters or questions  arising under this
Indenture or in any supplemental  indenture;  provided,  that such action shall not materially and adversely affect the interests of the Holders of the Notes or the Credit Enhancer;

(vii)   to  evidence  and  provide  for  the  acceptance  of the  appointment  hereunder  by a successor  trustee with respect to the Notes and to add to or change any of the  provisions of this  Indenture  as  shall  be  necessary  to  facilitate  the  administration  of the  trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(viii)  to increase  the Maximum  Variable  Funding  Balance  with the written  consent of the
Credit Enhancer; or

(ix)    to modify,  eliminate  or add to the  provisions  of this  Indenture to such extent as shall be necessary to effect the  qualification  of this Indenture  under the TIA or under any similar federal statute  hereafter  enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided,  however,  that no such  supplemental  indenture  shall be entered  into  unless the
Indenture  Trustee and the Credit  Enhancer  shall have  received an Opinion of Counsel to the effect that the execution of such  supplemental  indenture  will not give rise to any material adverse tax consequence to the Noteholders.

        The  Indenture  Trustee  is hereby  authorized  to join in the  execution  of any such supplemental  indenture and to make any further  appropriate  agreements and stipulations that may be therein contained.

(b)     The Issuer and the Indenture Trustee,  when authorized by an Issuer Request, may, also without  the  consent of any of the  Holders of the Notes but with prior  notice to the Rating
Agencies and with the consent of the Credit  Enhancer,  enter into an indenture or  indentures supplemental  hereto for the  purpose of adding any  provisions  to, or changing in any manner or  eliminating  any of the  provisions  of, this  Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture;  provided,  however, that such action shall not,  as  evidenced  by an Opinion of  Counsel,  (i)  adversely  affect in any  material respect the  interests of any  Noteholder  or the Credit  Enhancer or (ii) cause the Issuer to be subject to an entity level tax.

Section 9.02.  Supplemental  Indentures  With  Consent  of  Noteholders.  The  Issuer  and the
Indenture  Trustee,  when authorized by an Issuer Request,  also may, with prior notice to the
Rating  Agencies  and with the  consent  of the  Holders  of not less than a  majority  of the
Security  Balances of the Notes affected thereby and the Credit  Enhancer,  by Act (as defined in Section  10.03 hereof) of such Holders  delivered to the Issuer and the Indenture  Trustee, enter into an  indenture  or  indentures  supplemental  hereto  for the  purpose of adding any provisions  to, or  changing  in any manner or  eliminating  any of the  provisions  of,  this
Indenture  or of  modifying  in any manner the rights of the  Holders of the Notes  under this
Indenture;  provided,  however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby and the Credit Enhancer:

(i)     change the date of payment of any  installment  of  principal  of or  interest  on any
Note, or reduce the principal  amount thereof or the Note Rate thereon,  change the provisions of this Indenture  relating to the  application of collections on, or the proceeds of the sale of, the Trust  Estate to payment  of  principal  of or  interest  on the Notes,  or change any place of payment  where,  or the coin or currency in which,  any Note or the interest  thereon is payable,  or impair the right to institute  suit for the  enforcement  of the provisions of this Indenture requiring the application of funds available  therefor,  as provided in Article
V, to the  payment of any such  amount due on the Notes on or after the  respective  due dates thereof;

(ii)    reduce the percentage of the Security  Balances of any Class of Notes,  the consent of the Holders of which is required for any such  supplemental  indenture,  or the consent of the
Holders of which is required  for any waiver of  compliance  with certain  provisions  of this
Indenture  or  certain  defaults  hereunder  and  their  consequences  provided  for  in  this
Indenture;

(iii)   modify  or  alter  the  provisions  of the  proviso  to  the  definition  of the  term
"Outstanding" or modify or alter the exception in the definition of the term "Noteholder";

(iv)    modify or alter the  provisions of this  Indenture  regarding the voting of Notes held by the Issuer, the Depositor or any of them;

(v)     reduce the  percentage  of the Security  Balances of the Notes  required to direct the
Indenture  Trustee to direct the Issuer to sell or  liquidate  the Trust  Estate  pursuant  to
Section 5.04;

(vi)    modify any provision of this Section 9.02 except to increase any percentage  specified herein or to provide that certain  additional  provisions of this Indenture or the other Basic
Documents  cannot be  modified  or  waived  without  the  consent  of the  Holder of each Note affected thereby;

(vii)   modify  any of the  provisions  of this  Indenture  in such  manner as to  affect  the calculation  of the amount of any  payment of  interest  or  principal  due on any Note on any
Payment  Date  (including  the  calculation  of any  of  the  individual  components  of  such calculation); or

(viii)  permit the creation of any lien ranking  prior to or on a parity with the lien of this
Indenture  with respect to any part of the Trust Estate or,  except as otherwise  permitted or contemplated  herein,  terminate  the  lien of this  Indenture  on any  property  at any  time subject  hereto or  deprive  the  Holder of any Note or the Credit  Enhancer  of the  security provided by the lien of this Indenture;

and provided,  further,  that any action listed in clauses (i) through (viii) above shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

        The Indenture  Trustee may in its discretion  determine whether or not any Notes would be affected by any  supplemental  indenture  and any such  determination  shall be  conclusive upon the Holders of all Notes,  whether theretofore or thereafter  authenticated and delivered hereunder.  The  Indenture  Trustee  shall not be liable  for any such  determination  made in good faith.

        It shall  not be  necessary  for any Act (as  defined  in  Section  10.03  hereof)  of
Noteholders  under  this  Section  9.02  to  approve  the  particular  form  of  any  proposed supplemental  indenture,  but it shall be  sufficient  if such Act shall approve the substance thereof.

        Promptly  after  the  execution  by  the  Issuer  and  the  Indenture  Trustee  of any
supplemental  indenture  pursuant to this Section 9.02,  the  Indenture  Trustee shall mail to the Holders of the Notes to which such amendment or  supplemental  indenture  relates a notice setting forth in general terms the substance of such  supplemental  indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein,  shall not, however,  in any way impair or affect the validity of any such supplemental indenture.

        So long as there does not exist a failure by the  Credit  Enhancer  to make a required payment under the Policy,  the Credit  Enhancer shall have the right to exercise all rights of the Holders of the Notes under this  Indenture  without any consent of such Holders,  and such
Holders may exercise such rights only with the prior written  consent of the Credit  Enhancer, except as provided herein.

Section 9.03.  Execution  of  Supplemental   Indentures.   In  executing,  or  permitting  the
additional trusts created by, any supplemental  indenture  permitted by this Article IX or the modification  thereby of the trusts created by this Indenture,  the Indenture Trustee shall be entitled  to  receive,  and subject to Sections  6.01 and 6.02,  shall be fully  protected  in relying  upon,  an  Opinion  of  Counsel  stating  that  the  execution  of such  supplemental indenture is  authorized  or  permitted  by this  Indenture.  The  Indenture  Trustee may, but shall not be  obligated  to,  enter into any such  supplemental  indenture  that  affects  the
Indenture  Trustee's own rights,  duties,  liabilities  or immunities  under this Indenture or otherwise.

Section 9.04.  Effect  of  Supplemental  Indenture.  Upon the  execution  of any  supplemental indenture  pursuant to the provisions  hereof,  this Indenture shall be and shall be deemed to be modified and amended in accordance  therewith with respect to the Notes  affected  thereby, and the  respective  rights,  limitations  of rights,  obligations,  duties,  liabilities  and immunities  under this Indenture of the Indenture  Trustee,  the Issuer and the Holders of the
Notes  shall  thereafter  be  determined,  exercised  and  enforced  hereunder  subject in all respects to such  modifications  and amendments,  and all the terms and conditions of any such supplemental  indenture  shall be and be deemed to be part of the terms and conditions of this
Indenture for any and all purposes.

Section 9.05.  Conformity  with Trust  Indenture  Act.  Every  amendment of this Indenture and every  supplemental  indenture  executed  pursuant  to this  Article  IX shall  conform to the requirements  of the TIA as then in effect so long as this  Indenture  shall then be qualified under the TIA.

Section 9.06.  Reference  in  Notes  to  Supplemental  Indentures.   Notes  authenticated  and
delivered after the execution of any supplemental  indenture  pursuant to this Article IX may, and if required  by the  Indenture  Trustee  shall,  bear a notation  in form  approved by the
Indenture  Trustee  as to any  matter  provided  for in such  supplemental  indenture.  If the
Issuer or the Indenture  Trustee shall so determine,  new Notes so modified as to conform,  in the opinion of the Indenture Trustee and the Issuer,  to any such  supplemental  indenture may be prepared  and  executed by the Issuer and  authenticated  and  delivered  by the  Indenture
Trustee in exchange for Outstanding Notes.

ARTICLE X

                                        MISCELLANEOUS

Section 10.01. Compliance  Certificates  and  Opinions,  etc.  (a)  Upon  any  application  or request by the Issuer to the  Indenture  Trustee to take any  action  under any  provision  of this Indenture,  the Issuer shall furnish to the Indenture  Trustee and to the Credit Enhancer
(i) an Officer's  Certificate stating that all conditions  precedent,  if any, provided for in this  Indenture  relating to the proposed  action have been  complied with and (ii) an Opinion of Counsel  stating  that in the opinion of such  counsel all such  conditions  precedent,  if any, have been complied with,  except that, in the case of any such  application or request as to which the  furnishing of such documents is  specifically  required by any provision of this
Indenture, no additional certificate or opinion need be furnished.

        Every  certificate or opinion with respect to compliance  with a condition or covenant provided for in this Indenture shall include:

(i)     a statement that each signatory of such  certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)    a brief statement as to the nature and scope of the examination or investigation  upon which the statements or opinions contained in such certificate or opinion are based;

(iii)   a statement that, in the opinion of each such signatory,  such signatory has made such examination or  investigation  as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv)    a statement as to whether,  in the opinion of each such  signatory,  such condition or covenant has been complied with; and

(v)     if the signer of such  certificate  or  Opinion is  required  to be  Independent,  the statement required by the definition of the term "Independent".

(b)     (i) Prior to the deposit of any  Collateral or other  property or securities  with the
Indenture  Trustee that is to be made the basis for the release of any property or  securities subject to the lien of this  Indenture,  the  Issuer  shall,  in  addition  to any  obligation imposed in Section 10.01(a) or elsewhere in this Indenture,  furnish to the Indenture  Trustee an  Officer's  Certificate  certifying  or stating  the opinion of each  person  signing  such certificate  as to the fair  value  (within  90 days of such  deposit)  to the  Issuer  of the
Collateral or other property or securities to be so deposited.

(ii)    Whenever  the Issuer is  required  to furnish to the  Indenture  Trustee an  Officer's
Certificate  certifying  or  stating  the  opinion of any  signer  thereof  as to the  matters described  in clause (i) above,  the Issuer  shall also  deliver to the  Indenture  Trustee an
Independent  Certificate  as to the same  matters,  if the fair  value  to the  Issuer  of the securities  to be so  deposited  and of all other such  securities  made the basis of any such withdrawal or release since the  commencement of the  then-current  fiscal year of the Issuer, as set  forth in the  certificates  delivered  pursuant  to clause  (i) above and this  clause
(ii), is 10% or more of the Security  Balances of the Notes,  but such a certificate  need not be furnished  with respect to any  securities so  deposited,  if the fair value thereof to the
Issuer as set forth in the related  Officer's  Certificate  is less than  $25,000 or less than one percent of the Security Balances of the Notes.

(iii)   Whenever  any  property  or  securities  are to be  released  from  the  lien  of this
Indenture,  the Issuer shall also furnish to the  Indenture  Trustee an Officer's  Certificate certifying  or stating the  opinion of each person  signing  such  certificate  as to the fair value (within 90 days of such  release) of the property or securities  proposed to be released and  stating  that in the  opinion of such  person the  proposed  release  will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)    Whenever  the Issuer is  required  to furnish to the  Indenture  Trustee an  Officer's
Certificate  certifying  or  stating  the  opinion of any  signer  thereof  as to the  matters described  in clause (iii) above,  the Issuer shall also furnish to the  Indenture  Trustee an
Independent  Certificate  as to the  same  matters  if the  fair  value  of  the  property  or securities  and of all other  property,  other than  property  as  contemplated  by clause (v)
below or securities  released from the lien of this Indenture  since the  commencement  of the then-current  calendar year, as set forth in the  certificates  required by clause (iii) above and this clause  (iv),  equals 10% or more of the  Security  Balances  of the Notes,  but such certificate  need not be  furnished  in the case of any release of property or  securities  if the fair  value  thereof  as set  forth in the  related  Officer's  Certificate  is less  than
$25,000 or less than one percent of the then Security Balances of the Notes.

(v)     Notwithstanding  any provision of this Indenture,  the Issuer may, without  compliance with the  requirements of the other  provisions of this Section 10.01,  (A) collect upon, sell or otherwise  dispose of the Home Equity  Loans as and to the extent  permitted or required by the Basic  Documents  or (B) make  cash  payments  out of the  Payment  Account  as and to the extent  permitted or required by the Basic  Documents,  so long as the Issuer shall deliver to
the  Indenture  Trustee  every  six  months,   commencing  December  31,  2006,  an  Officer's
Certificate  of the Issuer  stating  that all the  dispositions  of  Collateral  described  in clauses (A) or (B) above that occurred  during the  preceding six calendar  months were in the ordinary  course of the  Issuer's  business  and that the  proceeds  thereof  were  applied in accordance with the Basic Documents.

Section 10.02. Form of Documents  Delivered to Indenture  Trustee.  In any case where  several matters are required to be certified  by, or covered by an opinion of, any  specified  Person, it is not  necessary  that all such  matters be  certified  by, or covered by the  opinion of, only one such Person,  or that they be so certified or covered by only one  document,  but one such  Person may  certify  or give an opinion  with  respect to some  matters  and one or more other such  Persons as to other  matters,  and any such  Person may certify or give an opinion as to such matters in one or several documents.

        Any  certificate  or  opinion  of an  Authorized  Officer  of the Issuer may be based, insofar as it relates to legal matters,  upon a certificate or opinion of, or  representations by,  counsel,  unless such officer knows,  or in the exercise of reasonable  care should know, that the  certificate  or opinion or  representations  with  respect to the matters upon which his  certificate  or opinion is based are  erroneous.  Any such  certificate  of an Authorized
Officer or Opinion of Counsel may be based,  insofar as it relates to factual matters,  upon a certificate  or opinion  of, or  representations  by, an officer or  officers of the Seller or the Issuer,  stating  that the  information  with  respect to such  factual  matters is in the possession  of the Seller or the Issuer,  unless such  counsel  knows,  or in the  exercise of reasonable care should know, that the certificate or opinion or  representations  with respect to such matters are erroneous.

        Where any  Person is  required  to make,  give or  execute  two or more  applications, requests,  consents,  certificates,  statements,  opinions  or other  instruments  under  this
Indenture, they may, but need not, be consolidated and form one instrument.

        Whenever in this  Indenture,  in connection  with any  application  or  certificate or report to the  Indenture  Trustee,  it is provided  that the Issuer shall deliver any document as a  condition  of  the  granting  of  such  application,  or as  evidence  of  the  Issuer's compliance  with any term hereof,  it is intended that the truth and accuracy,  at the time of the granting of such  application or at the effective  date of such  certificate or report (as the case may be),  of the facts and  opinions  stated in such  document  shall in such case be conditions  precedent  to the right of the Issuer to have such  application  granted or to the sufficiency of such  certificate or report.  The foregoing  shall not,  however,  be construed to affect the Indenture  Trustee's  right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03. Acts  of  Noteholders.  (a)  Any  request,  demand,  authorization,  direction, notice,  consent,  waiver or other action  provided by this  Indenture to be given or taken by
Noteholders  may be embodied in and  evidenced  by one or more  instruments  of  substantially similar  tenor signed by such  Noteholders  in person or by agents duly  appointed in writing;
and except as herein  otherwise  expressly  provided such action shall become  effective  when such  instrument  or  instruments  are delivered to the Indenture  Trustee,  and,  where it is hereby  expressly  required,  to the Issuer.  Such  instrument or instruments  (and the action embodied therein and evidenced  thereby) are herein sometimes  referred to as the "Act" of the
Noteholders  signing  such  instrument  or  instruments.   Proof  of  execution  of  any  such
instrument or of a writing  appointing  any such agent shall be sufficient  for any purpose of this  Indenture  and (subject to Section 6.01)  conclusive  in favor of the Indenture  Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)     The fact and date of the  execution  by any person of any such  instrument  or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)     The ownership of Notes shall be proved by the Note Registrar.

(d)     Any  request,  demand,  authorization,  direction,  notice,  consent,  waiver or other action  by the  Holder  of any Note  shall  bind the  Holder  of every  Note  issued  upon the registration  thereof or in  exchange  therefor  or in lieu  thereof,  in respect of  anything done,  omitted or  suffered  to be done by the  Indenture  Trustee  or the Issuer in  reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04. Notices,  etc.,  to  Indenture  Trustee,  Issuer,  Credit  Enhancer and Rating
Agencies. Any request,  demand,  authorization,  direction,  notice, consent, waiver or Act of
Noteholders or other  documents  provided or permitted by this  Indenture  shall be in writing and if such request,  demand,  authorization,  direction,  notice,  consent,  waiver or Act of
Noteholders is to be made upon, given or furnished to or filed with:

(i)     the  Indenture  Trustee by any  Noteholder  or by the Issuer shall be  sufficient  for every  purpose  hereunder  if  made,  given,  furnished  or filed  in  writing  to or with the
Indenture  Trustee at the  Corporate  Trust  Office.  The  Indenture  Trustee  shall  promptly transmit any notice received by it from the Noteholders to the Issuer, or

(ii)    the Issuer by the  Indenture  Trustee or by any  Noteholder  shall be  sufficient  for every purpose  hereunder if in writing and mailed  first-class,  postage prepaid to the Issuer addressed to: Home Equity Loan Trust  2006-HSA3,  in care of Wilmington  Trust Company,  or at any other  address  previously  furnished in writing to the  Indenture  Trustee by the Issuer.
The Issuer shall  promptly  transmit  any notice  received by it from the  Noteholders  to the
Indenture Trustee, or

(iii)   the Credit Enhancer by the Issuer,  the Indenture  Trustee or by any Noteholders shall be  sufficient  for every  purpose  hereunder  to in writing and mailed,  first-class  postage pre-paid,  or personally  delivered or telecopied to:  Financial  Security  Assurance Inc., 31
West 52nd  Street,  New York,  New York  10019,  Attention:  Managing  Director -  Transaction
Oversight,  Re:  Home  Equity  Loan  Trust  2006-HSA3.  The  Credit  Enhancer  shall  promptly transmit any notice received by it from the Issuer,  the Indenture  Trustee or the Noteholders to the Issuer or Indenture Trustee, as the case may be.

        Any  consent  or waiver  under  this  Indenture  or any Basic  Document  by the Credit
Enhancer must be in writing and signed by the Credit Enhancer to be effective.

        Notices  required  to be given to the Rating  Agencies by the  Issuer,  the  Indenture
Trustee  or the  Owner  Trustee  shall  be in  writing,  personally  delivered  or  mailed  by certified  mail,  return receipt  requested,  to (i) in the case of Standard & Poor's,  at the following  address:  Standard & Poor's Ratings Services,  55 Water Street,  New York, New York
10041,  Attention of Asset Backed Surveillance  Department and (ii) in the case of Moody's, at the following  address:  Moody's  Investors  Service,  Inc.,  ABS  Monitoring  Department,  99
Church  Street,  New York,  New York  10007;  or as to each of the  foregoing,  at such  other address as shall be designated by written notice to the other parties.

Section 10.05. Notices to  Noteholders;  Waiver.  Where this Indenture  provides for notice to
Noteholders of any event,  such notice shall be sufficiently  given (unless  otherwise  herein
expressly  provided)  if  in  writing  and  mailed,  first-class,   postage  prepaid  to  each
Noteholder  affected  by such  event,  at such  Person's  address  as it  appears  on the Note
Register,  not later than the latest date, and not earlier than the earliest date,  prescribed for the giving of such  notice.  In any case  where  notice to  Noteholders  is given by mail, neither  the  failure  to mail  such  notice  nor any  defect  in any  notice so mailed to any particular  Noteholder  shall  affect the  sufficiency  of such notice  with  respect to other
Noteholders,  and any notice that is mailed in the manner herein  provided shall  conclusively be  presumed to have been duly given  regardless  of whether  such notice is in fact  actually received.

        Where this Indenture  provides for notice in any manner,  such notice may be waived in writing by any Person entitled to receive such notice,  either before or after the event,  and such waiver shall be the  equivalent of such notice.  Waivers of notice by  Noteholders  shall be filed with the  Indenture  Trustee but such filing  shall not be a condition  precedent  to the validity of any action taken in reliance upon such a waiver.

        In case, by reason of the  suspension of regular mail service as a result of a strike, work  stoppage or similar  activity,  it shall be  impractical  to mail notice of any event to
Noteholders  when such  notice is  required  to be given  pursuant  to any  provision  of this
Indenture,  then any manner of giving such notice as shall be  satisfactory  to the  Indenture
Trustee shall be deemed to be a sufficient giving of such notice.

        Where this Indenture provides for notice to the Rating Agencies,  failure to give such notice  shall not affect any other  rights or  obligations  created  hereunder,  and shall not under any circumstance constitute an Event of Default.

Section 10.06. Alternate  Payment and Notice  Provisions.  Notwithstanding  any  provision  of this  Indenture or any of the Notes to the  contrary,  the Issuer may enter into any agreement with any  Holder of a Note  providing  for a method  of  payment,  or notice by the  Indenture
Trustee to such Holder,  that is  different  from the methods  provided for in this  Indenture for such  payments or notices.  The Issuer shall  furnish to the  Indenture  Trustee a copy of each such  agreement and the Indenture  Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 10.07. Conflict with Trust  Indenture Act. If any provision  hereof limits,  qualifies or conflicts with another  provision  hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

        The  provisions of TIAss.ss.310 through 317 that impose duties on any Person  (including the  provisions  automatically  deemed  included  herein  unless  expressly  excluded  by this
Indenture)  are a part of and  govern  this  Indenture,  whether or not  physically  contained herein.

Section 10.08. Effect  of  Headings.   The  Article  and  Section   headings  herein  are  for
convenience only and shall not affect the construction hereof.

Section 10.09. Successors  and Assigns.  All  covenants and  agreements in this  Indenture and the Notes by the Issuer shall bind its  successors  and assigns,  whether so expressed or not.
All  agreements  of the  Indenture  Trustee  in this  Indenture  shall  bind  its  successors, co-trustees and agents.

Section 10.10. Separability.  In case any  provision  in this  Indenture or in the Notes shall be held invalid, illegal or unenforceable,  the validity,  legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Section 10.11. Benefits of Indenture.  Nothing in this  Indenture or in the Notes,  express or implied,  shall  give to any  Person,  other  than the  parties  hereto  and their  successors hereunder,  and the Noteholders,  the Credit Enhancer,  and any other party secured hereunder, and any other Person with an ownership  interest in any part of the Trust Estate,  any benefit or any legal or equitable  right,  remedy or claim under this  Indenture.  The Credit Enhancer is a third-party beneficiary of this Indenture.

Section 10.12. Legal  Holidays.  In any case where the date on which any  payment is due shall not be a  Business  Day,  then  (notwithstanding  any  other  provision  of the  Notes or this
Indenture)  payment  need not be made on such  date,  but may be made on the  next  succeeding
Business  Day with the same  force and effect as if made on the date on which  nominally  due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.13. GOVERNING  LAW. THIS INDENTURE  SHALL BE CONSTRUED IN ACCORDANCE  WITH THE LAWS
OF THE STATE OF NEW YORK,  WITHOUT  REFERENCE TO ITS CONFLICTS OF LAW  PROVISIONS  (OTHER THAN
SECTIONS  5-1401 AND 5-1402 OF THE NEW YORK GENERAL  OBLIGATIONS  LAW),  AND THE  OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES  HEREUNDER  SHALL BE  DETERMINED  IN  ACCORDANCE  WITH SUCH
LAWS.

Section 10.14. Counterparts.  This  Indenture  may be executed in any number of  counterparts, each of which so executed shall be deemed to be an original,  but all such counterparts  shall together constitute but one and the same instrument.

Section 10.15. Recording  of  Indenture.  If this  Indenture  is subject to  recording  in any appropriate  public recording  offices,  such recording is to be effected by the Issuer and at its  expense  accompanied  by an  Opinion of  Counsel  (which may be counsel to the  Indenture
Trustee or any other counsel  reasonably  acceptable  to the Indenture  Trustee) to the effect that such  recording is necessary  either for the  protection of the  Noteholders or any other
Person  secured  hereunder  or for the  enforcement  of any  right or  remedy  granted  to the
Indenture Trustee under this Indenture.

Section 10.16. Issuer  Obligation.  No recourse  may be taken,  directly or  indirectly,  with respect to the  obligations of the Issuer,  the Owner Trustee or the Indenture  Trustee on the
Notes or under this  Indenture or any  certificate  or other  writing  delivered in connection herewith  or  therewith,  against  (i) the  Indenture  Trustee  or the  Owner  Trustee  in its
individual  capacity,  (ii) any  owner of a  beneficial  interest  in the  Issuer or (iii) any partner,  owner,  beneficiary,  agent, officer,  director,  employee or agent of the Indenture
Trustee or the Owner Trustee in its individual  capacity,  any holder of a beneficial interest in the Issuer,  the Owner  Trustee or the  Indenture  Trustee or of any successor or assign of the Indenture  Trustee or the Owner  Trustee in its  individual  capacity,  except as any such
Person may have  expressly  agreed (it being  understood  that the  Indenture  Trustee and the
Owner Trustee have no such obligations in their respective  individual  capacities) and except that any such partner,  owner or beneficiary  shall be fully liable, to the extent provided by applicable  law,  for any unpaid  consideration  for stock,  unpaid  capital  contribution  or failure  to pay any  installment  or call  owing  to such  entity.  For all  purposes  of this
Indenture,  in the  performance  of any duties or  obligations  of the Issuer  hereunder,  the
Owner Trustee  shall be subject to, and entitled to the benefits of, the terms and  provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 10.17. No Petition.  The Indenture Trustee, by entering into this Indenture,  and each
Noteholder,  by its acceptance of a Note,  hereby covenant and agree that they will not at any time institute  against the Depositor or the Issuer,  or join in any  institution  against the
Depositor  or the  Issuer of,  any  bankruptcy,  reorganization,  arrangement,  insolvency  or liquidation  proceedings,  or other  proceedings  under any  United  States  federal  or state bankruptcy  or similar law in  connection  with any  obligations  relating to the Notes,  this
Indenture or any of other the Basic Documents.

Section 10.18. Inspection.  The Issuer  agrees that,  on  reasonable  prior  notice,  it shall permit any  representative  of the  Indenture  Trustee,  during the Issuer's  normal  business hours, to examine all the books of account,  records,  reports and other papers of the Issuer, to make  copies and  extracts  therefrom,  to cause  such  books to be audited by  Independent certified  public  accountants,  and to discuss the  Issuer's  affairs,  finances and accounts with the Issuer's officers,  employees,  and Independent certified public accountants,  all at such  reasonable  times and as often as may be reasonably  requested.  The  Indenture  Trustee shall and shall cause its  representatives  to hold in confidence all such information  except to the  extent  disclosure  may be  required  by law  (and  all  reasonable  applications  for confidential  treatment are  unavailing)  and except to the extent that the Indenture  Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

        IN WITNESS  WHEREOF,  the Issuer and the Indenture  Trustee have caused their names to be signed hereto by their respective  officers  thereunto duly  authorized,  all as of the day and year first above written.

                                            HOME EQUITY LOAN TRUST 2006-HSA3,
                                            as Issuer

                                            By:    WILMINGTON TRUST COMPANY,
                                                   not in its individual capacity
                                                   but solely as Owner Trustee

                                            By:       /s/ Joann Rozell
                                               Name:  Joann Rozell
                                               Title:  Assistant Vice President

                                            JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                            as Indenture Trustee

                                            By:    /s/ Joanne Murray
                                               Name: Joanne Murray
                                               Title:  Assistant Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
hereby accepts the appointment as
Paying Agent pursuant to Section 3.03
hereof and as Note Registrar pursuant
to Section 4.02 hereof.

By:   /s/ Joanne Murray
    Name:  Joanne Murray
    Title:  Assistant Vice President

STATE OF DELAWARE            )
                             ) ss.:
COUNTY OF NEWCASTLE          )

        On this 25th day of May,  2006,  before me personally  appeared  Joann  Rozell,  to me
known,   who  being  by  me  duly  sworn,  did  depose  and  say,  that  s/he  resides  at  in
_____________________  , that s/he is the Assistant Vice  President of the Owner Trustee,  one
of the  corporations  described in and which  executed the above  instrument;  that s/he knows the seal of said  corporation;  that the seal  affixed to said  instrument  is such  corporate seal;  that it was so  affixed by order of the Board of  Directors  of said  corporation;  and that s/he signed her/his name thereto by like order.

                                            Notary Public

STATE OF TEXAS               )
                             ) ss.:
COUNTY OF HARRIS             )

        On this 25th day of May, 2006,  before me personally  appeared  Joanne  Murray,  to me
known,   who  being  by  me  duly   sworn,   did  depose  and  say,   that  s/he   resides  at
_________________  that s/he is the Assistant Vice President of JPMorgan Chase Bank,  N.A., as
Indenture  Trustee,  one  of the  corporations  described  in and  which  executed  the  above instrument;  that  s/he  knows the seal of said  corporation;  that the seal  affixed  to said instrument is such corporate  seal;  that it was so affixed by order of the Board of Directors of said corporation; and that s/he signed her/his name thereto by like order.

                                            Notary Public

NOTORIAL SEAL

                                         Exhibit A-1

                                    FORM OF CLASS A NOTES

               UNLESS  THIS TERM NOTE IS  PRESENTED  BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY  TRUST  COMPANY,  A NEW YORK  CORPORATION  ("DTC"),  TO THE ISSUER OR ITS AGENT FOR
REGISTRATION OF TRANSFER,  EXCHANGE OR PAYMENT,  AND ANY TERM NOTE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF
DTC (AND ANY  PAYMENT  IS MADE TO CEDE & CO. OR TO SUCH  OTHER  ENTITY AS IS  REQUESTED  BY AN
AUTHORIZED  REPRESENTATIVE  OF DTC),  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  INASMUCH AS THE  REGISTERED  OWNER  HEREOF,  CEDE &
CO., HAS AN INTEREST HEREIN.

               THE  PRINCIPAL  OF THIS  TERM  NOTE IS  PAYABLE  IN  INSTALLMENTS  AS SET FORTH
HEREIN.  ACCORDINGLY,  THE OUTSTANDING  PRINCIPAL  AMOUNT OF THIS TERM NOTE AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

               THIS TERM NOTE DOES NOT  REPRESENT AN INTEREST IN OR  OBLIGATION OF THE SELLER,
THE  DEPOSITOR,  THE MASTER  SERVICER,  THE  INDENTURE  TRUSTEE,  THE TRUSTEE OR GMAC MORTGAGE
GROUP,  INC.  OR ANY OF THEIR  RESPECTIVE  AFFILIATES,  EXCEPT AS  EXPRESSLY  PROVIDED  IN THE
INDENTURE OR THE BASIC DOCUMENTS.

                               HOME EQUITY LOAN TRUST 2006-HSA3
                          Home Equity Loan-Backed Term Note, Class A

Registered                                               Principal Amount:  $[               ]

No. 1                                                                     Note Rate:  Floating

CUSIP NO.

               Home  Equity  Loan  Trust  2006-HSA3,  a  statutory  trust duly  organized  and existing under the laws of the State of Delaware  (herein  referred to as the  "Issuer"),  for value  received,  hereby  promises to pay to Cede & Co. or registered  assigns,  the principal sum of $[ ],  payable  on each  Payment  Date in an amount  equal to the  Percentage  Interest evidenced  by this  Term  Note of the  aggregate  amount,  if any,  payable  from the  Payment
Account in respect of  principal on the Term Notes  pursuant to Section 3.05 of the  Indenture dated as of May 25, 2006 (the "Indenture")  between the Issuer, as Issuer,  and JPMorgan Chase
Bank,  N.A., as Indenture  Trustee (the  "Indenture  Trustee");  provided,  however,  that the entire  unpaid  principal  amount of this Term Note shall be due and  payable  on the  Payment
Date in May 2036,  to the extent not  previously  paid on a prior  Payment  Date.  Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

               Interest on the Class A Notes will be paid  monthly on each Payment Date at the
Note Rate for the related  Interest Period subject to limitations  which may result in Net WAC
Cap  Shortfalls  (as further  described  in the  Indenture).  The Note Rate for each  Interest
Period  will be a floating  rate  equal to the least of (i) LIBOR  plus 0.13% per annum,  (ii)
17.25% per annum and (iii) the Net WAC Rate.  LIBOR for each  applicable  Interest Period will be determined on the second LIBOR Business Day  immediately  preceding (i) the Closing Date in the case of the first  Interest  Period  and (ii) the first  day of each  succeeding  Interest
Period by the Indenture  Trustee as set forth in the Indenture.  All  determinations  of LIBOR by the Indenture  Trustee  shall,  in the absence of manifest  error,  be  conclusive  for all purposes,  and each holder of this Term Note, by accepting this Term Note,  agrees to be bound by such  determination.  Interest  on this Term Note will  accrue for each  Payment  Date from the most  recent  Payment  Date on which  interest  has  been  paid (in the case of the  first
Payment  Date,  from the Closing Date) to but  excluding  such Payment Date.  Interest will be computed  on the  basis  of the  actual  number  of days in each  Interest  Period  and a year assumed to  consist of 360 days.  Principal  of and  interest  on this Term Note shall be paid in the manner specified on the reverse hereof.

               Principal  of and  interest  on this  Term  Note are  payable  in such  coin or currency  of the  United  States of  America  as at the time of  payment  is legal  tender for payment of public and private  debts.  All  payments  made by the Issuer with  respect to this
Term Note shall be applied  first to  interest  due and  payable on this Term Note as provided above and then to the unpaid principal of this Term Note.

               Reference is made to the further  provisions of this Term Note set forth on the reverse  hereof,  which  shall have the same  effect as though  fully set forth on the face of this Term Note.

               Unless  the  certificate  of  authentication  hereon has been  executed  by the
Indenture  Trustee whose name appears below by manual  signature,  this Term Note shall not be entitled to any benefit under the  Indenture  referred to on the reverse  hereof,  or be valid or obligatory for any purpose.

               This Term Note is one of a duly  authorized  issue of Term Notes of the Issuer, designated  as its Home Equity  Loan-Backed  Term Notes,  all issued under the  Indenture,  to which  Indenture  and all  indentures  supplemental  thereto  reference  is hereby  made for a statement of the respective  rights and  obligations  thereunder of the Issuer,  the Indenture
Trustee  and the  holders of the Term  Notes.  The Term Notes are  subject to all terms of the
Indenture.

               The Term Notes and the Variable Funding Notes  (collectively,  the "Notes") are and will be equally  and ratably  secured by the  collateral  pledged as security  therefor as provided in the Indenture.

               This Term Note is entitled to the benefits of an irrevocable and  unconditional financial guaranty insurance policy issued by Financial Security Assurance Inc.

               Principal  of and  interest  on this Term Note will be payable on each  Payment
Date,  commencing  June 26,  2006,  as described in the  Indenture.  "Payment  Date" means the twenty-fifth  day of each  month,  or, if any such date is not a Business  Day,  then the next
Business Day.

               The entire unpaid  principal  amount of this Term Note shall be due and payable in full  on the  Payment  Date in May  2036  pursuant  to the  Indenture,  to the  extent  not previously  paid on a prior  Payment  Date.  Notwithstanding  the  foregoing,  if an  Event of
Default shall have occurred and be  continuing,  then the Indenture  Trustee or the holders of
Notes  representing  not less than a majority of the  Security  Balances of all Notes with the consent  of the  Credit  Enhancer,  or  the  Credit  Enhancer  may  declare  the  Notes  to be immediately  due and payable in the manner  provided  in Section  5.02 of the  Indenture.  All principal  payments  on the Term  Notes  shall be made pro rata to the  holders  of Term Notes entitled thereto.

               Payments of interest  on this Term Note due and payable on each  Payment  Date, together  with the  installment  of  principal,  if any, to the extent not in full  payment of this Term  Note,  shall be made by check  mailed  to the  Person  whose  name  appears  as the
Registered  Holder of this Term Note (or one or more  Predecessor  Notes) on the Note Register as of the close of  business  on each  Record  Date,  except  that with  respect to Term Notes registered  on the  Record  Date  in  the  name  of  the  nominee  of  the  Depository  Agency
(initially,  such  nominee  to be Cede & Co.),  payments  will  be  made by wire  transfer  in immediately  available funds to the account  designated by such nominee.  Such checks shall be mailed to the  Person  entitled  thereto at the  address  of such  Person as it appears on the
Note  Register as of the  applicable  Record  Date  without  requiring  that this Term Note be submitted for notation of payment.  Any  reduction in the  principal  amount of this Term Note
(or any one or more  Predecessor  Notes)  effected by any  payments  made on any Payment  Date shall be binding  upon all future  holders of this Term Note and of any Term Note  issued upon the  registration of transfer  hereof or in exchange hereof or in lieu hereof,  whether or not noted  hereon.  If funds are  expected to be  available,  as provided  in the  Indenture,  for payment in full of the then remaining  unpaid  principal amount of this Term Note on a Payment
Date,  then the  Indenture  Trustee,  in the name of and on behalf of the Issuer,  will notify the Person who was the  Registered  Holder hereof as of the Record Date preceding such Payment
Date by notice mailed or transmitted  by facsimile  prior to such Payment Date, and the amount then due and payable shall be payable only upon  presentation  and surrender of this Term Note at the address specified in such notice of final payment.

               As  provided in the  Indenture  and  subject to certain  limitations  set forth therein,  the  transfer  of this  Term  Note  may be  registered  on the  Note  Register  upon surrender of this Term Note for  registration of transfer at the Corporate Trust Office,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the
Indenture  Trustee  duly  executed  by,  the  holder  hereof or such  holder's  attorney  duly authorized in writing,  with such signature guaranteed by an "eligible guarantor  institution"
meeting the  requirements  of the Note Registrar,  which  requirements  include  membership or participation in the Securities  Transfer Agent's  Medallion  Program  ("STAMP") or such other
"signature  guarantee  program" as may be determined by the Note  Registrar in addition to, or in  substitution  for, STAMP,  all in accordance with the Securities  Exchange Act of 1934, as amended,  and  thereupon  one or more new Term Notes in  authorized  denominations  and in the same aggregate  principal  amount will be issued to the designated  transferee or transferees.
No service  charge will be charged for any  registration  of transfer or exchange of this Term
Note,  but the Note  Registrar  shall require  payment of a sum sufficient to cover any tax or governmental  charge that may be imposed in connection  with any  registration  of transfer or exchange of this Term Note.

               Each holder or  Beneficial  Owner of a Term Note, by acceptance of a Term Note, or, in the case of a Beneficial  Owner of a Term Note,  a beneficial  interest in a Term Note, covenants and agrees that no recourse may be taken,  directly or  indirectly,  with respect to the  obligations  of the Issuer,  the Owner  Trustee,  the Seller,  the Master  Servicer,  the
Depositor  or the  Indenture  Trustee  on  the  Term  Notes  or  under  the  Indenture  or any certificate  or other  writing  delivered in connection  therewith,  against (i) the Indenture
Trustee  or the Owner  Trustee  in its  individual  capacity,  (ii) any owner of a  beneficial interest in the Issuer or (iii) any partner, owner,  beneficiary,  agent, officer, director or employee  of the  Indenture  Trustee or the Owner  Trustee  in its  individual  capacity,  any holder of a beneficial  interest in the Issuer,  the Owner Trustee or the Indenture Trustee or
of any  successor or assign of the Indenture  Trustee or the Owner  Trustee in its  individual capacity,  except as any such  Person  may have  expressly  agreed  and  except  that any such partner,  owner or  beneficiary  shall be fully liable,  to the extent  provided by applicable law for any unpaid  consideration  for stock,  unpaid capital  contribution  or failure to pay any installment or call owing to such entity.

               Each holder or  Beneficial  Owner of a Term Note,  by acceptance of a Term Note or, in the case of a Beneficial  Owner of a Term Note,  a beneficial  interest in a Term Note, covenants  and  agrees  by  accepting  the  benefits  of the  Indenture  that  such  holder or
Beneficial  Owner of a Term Note will not at any time  institute  against the Depositor or the
Issuer,  or join in any institution  against the Depositor,  the Seller,  the Master Servicer,
GMAC  Mortgage  Group,  Inc. or the Issuer of, any  bankruptcy,  reorganization,  arrangement, insolvency or liquidation  proceedings  under any United States federal or state bankruptcy or similar law in connection  with any obligations  relating to the Term Notes,  the Indenture or the Basic Documents.

               The Issuer has  entered  into the  Indenture  and this Term Note is issued with the intention  that, for federal,  state and local income,  single  business and franchise tax purposes,  the Term Notes will qualify as  indebtedness  of the Issuer.  Each holder of a Term
Note,  by acceptance  of a Term Note (and each  Beneficial  Owner of a Term Note by acceptance of a beneficial  interest in a Term Note),  agrees to treat the Term Notes for federal,  state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

               Prior to the due  presentment  for  registration of transfer of this Term Note, the Issuer,  the Indenture  Trustee and any agent of the Issuer or the  Indenture  Trustee may treat the Person in whose name this Term Note is  registered  (as of the day of  determination or as of such other date as may be  specified  in the  Indenture)  as the owner hereof for all purposes,  whether or not this Term Note be  overdue,  and none of the Issuer,  the  Indenture
Trustee or any such agent shall be affected by notice to the contrary.

               The  Indenture  permits,  with  certain  exceptions  as therein  provided,  the amendment  thereof and the  modification  of the rights and  obligations of the Issuer and the
Indenture  Trustee and the rights of the holders of the Term Notes under the  Indenture at any time by the  Issuer  and the  Indenture  Trustee  with the  consent  of the  holders  of Notes representing  a majority of the  Security  Balances of all Notes at the time  Outstanding  and the  Credit  Enhancer  and with  prior  notice to the  Rating  Agencies.  The  Indenture  also contains  provisions  permitting the holders of Notes  representing  specified  percentages of the  Security  Balances  of all Notes,  on behalf of the  holders  of all the Notes,  to waive compliance  by the Issuer with certain  provisions  of the Indenture and certain past defaults under the  Indenture  and their  consequences.  Any such  consent  or waiver by the  holder of this Term Note (or any one of more  Predecessor  Notes) shall be  conclusive  and binding upon such  holder and upon all future  holders of this Term Note and of any Term Note  issued  upon the  registration  of transfer  hereof or in exchange  hereof or in lieu hereof whether or not notation of such  consent or waiver is made upon this Term Note.  The  Indenture  also permits the Issuer  and the  Indenture  Trustee to amend or waive  certain  terms and  conditions  set forth in the  Indenture  without  the consent of holders of the Term Notes  issued  thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

               The term  "Issuer"  as used in this Term Note  includes  any  successor  or the
Issuer under the Indenture.

               The Issuer is permitted  by the  Indenture,  under  certain  circumstances,  to merge or consolidate,  subject to the rights of the Indenture  Trustee and the holders of Term
Notes under the Indenture.

               The Term  Notes  are  issuable  only in  registered  form in  denominations  as provided in the Indenture, subject to certain limitations therein set forth.

               This Term Note and the  Indenture  shall be  construed in  accordance  with the laws of the State of New York,  without  reference to its conflict of law  provisions  and the obligations,  rights and remedies of the parties  hereunder and thereunder shall be determined in accordance with such laws.

               No reference  herein to the  Indenture and no provision of this Term Note or of the  Indenture  shall alter or impair,  the  obligation  of the Issuer,  which is absolute and unconditional,  to pay the  principal  of and  interest on this Term Note at the times,  place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary  notwithstanding,  except as expressly provided in the  Basic  Documents,  none  of  Wilmington  Trust  Company  in its  individual  capacity,
JPMorgan Chase Bank, N.A., in its individual  capacity,  any owner of a beneficial interest in the Issuer, or any of their respective partners,  beneficiaries,  agents, officers, directors, employees or successors or assigns shall be personally  liable for, nor shall  recourse be had to any of them for, the payment of  principal of or interest on this Term Note or  performance of, or omission to perform,  any of the covenants,  obligations or indemnifications  contained in the Indenture.  The holder of this Term Note by its acceptance  hereof agrees that,  except as expressly  provided in the Basic  Documents,  in the case of an Event of Default  under the
Indenture,  the holder shall have no claim against any of the  foregoing  for any  deficiency, loss or claim therefrom;  provided,  however,  that nothing contained herein shall be taken to prevent  recourse  to,  and  enforcement  against,  the  assets of the  Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Term Note.

        IN  WITNESS  WHEREOF,  the  Owner  Trustee,  on behalf  of the  Issuer  and not in its individual capacity, has caused this Term Note to be duly executed.

                                            HOME EQUITY LOAN TRUST 2006-HSA3,

                                            By     WILMINGTON TRUST COMPANY, not
                                                   in its individual capacity but solely as
                                                   Owner Trustee

Dated:  May 25, 2006

                                            By:
                                               Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

This is one of the Term Notes referred to in the within mentioned Indenture.

                                            JPMORGAN CHASE BANK, N.A., not in
                                            its individual capacity but solely as Indenture
                                            Trustee

Dated:  May 25, 2006

                                            By:
                                               Authorized Signatory

                                          ASSIGNMENT

Social   Security   or   taxpayer   I.D.   or   other   identifying    number   of   assignee:
______________________________________________________________________________

               FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfer unto
____________________________________________________________________________________________________________________________________________________________
                                (name and address of assignee)

the  within  Term Note and all  rights  thereunder,  and hereby  irrevocably  constitutes  and
appoints    _____________________________________________________________,     attorney,    to
transfer  said  Term Note on the  books  kept for  registration  thereof,  with full  power of substitution in the premises.

Dated:                                             ______________________________ */
                                                   Signature Guaranteed:

                                                   ______________________________ */

*       NOTICE:  The  signature  to this  assignment  must  correspond  with  the  name of the registered  owner as it  appears  on the face of the  within  Term  Note in every  particular, without  alteration,  enlargement  or any change  whatever.  Such signature must be guaranteed by an "eligible guarantor  institution" meeting the requirements of the Note Registrar,  which requirements  include membership or participation in STAMP or such other "signature  guarantee program" as may be determined by the Note  Registrar in addition to, or in  substitution  for,
STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                         Exhibit A-2

                                FORM OF VARIABLE FUNDING NOTES

               THIS VARIABLE  FUNDING NOTE HAS NOT BEEN AND WILL NOT BE  REGISTERED  UNDER THE
SECURITIES  ACT OF 1933,  AS  AMENDED,  OR THE  SECURITIES  LAWS OF ANY  STATE  AND MAY NOT BE
RESOLD OR  TRANSFERRED  UNLESS IT IS  REGISTERED  PURSUANT  TO SUCH ACT AND LAWS OR IS SOLD OR
TRANSFERRED  IN  TRANSACTIONS  WHICH ARE  EXEMPT  FROM  REGISTRATION  UNDER SUCH ACT AND UNDER
APPLICABLE  STATE LAW AND IS TRANSFERRED IN ACCORDANCE  WITH THE PROVISIONS OF SECTION 4.02 OF
THE INDENTURE REFERRED TO HEREIN.

               THE PRINCIPAL OF THIS VARIABLE  FUNDING NOTE IS PAYABLE IN  INSTALLMENTS AS SET
FORTH HEREIN.  ACCORDINGLY,  THE OUTSTANDING  PRINCIPAL  AMOUNT OF THIS VARIABLE  FUNDING NOTE
AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

               THIS  VARIABLE  FUNDING NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF
THE SELLER, THE DEPOSITOR,  THE MASTER SERVICER,  THE INDENTURE  TRUSTEE,  THE TRUSTEE OR GMAC
MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE  AFFILIATES,  EXCEPT AS EXPRESSLY  PROVIDED IN
THE INDENTURE OR THE BASIC DOCUMENTS.

                               HOME EQUITY LOAN TRUST 2006-HSA3
                        Home Equity Loan-Backed Variable Funding Note

Registered                                       Initial Maximum Variable
                                                 Funding Note Balance:  $0.00

No.VFN-1                                                                  Note Rate:  Floating

               Home  Equity  Loan  Trust  2006-HSA3,  a  statutory  trust duly  organized  and existing under the laws of the State of Delaware  (herein  referred to as the  "Issuer"),  for value  received,  hereby  promises to pay to  Residential  Funding  Corporation  or registered assigns,  the principal  amount set forth on Schedule A attached  hereto (or  otherwise  owing hereunder as determined  pursuant to the Indenture as defined below),  payable on each Payment
Date in an amount  equal to the pro rata  portion  allocable  hereto  (based  on the  Security
Balances  of all  Variable  Funding  Notes  immediately  prior  to such  Payment  Date) of the aggregate  amount,  if any,  payable  from the Payment  Account in respect of principal on the
Variable  Funding  Notes  pursuant to Section 3.05 of the  Indenture  dated as of May 25, 2006
(the "Indenture")  between the Issuer, as Issuer,  and JPMorgan Chase Bank, N.A., as Indenture
Trustee  (the  "Indenture  Trustee");  provided,  however,  that the entire  unpaid  principal amount of this  Variable  Funding  Note shall be due and  payable on the  Payment  Date in May
2036 to the extent not  previously  paid on a prior Payment Date.  Capitalized  terms used but not defined herein are defined in Appendix A of the Indenture.

               Interest on the  Variable  Funding  Notes will be paid  monthly on each Payment
Date at the Note  Rate for the  related  Interest  Period  subject  to  limitations  which may result in Net WAC Cap Shortfalls (as further  described in the  Indenture).  The Note Rate for each  Interest  Period will be a floating  rate equal to the least of (i) LIBOR plus 0.13% per annum,  (ii) 17.25% per annum and (iii) the Net WAC Rate.  LIBOR for each applicable  Interest
Period will be  determined  on the second LIBOR  Business Day  immediately  preceding  (i) the
Closing  Date in the  case of the  first  Interest  Period  and  (ii)  the  first  day of each succeeding  Interest  Period  by the  Indenture  Trustee  as set forth in the  Indenture.  All determinations  of LIBOR by the Indenture  Trustee shall, in the absence of manifest error, be conclusive  for all  purposes,  and each holder of this  Variable  Funding  Note, by accepting this  Variable  Funding  Note,  agrees  to be bound by such  determination.  Interest  on this
Variable  Funding Note will accrue for each Payment Date from the most recent  Payment Date on which  interest has been paid (in the case of the First Payment  Date,  from the Closing Date)
to but  excluding  such  Payment  Date.  Interest  will be computed on the basis of the actual number of days in each  Interest  Period and a year assumed to consist of 360 days.  Principal of and interest on this  Variable  Funding  Note shall be paid in the manner  specified on the reverse hereof.

               Principal  of and  interest on this  Variable  Funding Note are payable in such coin or  currency  of the United  States of America as at the time of payment is legal  tender for payment of public and  private  debts.  All  payments  made by the Issuer with  respect to this  Variable  Funding  Note  shall be  applied  first to  interest  due and  payable on this
Variable  Funding Note as provided  above and then to the unpaid  principal  of this  Variable
Funding Note.

               Reference is made to the further  provisions of this Variable  Funding Note set forth on the reverse  hereof,  which  shall have the same effect as though  fully set forth on the face of this Variable Funding Note.

               Unless  the  certificate  of  authentication  hereon has been  executed  by the
Indenture  Trustee whose name appears below by manual  signature,  this Variable  Funding Note shall not be entitled to any benefit  under the Indenture  referred to on the reverse  hereof, or be valid or obligatory for any purpose.

               This  Variable  Funding  Note is one of a duly  authorized  issue  of  Variable
Funding  Notes of the Issuer,  designated  as its Home  Equity  Loan-Backed  Variable  Funding
Notes (herein called the "Variable Funding Notes"),  all issued under the Indenture,  to which
Indenture and all  indentures  supplemental  thereto  reference is hereby made for a statement of the respective rights and obligations  thereunder of the Issuer,  the Indenture Trustee and the holders of the  Variable  Funding  Notes.  The Variable  Funding  Notes are subject to all terms of the Indenture.

               The Variable Funding Notes and the Term Notes  (collectively,  the "Notes") are and will be equally  and ratably  secured by the  collateral  pledged as security  therefor as provided in the Indenture.

               This Variable  Funding Note is entitled to the benefits of an  irrevocable  and unconditional financial guaranty insurance policy issued by Financial Security Assurance Inc.

               Principal  of and  interest on this  Variable  Funding  Note will be payable on each Payment Date,  commencing  June 26, 2006, as described in the  Indenture.  "Payment Date"
means the  twenty-fifth  day of each month,  or, if any such day is not a Business  Day,  then the next Business Day.

               The entire unpaid  principal  amount of this Variable Funding Note shall be due and payable in full on the Payment Date in May 2036 pursuant to the  Indenture,  to the extent not previously  paid on a prior Payment Date.  Notwithstanding  the foregoing,  if an Event of
Default shall have occurred and be  continuing,  then the Indenture  Trustee or the holders of
Notes  representing  not less than a majority of the  Security  Balances of all Notes with the consent  of the  Credit  Enhancer,  or  the  Credit  Enhancer  may  declare  the  Notes  to be immediately  due and payable in the manner  provided  in Section  5.02 of the  Indenture.  All principal  payments  on the  Variable  Funding  Notes shall be made pro rata to the holders of
Variable Funding Notes entitle thereto.

               Payments  of  interest on this  Variable  Funding  Note due and payable on each
Payment Date,  together with the  installment of principal,  if any, to the extent not in full payment of this  Variable  Funding  Note,  shall be made by check  mailed to the Person  whose name  appears  as the  Registered  Holder  of  this  Variable  Funding  Note  (or  one or more
Predecessor  Notes) on the Note  Register as of the close of  business  on each  Record  Date, except that with respect to Variable  Funding Notes  registered on the Record Date in the name of the nominee of the Depository Agency (initially,  such nominee to be Cede & Co.),  payments will be made by wire  transfer in  immediately  available  funds to the account  designated by such  nominee.  Such checks shall be mailed to the Person  entitled  thereto at the address of such  Person as it appears on the Note  Register  as of the  applicable  Record  Date  without requiring  that  this  Variable  Funding  Note be  submitted  for  notation  of  payment.  Any reduction  in the  principal  amount  of  this  Variable  Funding  Note  (or  any  one or more
Predecessor  Variable  Funding Notes)  effected by any payments made on any Payment Date shall be binding upon all future holders of this Variable  Funding Note and of any Variable  Funding
Note  issued  upon the  registration  of  transfer  hereof  or in  exchange  hereof or in lieu hereof,  whether or not noted hereon.  If funds are expected to be  available,  as provided in the  Indenture,  for payment in full of the then  remaining  unpaid  principal  amount of this
Variable  Funding Note on a Payment Date,  then the Indenture  Trustee,  in the name of and on behalf of the Issuer,  will notify the Person who was the  Registered  Holder hereof as of the
Record Date preceding  such Payment Date by notice mailed or  transmitted  by facsimile  prior to such  Payment  Date  and the  amount  then  due and  payable  shall be  payable  only  upon presentation  and  surrender of this  Variable  Funding Note at the address  specified in such notice of final payment.

               As  provided in the  Indenture  and  subject to certain  limitations  set forth therein,  the transfer of this  Variable  Funding Note may be  registered on the Note Register upon  surrender of this Variable  Funding Note for  registration  of transfer at the Corporate
Trust Office,  duly endorsed by, and  accompanied by a written  instrument of transfer in form satisfactory  to the  Indenture  Trustee duly  executed by, the holder hereof or such holder's attorney  duly  authorized  in  writing,  with  such  signature  guaranteed  by  an  "eligible guarantor  institution"  meeting the  requirements of the Note Registrar,  which  requirements include  membership or participation  in the Securities  Transfer  Agent's  Medallion  Program
("STAMP")  or such  other  "signature  guarantee  program"  as may be  determined  by the Note
Registrar  in  addition  to  or in  substitution  for,  STAMP,  all  in  accordance  with  the
Securities  Exchange Act of 1934, as amended,  and thereupon one or more new Variable  Funding
Notes in authorized  denominations  and in the same aggregate  principal amount will be issued to the  designated  transferee  or  transferees.  No service  charge  will be charged  for any registration  of transfer or exchange of this Variable  Funding Note,  but the Note  Registrar shall require  payment of a sum  sufficient to cover any tax or  governmental  charge that may be imposed in  connection  with any  registration  of transfer  or  exchange of this  Variable
Funding Note.

               Each holder or Beneficial  Owner of a Variable Funding Note, by acceptance of a
Variable  Funding Note or, in the case of a  Beneficial  Owner of a Variable  Funding  Note, a beneficial  interest in a Variable Funding Note,  covenants and agrees that no recourse may be taken,  directly or  indirectly,  with  respect to the  obligations  of the Issuer,  the Owner
Trustee,  the Seller,  the Master  Servicer,  the  Depositor or the  Indenture  Trustee on the
Variable  Funding Notes or under the Indenture or any  certificate or other writing  delivered in  connection  therewith,  against  (i) the  Indenture  Trustee  or the Owner  Trustee in its
individual  capacity,  (ii) any  owner of a  beneficial  interest  in the  Issuer or (iii) any partner,  owner,  beneficiary,  agent, officer,  director or employee of the Indenture Trustee or the Owner Trustee in its individual  capacity,  any holder of a beneficial  interest in the
Issuer,  the Owner  Trustee  or the  Indenture  Trustee or of any  successor  or assign of the
Indenture Trustee or the Owner Trustee in its individual  capacity,  except as any such Person may have  expressly  agreed and except that any such partner,  owner or  beneficiary  shall be fully liable,  to the extent  provided by  applicable  law, for any unpaid  consideration  for stock,  unpaid capital  contribution  or failure to pay any  installment or call owing to such entity.

               Each holder or Beneficial  Owner of a Variable Funding Note, by acceptance of a
Variable  Funding Note or, in the case of a  Beneficial  Owner of a Variable  Funding  Note, a beneficial  interest  in a  Variable  Funding  Note,  covenants  and agrees by  accepting  the benefits of the  Indenture  that such holder or  Beneficial  Owner of a Variable  Funding Note will  not at  any  time  institute  against  the  Depositor  or the  Issuer,  or  join  in any institution  against the Depositor,  the Seller,  the Master  Servicer,  GMAC Mortgage  Group,
Inc.  or  the  Issuer  of,  any  bankruptcy,   reorganization,   arrangement,   insolvency  or
liquidation  proceedings  under any United States  federal or state  bankruptcy or similar law in connection with any obligations  relating to the Variable  Funding Notes,  the Indenture or the Basic Documents.

               The Issuer has entered into the  Indenture  and this  Variable  Funding Note is issued with the  intention  that,  for federal,  state and local income,  single  business and franchise  tax  purposes,  the  Variable  Funding  Notes will qualify as  indebtedness  of the
Issuer.  Each holder of a Variable  Funding Note,  by  acceptance  of a Variable  Funding Note
(and  each  Beneficial  Owner of a  Variable  Funding  Note,  by  acceptance  of a  beneficial interest  in a  Variable  Funding  Note),  agrees  to treat  the  Variable  Funding  Notes for federal,  state and local income,  single  business and franchise tax purposes as indebtedness of the Issuer.

               Prior to the due  presentment  for  registration  of transfer of this  Variable
Funding Note, the Issuer,  the Indenture  Trustee and any agent of the Issuer or the Indenture
Trustee  may treat the  Person in whose  name  this  Variable  Funding  Note (as of the day of determination  or as of such other date as may be specified in the  Indenture)  is  registered as the owner hereof for all purposes,  whether or not this  Variable  Funding Note be overdue, and none of the Issuer,  the  Indenture  Trustee or any such agent shall be affected by notice to the contrary.

               The  Indenture  permits,  with  certain  exceptions  as therein  provided,  the amendment  thereof and the  modification  of the rights and  obligations of the Issuer and the
Indenture  Trustee  and the rights of the  holders of the  Variable  Funding  Notes  under the
Indenture  at any  time by the  Issuer  and the  Indenture  Trustee  with the  consent  of the holders of Notes  representing  a majority of the  Security  Balances of all Notes at the time
Outstanding  and the  Credit  Enhancer  and with  prior  notice to the  Rating  Agencies.  The
Indenture  also contains  provisions  permitting the holders of Notes  representing  specified percentages  of the  Security  Balances  of all  Notes,  on behalf of the  holders  of all the
Notes,  to waive  compliance  by the Issuer  with  certain  provisions  of the  Indenture  and certain  past  defaults  under the  Indenture  and their  consequences.  Any such  consent  or waiver by the holder of this Variable  Funding Note (or any one of more  Predecessor  Variable
Funding  Notes) shall be conclusive  and binding upon such holder and upon all future  holders of this Variable  Funding Note and of any Variable  Funding Note issued upon the  registration of transfer  hereof or in exchange  hereof or in lieu hereof  whether or not  notation of such consent or waiver is made upon this  Variable  Funding Note.  The  Indenture  also permits the
Indenture  Trustee to amend or waive certain terms and  conditions  set forth in the Indenture without  the consent of holders of the  Variable  Funding  Notes  issued  thereunder  but with prior notice to the Rating Agencies and the Credit Enhancer.

               The term "Issuer" as used in this Variable  Funding Note includes any successor to the Issuer under the Indenture.

               The Issuer is permitted  by the  Indenture,  under  certain  circumstances,  to merge or  consolidate,  subject  to the rights of the  Indenture  Trustee  and the  holders of
Variable Funding Notes under the Indenture.

               The  Variable   Funding  Notes  are  issuable   only  in  registered   form  in
denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Variable  Funding Note and the Indenture  shall be construed in accordance with the laws of the State of New York,  without  reference to its conflict of law provisions, and the  obligations,  rights and remedies of the parties  hereunder and  thereunder  shall be determined in accordance with such laws.

               No reference  herein to the Indenture and no provision of this Variable Funding
Note or of the  Indenture  shall  alter or  impair  the  obligation  of the  Issuer,  which is absolute and  unconditional,  to pay the  principal of and interest on this  Variable  Funding
Note at the times, place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary  notwithstanding,  except as expressly provided in the  Basic  Documents,  none  of  Wilmington  Trust  Company  in its  individual  capacity,
JPMorgan Chase Bank, N.A., in its individual  capacity,  any owner of a beneficial interest in the Issuer, or any of their respective partners,  beneficiaries,  agents, officers, directors, employees or successors or assigns shall be personally  liable for, nor shall  recourse be had to any of them for, the payment of principal of or interest on this  Variable  Funding Note or
performance   of,  or  omission   to   perform,   any  of  the   covenants,   obligations   or
indemnifications  contained  in the  Indenture.  The holder of this  Variable  Funding Note by its acceptance  hereof agrees that,  except as expressly  provided in the Basic Documents,  in the case of an Event of Default  under the  Indenture,  the holder shall have no claim against any of the foregoing for any deficiency,  loss or claim  therefrom;  provided,  however,  that nothing contained herein shall be taken to prevent recourse to, and enforcement  against,  the assets of the Issuer for any and all liabilities,  obligations and  undertakings  contained in the Indenture or in this Variable Funding Note.

               IN WITNESS WHEREOF,  the Owner Trustee,  on behalf of the Issuer and not in its individual capacity, has caused this Variable Funding Note to be duly executed.

                                            HOME EQUITY LOAN TRUST 2006-HSA3,

                                            By     WILMINGTON   TRUST  COMPANY,   not  in  its
                                                   individual  capacity  but  solely  as Owner
                                                   Trustee

Dated:  May 25, 2006

                                            By:  ________________________________
                                               Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

This is one of the Variable Funding Note referred to in the within mentioned Indenture.

                                            JPMORGAN CHASE BANK, N.A., not in
                                            its individual capacity but solely as Indenture
                                            Trustee

Dated:  May 25, 2006

                                            By:  _____________________________
                                               Authorized Signatory

                                          ASSIGNMENT

Social   Security   or   taxpayer   I.D.   or   other   identifying    number   of   assignee:
______________________________________________________________________________

               FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfer unto
____________________________________________________________________________________________________________________________________________________________
                                (name and address of assignee)

the  within  Variable  Funding  Note  and  all  rights  thereunder,   and  hereby  irrevocably
constitutes   and   appoints    _____________________________________________________________,
attorney,  to transfer said Variable Funding Note on the books kept for registration  thereof, with full power of substitution in the premises.

Dated:                                             ________________________________________*/
                                                   Signature Guaranteed:

                                                   ________________________________________*/

*       NOTICE:  The  signature  to this  assignment  must  correspond  with  the  name of the registered  owner as it  appears  on the face of the  within  Term  Note in every  particular, without  alteration,  enlargement  or any change  whatever.  Such signature must be guaranteed by an "eligible guarantor  institution" meeting the requirements of the Note Registrar,  which requirements  include membership or participation in STAMP or such other "signature  guarantee program" as may be determined by the Note  Registrar in addition to, or in  substitution  for,
STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                          SCHEDULE A
                                              to
                               HOME EQUITY LOAN TRUST 2006-HSA3
                        Home Equity Loan-Backed Variable Funding Note

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                                          Exhibit B

                        [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                   Description of Rule 144A Securities, including numbers:
                        ______________________________________________
                        ______________________________________________
                        ______________________________________________
                        ______________________________________________

               The  undersigned  seller,  as  registered  holder  (the  "Seller"),  intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1.     In connection  with such transfer and in accordance  with the agreements pursuant to which the Rule 144A  Securities  were  issued,  the Seller  hereby  certifies  the
following   facts:   Neither  the  Seller  nor  anyone  acting  on  its  behalf  has  offered, transferred,  pledged,  sold or otherwise  disposed of the Rule 144A Securities,  any interest in the Rule 144A  Securities or any other  similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Rule 144A Securities,  any interest in the Rule 144A  Securities or any other similar  security  from, or otherwise  approached or negotiated  with  respect  to  the  Rule  144A  Securities,  any  interest  in the  Rule  144A
Securities or any other similar  security with, any person in any manner,  or made any general solicitation  by means of  general  advertising  or in any  other  manner,  or taken any other action,  that  would  constitute  a  distribution  of  the  Rule  144A  Securities  under  the
Securities Act of 1933, as amended (the "1933 Act"),  or that would render the  disposition of the Rule 144A  Securities  a  violation  of Section 5 of the 1933 Act or require  registration pursuant  thereto,  and that the Seller has not offered the Rule 144A Securities to any person other  than the Buyer or  another  "qualified  institutional  buyer" as  defined  in Rule 144A under the 1933 Act.

               2.     The Buyer warrants and represents to, and covenants  with, the Indenture
Trustee and the Issuer (as defined in the  Indenture  (the  "Indenture"),  dated as of May 25,
2006,  between Home Equity Loan Trust 2006-HSA3,  as Issuer, and JPMorgan Chase Bank, N.A., as
Indenture Trustee, pursuant to Section 4.02 of the Indenture, as follows:

                      a.     The  Buyer  understands  that the Rule 144A  Securities  have not been registered under the 1933 Act or the securities laws of any state.

                      b.     The  Buyer   considers   itself  a   substantial,   sophisticated
        institutional  investor having such knowledge and experience in financial and business matters that it is capable of  evaluating  the merits and risks of  investment  in the
        Rule 144A Securities.

                      c.     The Buyer has been furnished with all  information  regarding the
        Rule 144A  Securities  that it has requested from the Seller,  the Indenture  Trustee, the Owner Trustee or the Master Servicer.

                      d.     Neither  the Buyer nor anyone  acting on its behalf has  offered, transferred,  pledged,  sold or otherwise  disposed of the Rule 144A  Securities,  any interest in the Rule 144A  Securities or any other  similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition  of the Rule 144A
        Securities,  any interest in the Rule 144A  Securities or any other  similar  security from, or otherwise  approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A  Securities  or any other  similar  security  with,  any person  in  any  manner,  or  made  any  general  solicitation  by  means  of  general advertising or in any other manner,  or taken any other action,  that would constitute a  distribution  of the Rule 144A  Securities  under the 1933 Act or that would render the  disposition of the Rule 144A  Securities a violation of Section 5 of the 1933 Act or require  registration  pursuant thereto,  nor will it act, nor has it authorized or will it  authorize  any person to act, in such  manner  with  respect to the Rule 144A
        Securities.

                      e.     The Buyer is a  "qualified  institutional  buyer" as that term is defined  in Rule  144A  under  the 1933 Act and has  completed  either of the forms of certification  to that  effect  attached  hereto  as Annex 1 or Annex 2. The  Buyer is aware  that  the sale to it is being  made in  reliance  on Rule  144A.  The  Buyer is acquiring  the Rule 144A  Securities  for its own  account  or the  accounts  of other qualified  institutional  buyers,  understands  that such Rule 144A  Securities may be resold,  pledged  or  transferred  only (i) to a person  reasonably  believed  to be a qualified  institutional  buyer that  purchases for its own account or for the account of a qualified  institutional buyer to whom notice is given that the resale, pledge or transfer  is  being  made in  reliance  on Rule  144A,  or (ii)  pursuant  to  another exemption from registration under the 1933 Act.

               3.     This  document  may be executed in one or more  counterparts  and by the different parties hereto on separate counterparts,  each of which, when so executed,  shall be deemed to be an original;  such  counterparts,  together,  shall  constitute  one and the same document.

               IN WITNESS  WHEREOF,  each of the parties has executed  this document as of the date set forth below.

Print Name of Seller                              Print Name of Buyer

By:                                               By:
    Name:                                              Name:
    Title:                                             Title:

Tax Payer Identification:                         Tax Payer Identification:

No.                                               No.

Date:                                             Date:

                                                                          ANNEX 1 TO EXHIBIT B

                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                   [For Buyers Other Than Registered Investment Companies]

        The  undersigned  hereby  certifies  as  follows  in  connection  with the  Rule  144A
Investment Representation to which this Certification is attached:

               1.     As indicated  below,  the undersigned is the President,  Chief Financial
Officer, Senior Vice President or other executive officer of the Buyer.

               2.     In  connection  with  purchases by the Buyer,  the Buyer is a "qualified institutional  buyer" as that term is defined in Rule 144A  under the  Securities  Act of 1933
("Rule  144A")  because  (i)  the  Buyer  owned  and/or  invested  on  a  discretionary  basis
$____________________________________________**  in   securities   (except  for  the  excluded
securities  referred  to below) as of the end of the  Buyer's  most  recent  fiscal year (such amount  being  calculated  in  accordance  with Rule  144A) and (ii) the Buyer  satisfies  the criteria in the category marked below.

-       Corporation,  etc.  The Buyer is a  corporation  (other than a bank,  savings and loan
        association  or  similar  institution),   Massachusetts  or  similar  business  trust,
        partnership,  or  charitable  organization  described  in  Section  501(c)(3)  of  the
        Internal Revenue Code.

-       Bank.  The Buyer (a) is a national  bank or banking  institution  organized  under the laws of any State,  territory or the  District of  Columbia,  the business of which is substantially  confined  to  banking  and is  supervised  by the State or  territorial
        banking   commission  or  similar   official  or  is  a  foreign  bank  or  equivalent
        institution,  and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-       Savings and Loan. The Buyer (a) is a savings and loan  association,  building and loan association,  cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal  authority  having  supervision over any such  institutions  or  is a  foreign  savings  and  loan  association  or  equivalent institution  and (b) has an audited net worth of at least  $25,000,000 as demonstrated in its latest annual financial statements.

-       Broker-Dealer.  The  Buyer  is a  dealer  registered  pursuant  to  Section  15 of the
        Securities Exchange Act of 1934.

-       Insurance  Company.  The Buyer is an insurance  company whose primary and  predominant business activity is the writing of insurance or the reinsuring of risks  underwritten by  insurance  companies  and  which  is  subject  to  supervision  by  the  insurance commissioner  or a similar  official or agency of a State or territory or the District of Columbia.

-       State or Local Plan. The Buyer is a plan  established  and maintained by a State,  its political  subdivisions,  or  any  agency  or  instrumentality  of  the  State  or its political subdivisions, for the benefit of its employees.

-       ERISA  Plan.  The Buyer is an employee  benefit  plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-       Investment  Adviser.   The  Buyer  is  an  investment  adviser  registered  under  the
        Investment Advisers Act of 1940.

-       SBIC.  The Buyer is a Small  Business  Investment  Company  licensed by the U.S. Small
        Business  Administration  under Section 301(c) or (d) of the Small Business Investment
        Act of 1958.

-       Business  Development  Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-       Trust  Fund.  The Buyer is a trust fund whose  trustee is a bank or trust  company and whose  participants  are exclusively (a) plans  established and maintained by a State, its  political  subdivisions,  or any  agency or  instrumentality  of the State or its political  subdivisions,  for the benefit of its  employees,  or (b) employee  benefit plans within the meaning of Title I of the Employee  Retirement Income Security Act of
        1974,  but is not a trust fund that  includes as  participants  individual  retirement accounts or H.R. 10 plans.

**      Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               3.     The term  "securities" as used herein does not include (i) securities of issuers  that are  affiliated  with the  Buyer,  (ii)  securities  that are part of an  unsold allotment  to or  subscription  by the Buyer,  if the Buyer is a dealer,  (iii)  bank  deposit notes and certificates of deposit, (iv) loan participations,  (v) repurchase agreements,  (vi)
securities owned but subject to a repurchase  agreement and (vii) currency,  interest rate and commodity swaps.

               4.     For purposes of  determining  the aggregate  amount of securities  owned and/or  invested  on a  discretionary  basis by the  Buyer,  the  Buyer  used the cost of such securities  to the  Buyer  and  did  not  include  any of the  securities  referred  to in the preceding  paragraph.  Further,  in  determining  such  aggregate  amount,  the Buyer may have included  securities  owned by subsidiaries of the Buyer,  but only if such  subsidiaries  are consolidated  with  the  Buyer  in  its  financial  statements  prepared  in  accordance  with generally  accepted  accounting  principles and if the  investments of such  subsidiaries  are managed  under the  Buyer's  direction.  However,  such  securities  were not  included if the
Buyer is a  majority-owned,  consolidated  subsidiary of another  enterprise  and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

               5.     The  Buyer   acknowledges  that  it  is  familiar  with  Rule  144A  and understands  that the seller to it and other parties  related to the Rule 144A  Securities are relying and will continue to rely on the  statements  made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                      Will the Buyer be purchasing the Rule 144A
        Yes    No     Securities only for the Buyer's own account?

               6.     If the answer to the foregoing  question is "no", the Buyer agrees that, in  connection  with any purchase of  securities  sold to the Buyer for the account of a third party  (including  any  separate  account)  in  reliance  on Rule  144A,  the Buyer  will only purchase  for the  account  of a third  party that at the time is a  "qualified  institutional buyer"  within the meaning of Rule 144A.  In  addition,  the Buyer  agrees that the Buyer will not  purchase  securities  for  a  third  party  unless  the  Buyer  has  obtained  a  current representation  letter from such third party or taken other appropriate steps  contemplated by
Rule 144A to conclude that such third party  independently  meets the definition of "qualified institutional buyer" set forth in Rule 144A.

               7.     The Buyer will notify  each of the  parties to which this  certification is made of any  changes in the  information  and  conclusions  herein.  Until  such  notice is given,  the Buyer's  purchase of Rule 144A Securities will constitute a reaffirmation  of this certification as of the date of such purchase.

                                            Print Name of Buyer

                                            By:
                                               Name:
                                               Title:

                                            Date:

                                                                          ANNEX 2 TO EXHIBIT B

                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                    [For Buyers That Are Registered Investment Companies]

               The  undersigned  hereby  certifies as follows in connection with the Rule 144A
Investment Representation to which this certification is attached:

               1.     As indicated  below,  the undersigned is the President,  Chief Financial
Officer or Senior Vice  President of the Buyer or, if the Buyer is a "qualified  institutional buyer" as that term is defined in Rule 144A under the  Securities  Act of 1933  ("Rule  144A")
because  Buyer is part of a Family of  Investment  Companies  (as defined  below),  is such an officer of the Adviser.

               2.     In  connection  with  purchases  by  Buyer,  the  Buyer is a  "qualified institutional  buyer" as  defined  in SEC Rule  144A  because  (i) the Buyer is an  investment company  registered  under the Investment  Company Act of 1940, and (ii) as marked below,  the
Buyer alone,  or the Buyer's Family of Investment  Companies,  owned at least  $100,000,000 in securities  (other  than the  excluded  securities  referred  to  below)  as of the end of the
Buyer's most recent fiscal year.  For purposes of determining  the amount of securities  owned by the Buyer or the Buyer's Family of Investment  Companies,  the cost of such  securities was used.

-       - The Buyer  owned  $                                  in  securities  (other than the
        excluded  securities  referred  to below)  as of the end of the  Buyer's  most  recent fiscal year (such amount being calculated in accordance with Rule 144A).

-       - The Buyer is part of a Family of Investment  Companies  which owned in the aggregate
        $                              in  securities  (other  than  the  excluded  securities
        referred to below) as of the end of the Buyer's  most recent  fiscal year (such amount being calculated in accordance with Rule 144A).

               3.     The term "Family of  Investment  Companies"  as used herein means two or more  registered  investment  companies  (or  series  thereof)  that have the same  investment adviser  or  investment  advisers  that are  affiliated  (by  virtue of being  majority  owned subsidiaries  of the same  parent or  because  one  investment  adviser  is a  majority  owned subsidiary of the other).

               4.     The term  "securities" as used herein does not include (i) securities of issuers that are  affiliated  with the Buyer or are part of the Buyer's  Family of  Investment
Companies,  (ii) bank deposit notes and  certificates of deposit,  (iii) loan  participations,
(iv) repurchase  agreements,  (v) securities  owned but subject to a repurchase  agreement and
(vi) currency, interest rate and commodity swaps.

               5.     The Buyer is familiar  with Rule 144A and  understands  that each of the parties to which this  certification  is made are  relying  and will  continue  to rely on the statements  made  herein  because  one or more sales to the Buyer will be in  reliance on Rule
144A.  In addition, the Buyer will only purchase for the Buyer's own account.

               6.     The  undersigned   will  notify  each  of  the  parties  to  which  this
certification  is made of any changes in the information and  conclusions  herein.  Until such notice,  the Buyer's  purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            Print Name of Buyer

                                            By:
                                               Name:
                                               Title:

                                            IF AN ADVISER:

                                            Print Name of Buyer

                                            Date:

                                          EXHIBIT C

                            FORM OF INVESTOR REPRESENTATION LETTER

                                    _______________ , 20__

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis Street, 9th Floor
Houston, Texas 77002
Attention:  Corporate Trust Administration

               Re:    Home Equity Loan-Backed Capped Funding Notes
                      Series 2006-HSA3

Ladies and Gentlemen:

               __________________  (the  "Purchaser")  intends to purchase from _________ (the
"Seller") $_______ Capped Funding Notes of Series 2006-HSA3 (the "Notes"),  issued pursuant to the  Indenture  (the  "Indenture"),  dated as of May 25, 2006  between  Home Equity Loan Trust
2006-HSA3,  as issuer (the  "Issuer"),  and JPMorgan  Chase Bank,  N.A., as indenture  trustee
(the  "Indenture  Trustee").  All terms used herein and not  otherwise  defined shall have the meanings  set  forth  in  the  Indenture.  The  Purchaser  hereby  certifies,  represents  and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

               1.     The Purchaser  understands that (a) the Notes have not been and will not be registered or qualified  under the  Securities  Act of 1933, as amended (the "Act")
        or any state  securities  law,  (b) the  Depositor  is not  required to so register or qualify  the  Notes,  (c) the Notes may be resold  only if  registered  and  qualified pursuant to the provisions of the Act or any state  securities law, or if an exemption from such  registration  and  qualification is available,  (d) the Indenture  contains restrictions  regarding the transfer of the Notes and (e) the Notes will bear a legend to the foregoing effect.

               2.     The Purchaser is acquiring the Notes for its own account for  investment only and not with a view to or for sale in connection  with any  distribution  thereof in any manner that would violate the Act or any applicable state securities laws.

               3.     The  Purchaser  is  (a)  a  substantial,   sophisticated   institutional
        investor having such knowledge and experience in financial and business matters,  and, in particular,  in such matters related to securities  similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes,  (b) able to bear the economic  risks of such an  investment  and (c) an  "accredited  investor"
        within the meaning of Rule 501(a) promulgated pursuant to the Act.

               4.     The Purchaser has been  furnished  with,  and has had an  opportunity to
        review    (a)   [a    copy    of   the    Private    Placement    Memorandum,    dated
                                    relating to the Notes (b)] a copy of the Indenture and [b]
        [c] such  other  information  concerning  the  Notes,  the Home  Equity  Loans and the
        Depositor as has been  requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's  decision to purchase the Notes.  The Purchaser has had any questions  arising from such review answered by the Depositor or the Seller to the satisfaction  of the Purchaser.  [If the Purchaser did not purchase the Notes from the
        Seller in connection with the initial  distribution of the Notes and was provided with a copy  of  the  Private  Placement  Memorandum  (the  "Memorandum")  relating  to the original  sale (the  "Original  Sale") of the Notes by the  Depositor,  the  Purchaser
        acknowledges  that  such  Memorandum  was  provided  to it by  the  Seller,  that  the
        Memorandum  was  prepared  by the  Depositor  solely  for use in  connection  with the
        Original Sale and the Depositor  did not  participate  in or facilitate in any way the purchase of the Notes by the Purchaser from the Seller,  and the Purchaser agrees that it will  look  solely to the  Seller  and not to the  Depositor  with  respect  to any damage,  liability,  claim or expense arising out of,  resulting from or in connection with  (a)  error  or  omission,  or  alleged  error  or  omission,  contained  in  the
        Memorandum,  or (b) any  information,  development  or event arising after the date of the Memorandum.]

               5.     The  Purchaser  has not and  will not nor has it  authorized  or will it authorize any person to (a) offer,  pledge, sell, dispose of or otherwise transfer any
        Note,  any  interest  in any Note or any other  similar  security to any person in any manner,  (b)  solicit  any offer to buy or to accept a  pledge,  disposition  of other transfer of any Note, any interest in any Note or any other similar  security from any person in any manner,  (c) otherwise  approach or negotiate  with respect to any Note, any interest in any Note or any other similar  security with any person in any manner,
        (d) make any  general  solicitation  by means of general  advertising  or in any other manner or (e) take any other  action,  that (as to any of (a) through (e) above) would constitute  a  distribution  of  any  Note  under  the  Act,  that  would  render  the disposition  of any Note a violation  of Section 5 of the Act or any state  securities law,  or that would  require  registration  or  qualification  pursuant  thereto.  The
        Purchaser will not sell or otherwise  transfer any of the Notes,  except in compliance with the provisions of the Indenture.

               6.     The Purchaser is not a non-United States person.

                                            Very truly yours,

                                            By:
                                               Name:
                                               Title:

                                          EXHIBIT D

                           FORM OF TRANSFEROR REPRESENTATION LETTER

                                  __________________, 20___

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis Street, 9th Floor
Houston, Texas 77002
Attention:  Corporate Trust Administration

               Re:    Home Equity Loan-Backed Capped Funding Notes
                      Series 2006-HSA3

Ladies and Gentlemen:

               ___________________(the  "Purchaser")  intends to  purchase  from  ______  (the
"Seller") $_______ Capped Funding Notes of Series 2006-HSA3 (the "Notes"),  issued pursuant to the (the "Indenture"),  dated as of May 25, 2006 between Home Equity Loan Trust 2006-HSA3,  as issuer (the  "Issuer"),  and JPMorgan Chase Bank,  N.A., as indenture  trustee (the "Indenture
Trustee").  All terms used  herein and not  otherwise  defined  shall  have the  meanings  set forth in the  Indenture.  The  Seller  hereby  certifies,  represents  and  warrants  to,  and covenants with, the Issuer and the Indenture Trustee that:

               Neither the Seller nor anyone  acting on its behalf has (a)  offered,  pledged, sold,  disposed of or otherwise  transferred  any Note,  any interest in any Note or any other similar  security  to any  person  in any  manner,  (b) has  solicited  any offer to buy or to accept a pledge,  disposition  or other  transfer of any Note, any interest in any Note or any other  similar  security  from any  person in any  manner,  (c) has  otherwise  approached  or negotiated  with respect to any Note,  any interest in any Note or any other similar  security with any  person in any  manner,  (d) has made any  general  solicitation  by means of general advertising  or in any other  manner,  or (e) has taken any other  action,  that (as to any of
(a) through (e) above) would  constitute a distribution  of the Notes under the Securities Act of 1933 (the "Act"),  that would render the  disposition  of any Note a violation of Section 5 of the Act or any state  securities law, or that would require  registration or  qualification pursuant  thereto.  The  Seller  will not  act,  in any  manner  set  forth  in the  foregoing sentence  with  respect  to any  Note.  The  Seller  has not and will  not  sell or  otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

                                            Very truly yours,

                                            (Seller)

                                            By:
                                            Name:
                                            Title:

                                                  APPENDIX A

                                                  DEFINITIONS

               Additional  Balance:  With respect to any Home Equity Loan,  any future Draw made by the related
Mortgagor pursuant to the related Loan Agreement on and after the Cut-off Date; provided,  however,  that if an
Amortization  Event occurs,  then any Draw after such Amortization Event shall not be acquired by the Trust and shall not be an Additional Balance.

               Additional  Balance  Differential:  With  respect  to any  Payment  Date,  unless  and  until an
Amortization  Event occurs,  (x) up to and including  the Payment Date  occurring in the calendar  month during which the Revolving Period ends, the amount,  if any, by which Additional  Balances  resulting from Draws under the Home  Equity  Loans  during  the  related  Collection  Period  exceed  Principal  Collections  during  such
Collection  Period and (y) after the Payment Date  occurring in the calendar  month during which the  Revolving
Period ends, the aggregate amount of Additional  Balances  conveyed to the Trust during the related  Collection
Period.

               Additional  Certificate  Security Balance:  With respect to the issuance of Capped Funding Notes pursuant to Section 4.01(d) of the Indenture,  the amount,  if any,  required in accordance with the Opinion of
Counsel in connection  therewith to be added to the Security  Balances of the  Certificates  in accordance with
Section  3.12 of the Trust  Agreement.  In addition,  with respect to any Payment Date  described in the second sentence of Section  3.12(a) of the Trust  Agreement,  the  "Additional  Certificate  Security  Balance"  shall include the amount of the excess described in such sentence.

               Adjusted  Mortgage  Rate:  With  respect to any Home Equity Loan and any date of  determination, the Loan Rate borne by the  related  Home Equity  Loan,  less the rate at which the  related  Subservicing  Fee accrues.

               Affiliate:  With respect to any Person,  any other Person  controlling,  controlled  by or under common  control with such  Person.  For purposes of this  definition,  "control"  means the power to direct the management and policies of a Person,  directly or indirectly,  whether through ownership of voting  securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

               Aggregate  Additional  Balance  Differential:  With respect to any Payment Date and the Variable
Funding Notes,  the sum of Additional  Balance  Differentials  that have been added to the Security  Balance of
Variable Funding Notes prior to such Payment Date.

               Aggregate  Security  Balance:  With respect to any Payment  Date,  the aggregate of the Security
Balances of all Securities or specified Classes of Securities as of such date.

               Amortization Event:  Any one of the following events:

               (a)    the failure on the part of the Seller (i) to make any  payment or deposit  required to be made under the Purchase  Agreement  within five Business Days after the date such payment or deposit is required  to be made;  or (ii) to observe or perform in any  material  respect any other  covenants  or agreements of the Seller set forth in the Purchase Agreement,  which failure continues unremedied for a period of 60 days after written notice and such failure  materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

               (b)    if any  representation  or warranty made by the Seller in the Purchase  Agreement  proves to have been  incorrect  in any material  respect when made and which  continues to be incorrect in any material respect for a period of 45 days with respect to any  representation  or warranty of the Seller made in Section  3.1(a) of the  Purchase  Agreement or 90 days with  respect to any  representation  or warranty  made in Section  3.1(b) of the Purchase  Agreement  after  written  notice and as a result of which the  interests  of the  Securityholders  or the Credit  Enhancer  are  materially  and  adversely affected;  provided, however, that an Amortization Event shall not be deemed to occur if the Seller has repurchased or caused to be  repurchased  or  substituted  for the related Home Equity Loan or all Home
        Equity Loans,  if  applicable,  during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit Enhancer) in accordance with the provisions of the Indenture;

               (c)    the entry  against  the Seller or the Issuer of a decree or order by a court or agency or supervisory  authority  having  jurisdiction  in  the  premises  for  the  appointment  of  a  trustee, conservator, receiver or liquidator in any insolvency,  conservatorship,  receivership, readjustment of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding  up or liquidation of its affairs,  and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

               (d)    the  Seller  or  the  Issuer  shall  voluntarily  go  into  liquidation,  consent  to the appointment of a conservator,  receiver,  liquidator or similar person in any insolvency,  readjustment of debt,  marshalling of assets and liabilities or similar  proceedings of or relating to the Seller or the Issuer or of or relating to all or  substantially  all of its  property,  or a decree or order of a court,  agency or supervisory  authority  having  jurisdiction in the premises for the appointment of a conservator,  receiver,  liquidator  or  similar  person  in  any  insolvency,  readjustment  of  debt, marshalling of assets and liabilities or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been  entered  against the Seller or the Issuer and such decree or order shall have  remained in force  undischarged,  unbonded or unstayed for a period of 60 days;  or the Seller or the Issuer shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (e)    the Issuer  becomes  subject to  regulation by the  Commission  as an investment  company within the meaning of the Investment Company Act of 1940, as amended;

               (f)    a  Servicing  Default  relating  to  the  Master  Servicer  occurs  under  the  Servicing
        Agreement and the Master Servicer is the Seller;

               (g)    the  occurrence  of a draw on the Policy and the  failure  of the Credit  Enhancer  to be reimbursed  for such draw,  which failure  continues  unremedied  for a period of 90 days after written notice to the Master Servicer; or

               (h)    the Issuer is  determined  to be an  association  taxable as a  corporation  for  federal income tax purposes.

               In the case of any event  described  in (a),  (b),  (f) or (g),  an  Amortization  Event will be deemed to have  occurred  only if, after any  applicable  grace period  described in such  clauses,  any of the
Indenture  Trustee,  the  Credit  Enhancer  or,  with  the  consent  of the  Credit  Enhancer,  Securityholders evidencing  not less  than 51% of the  Security  Balance  of each of the Term  Notes and the  Certificates,  by written notice to the Seller,  the Master  Servicer,  the Depositor and the Owner Trustee (and to the Indenture
Trustee,  if given by the Credit  Enhancer or the  Securityholders),  declare  that an  Amortization  Event has occurred as of the date of such notice.  In the case of any event  described  in clauses (c),  (d), (e) or (h), an  Amortization  Event will be deemed to have  occurred  without any notice or other action on the part of the
Indenture  Trustee,  the  Noteholders  or the Credit  Enhancer  immediately  upon the occurrence of such event;
provided,  that any  Amortization  Event may be waived and deemed of no effect with the written  consent of the
Credit Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.

               Appraised Value: With respect to any Mortgaged  Property,  the lesser of (i) the appraised value of such Mortgaged  Property  based upon the appraisal  made at the time of the  origination of the related Home
Equity Loan,  and (ii) the sales price of the  Mortgaged  Property at such time of  origination,  except in the case of a Mortgaged  Property  securing a refinanced  or modified Home Equity Loan as to which it is either the appraised  value based upon the appraisal  made at the time of  origination of the loan which was refinanced or modified or the appraised value determined in an appraisal at the time of refinancing or  modification,  as the case may be.

               Assignment  of Mortgage:  With respect to any  Mortgage,  an  assignment,  notice of transfer or equivalent  instrument,  in recordable form, sufficient under the laws of the jurisdiction in which the related
Mortgaged Property is located to reflect the conveyance of the Mortgage,  which assignment,  notice of transfer or equivalent  instrument may be in the form of one or more blanket  assignments  covering Mortgages secured by
Mortgaged Properties located in the same jurisdiction.

               Authorized Newspaper:  A newspaper of general circulation in the Borough of Manhattan,  The City of New York,  printed in the English  language and customarily  published on each Business Day,  whether or not published on Saturdays, Sundays or holidays.

               Authorized  Officer:  With  respect  to the  Issuer,  any  officer of the Owner  Trustee  who is authorized  to act for the Owner  Trustee in matters  relating to the Issuer and who is  identified on the list of Authorized  Officers  delivered by the Owner  Trustee to the Indenture  Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

               Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

               Bankruptcy  Loss: With respect to any Home Equity Loan, a Deficient  Valuation or a Debt Service
Reduction;  provided,  however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy  Loss hereunder so long as the Master  Servicer has notified the Indenture  Trustee and the Credit
Enhancer in writing that the Master  Servicer is diligently  pursuing any remedies that may exist in connection with the  representations  and  warranties  made  regarding  the  related  Home  Equity Loan and either (A) the related Home Equity Loan is not in default with regard to payments due  thereunder or (B)  delinquent  payments of  principal  and  interest  under the related  Home Equity Loan and any  premiums on any  applicable  primary hazard  insurance  policy  and any  related  escrow  payments  in respect  of such Home  Equity  Loan are being advanced on a current basis by the Master  Servicer or a  Subservicer,  in either case without giving effect to any Debt Service Reduction.

               Basic  Documents:  The Trust Agreement,  the Indenture,  the Purchase  Agreement,  the Insurance
Agreement,  the Policy,  the  Servicing  Agreement,  the Custodial  Agreement,  the  Insurance  Agreement,  the
Indemnification  Agreement and the other  documents and  certificates  delivered in connection  with any of the above.

               Beneficial  Owner:  With  respect to any Term Note,  the Person who is the  beneficial  owner of such Note as reflected on the books of the  Depository or on the books of a Person  maintaining an account with such  Depository  (directly as a Depository  Participant  or indirectly  through a Depository  Participant,  in accordance with the rules of such Depository).

               Billing Cycle:  With respect to any Home Equity Loan and Due Date, the calendar month  preceding such Due Date.

               Book-Entry Custodian:  The custodian appointed pursuant to Section 4.06 of the Indenture.

               Book-Entry Notes:  Beneficial interests in the Notes,  ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

               Business  Day:  Any day other  than (i) a  Saturday  or a Sunday or (ii) a day on which  banking institutions  in the  States  of New  York,  California,  Minnesota,  Illinois  or  Delaware  are  required  or authorized by law or executive order to be closed.

               Capped Funding Note: Any Capped Funding Note issued in connection  with an exchange  pursuant to
Section 4.01(d) of the Indenture.

               Cash  Liquidation:  As to any  defaulted  Home  Equity  Loan other than a Home Equity Loan as to which an REO Acquisition  occurred,  a determination  by the Master Servicer that it has received all Insurance
Proceeds,  Liquidation  Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Home Equity Loan.

               Certificate  Distribution  Account:  The  account or  accounts  created  and  maintained  by the
Certificate  Paying Agent pursuant to Section  3.10(c) of the Trust  Agreement.  The  Certificate  Paying Agent
will make all distributions on the Certificates from money on deposit in the Certificate Distribution Account.

               Certificate  Distribution  Amount:  For any Payment  Date,  the amount  remaining in the Payment
Account following distributions pursuant to clauses (i) through (ix) of Section 3.05(a) of the Indenture.

               Certificate of Trust:  The  Certificate of Trust filed for the Trust pursuant to Section 3810(a)
of the Statutory Trust Statute.

               Certificate Paying Agent:  The meaning specified in Section 3.10 of the Trust Agreement.

               Certificate  Percentage Interest:  With respect to any Payment Date, the Certificate  Percentage
Interest as stated on the face of such  Certificate,  which  percentage may be  recalculated in accordance with
Section 3.12 of the Trust Agreement.

               Certificate  Principal  Balance:  As of any Payment Date,  with respect to any  Certificate,  an amount equal to the then  applicable  Certificate  Percentage  Interest of such  Certificate  multiplied by the
Overcollateralization Amount.

               Certificate  Register:  The  register  maintained  by the  Certificate  Registrar  in which  the
Certificate  Registrar shall provide for the  registration  of  Certificates  and of transfers and exchanges of
Certificates.

               Certificate  Registrar:  Initially,  the  Indenture  Trustee,  in its  capacity  as  Certificate
Registrar.

               Certificateholder:  The Person in whose name a  Certificate  is  registered  in the  Certificate
Register  except  that,  any  Certificate  registered  in the name of the  Issuer,  the  Owner  Trustee  or the
Indenture  Trustee or any  Affiliate of any of them shall be deemed not to be  outstanding  and the  registered holder will not be  considered a  Certificateholder  or a holder for  purposes of giving any  request,  demand, authorization,  direction,  notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining  whether the Indenture  Trustee or the Owner Trustee shall be protected in relying upon any such request,  demand,  authorization,  direction,  notice,  consent or waiver, only Certificates that the Indenture
Trustee or the Owner Trustee knows to be so owned shall be so  disregarded.  Owners of  Certificates  that have been pledged in good faith may be regarded as Holders if the pledgee  establishes  to the  satisfaction  of the
Indenture  Trustee or the Owner  Trustee,  as the case may be, the  pledgee's  right so to act with  respect to such  Certificates  and that the pledgee is not the Issuer,  any other  obligor  upon the  Certificates  or any
Affiliate of any of the foregoing Persons.

               Certificates:  The Class SB Certificates.

               Class:  Collectively, all of the Notes or Certificates bearing the same designation.

               Class  A  Notes:  The  Class  A  Home  Equity  Loan-Backed  Term  Notes,  Series  2006-HSA3,  in
substantially the form set forth in Exhibit A-1 to the Indenture.

               Class  Principal  Balance:  For each Class of Notes,  the initial  Security  Balance  thereof as reduced on each  successive  Payment  Date by  principal  distributed  in respect  thereof on such Payment Date pursuant to Section 3.05 of the Indenture.

               Class SB Certificates:  The Class SB Home Equity  Loan-Backed  Certificates,  Series  2006-HSA3,
substantially in the form of Exhibit A to the Trust Agreement.

               Closing Date:  May 25, 2006.

               Code: The Internal Revenue Code of 1986, as amended,  and the rules and regulations  promulgated thereunder.

               Collateral:  The meaning specified in the Granting Clause of the Indenture.

               Collection  Period:  With  respect to any Home Equity Loan and any Payment  Date,  the  calendar month preceding any such Payment Date.

               Combined  Loan-to-Value  Ratio:  With  respect  to any  Home  Equity  Loan  and  any  date,  the percentage  equivalent  of a fraction,  the  numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding  principal  balance as of the date of the  origination  of such Home Equity Loan (or any subsequent date as of which such  outstanding  principal  balance  may be  determined  in  connection  with an increase or decrease  in the  Credit  Limit,  to reduce the amount of primary  insurance  for such Home  Equity  Loan or to approve  a  subordinate  lien)  and of all other  mortgage  loans,  if any,  that are  secured  by liens on the
Mortgaged  Property  that are  senior  or  subordinate  to the  Mortgage  and the  denominator  of which is the
Appraised Value of the related Mortgaged Property.

               Commission:  The Securities and Exchange Commission.

               Corporate  Trust  Office:  With  respect  to  the  Indenture  Trustee,   Certificate  Registrar,
Certificate  Paying Agent and Paying Agent, the principal  corporate trust office of the Indenture  Trustee and
Note  Registrar at which at any particular  time its corporate  trust  business  shall be  administered,  which office at the date of the execution of this  instrument is located at 600 Travis  Street,  9th Floor,  Houston,
Texas 77002,  Attention:  Worldwide Securities  Services/Structured  Finance Services.  For purposes of Section
4.15 of the Indenture,  however,  such term shall mean the Indenture  Trustee's  agent,  Chase  Manhattan Trust
Company,  National Association,  located at 1650 Market Street, Suite 5210,  Philadelphia,  Pennsylvania 19103,
or such  other  office as the  Indenture  Trustee  shall  designate.  With  respect to the Owner  Trustee,  the principal  corporate  trust office of the Owner Trustee at which at any  particular  time its  corporate  trust business shall be  administered,  which office at the date of the execution of this Trust  Agreement is located at Rodney Square North,  1100 North Market Street,  Wilmington,  Delaware  19890,  Attention:  Corporate  Trust
Administration.

               Credit Enhancer:  Financial Security Assurance Inc., or any successor thereto.

               Credit  Enhancer  Default:  If the Credit  Enhancer  fails to make a payment  required under the
Policy in accordance with its terms.

               Credit  Enhancer  Premium  Rate:  The rate at which the  Premium  (as  defined in the  Insurance
Agreement) is calculated with respect to the Policy.

               Credit Limit:  With respect to any Home Equity Loan,  the maximum Loan Balance  permitted  under the terms of the related Loan Agreement.

               Credit Limit Increase:  As defined in Section 3.01 of the Servicing Agreement.

               Credit Repository:  Equifax, Transunion and Experian, or their successors in interest.

               Credit  Score:  With respect to any Home Equity Loan,  the numerical  designation  obtained from credit reports  provided by any credit  reporting  organization  used to assess a borrower's  credit-worthiness and the relative  degree of risk a borrower  represents  to a lender,  as  determined  in  accordance  with the applicable underwriting criteria.

               Curtailment:  Any Principal  Prepayment made by a Mortgagor which is not a Principal  Prepayment in full.

               Custodial  Account:  The  account or  accounts  created and  maintained  by the Master  Servicer pursuant to Section  3.02(b) of the Servicing  Agreement,  in which the Master  Servicer shall deposit or cause to be deposited certain amounts in respect of the Home Equity Loans.

               Custodial  Agreement:  The Custodial  Agreement,  dated as of May 25, 2006, among the Custodian, the Indenture Trustee, the Issuer and the Master Servicer.

               Custodian:  Wells Fargo Bank, National Association, and its successors and assigns.

               Cut-off Date:  May 1, 2006.

               Cut-off Date Loan Balance:  With respect to any Home Equity Loan, the unpaid  principal  balance thereof as of the close of  business  on the last day of the  Billing  Cycle  immediately  prior to the Cut-off
Date.

               Debt Service  Reduction:  With  respect to any Home Equity  Loan,  a reduction in the  scheduled payment for such Home Equity Loan by a court of competent  jurisdiction  in a proceeding  under the  Bankruptcy
Code that becomes final and non-appealable,  except such a reduction  constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

               Default:  Any  occurrence  which is or with notice or the lapse of time or both would  become an
Event of Default.

               Deficiency Amount:  As defined in the Policy.

               Deficient  Valuation:  With respect to any Home Equity Loan, a valuation by a court of competent jurisdiction  of the  Mortgaged  Property in an amount less than the then  outstanding  indebtedness  under the
Home Equity Loan and any senior lien on the  Mortgaged  Property,  or any  reduction in the amount of principal to be paid in connection  with any scheduled  payment that  constitutes a permanent  forgiveness  of principal, which  valuation  or  reduction  results from a proceeding  under the  Bankruptcy  Code that becomes  final and non-appealable.

               Definitive Notes:  The meaning specified in Section 4.06 of the Indenture.

               Deleted Loan:  A Home Equity Loan replaced or to be replaced with an Eligible Substitute Loan.

               Delinquency  Percentage:  With  respect to any Payment  Date,  the  percentage  equivalent  of a fraction (A) the  numerator of which is the Loan  Balance of the Home Equity Loans that are  Delinquent  for 60 days or more as of such Payment Date and (B) the  denominator of which is the Pool Balance,  in each case as of the beginning of the related Collection Period, expressed as a percentage.

               Delinquent:  As used herein,  a Home Equity Loan is  considered to be: "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the next following  monthly due date.  Since the  determination  as to whether a Home Equity Loan falls into these  categories  is made as of the close of business on the last  business  day of each month,  a Home Equity
Loan with a payment  due on July 1 that  remained  unpaid as of the close of business on July 31 would still be considered  current as of July 31. If that  payment  remained  unpaid as of the close of business on August 31, the Home  Equity  Loan would  then be  considered  30-59 days  delinquent.  Delinquency  information  as of the
Cut-off  Date is  determined  and  prepared as of the close of business on the last  business  day  immediately prior to the Cut-off Date.

               Depositor:  Residential  Funding Mortgage  Securities II, Inc., a Delaware  corporation,  or its successor in interest.

               Depository or Depository  Agency:  The Depository Trust Company or a successor  appointed by the
Indenture  Trustee  with  the  approval  of  the  Depositor.  Any  successor  to  the  Depository  shall  be an organization  registered  as a  "clearing  agency"  pursuant  to  Section  17A  of the  Exchange  Act  and  the regulations of the Securities and Exchange Commission thereunder.

               Depository  Participant:  A  Person  for  whom,  from  time  to  time,  the  Depository  effects book-entry transfers and pledges of securities deposited with the Depository.

               Derivative  Contract:  Any ISDA  Master  Agreement,  together  with  the  related  Schedule  and
Confirmation,  entered into by the Owner Trustee and a Derivative  Counterparty in accordance with Section 5.07 of the Trust Agreement.

               Derivative  Counterparty:  Any counterparty to a Derivative Contract as provided in Section 5.07 of the Trust Agreement.

               Determination  Date:  With respect to any Payment Date,  the 20th day of the month in which such
Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

               Draw:  With  respect to any Home Equity Loan,  a borrowing  by the related  Mortgagor  under the related Loan Agreement.

               Draw Period:  With respect to each Home Equity Loan,  the period  consisting of either the first five,  ten or fifteen years after the date of  origination  of such Home Equity Loan,  during which the related
Mortgagor is permitted to make Draws.

               Due Date:  With  respect  to any Home  Equity  Loan,  the day of the month the  Minimum  Monthly
Payment or fixed monthly payment is due as set forth in the related Mortgage Note.

               Eligible  Account:  An account that is any of the following:  (i)  maintained  with a depository institution  the  short-term  debt  obligations  of which have been rated by each Rating  Agency in its highest rating category  available,  or (ii) an account or accounts in a depository  institution in which such accounts are fully insured to the limits  established by the FDIC,  provided that any deposits not so insured shall,  to the extent  acceptable to each Rating Agency,  as evidenced in writing,  be maintained  such that (as evidenced by an Opinion of Counsel  delivered to the  Indenture  Trustee and each Rating  Agency) the  Indenture  Trustee have a claim with  respect to the funds in such  account or a perfected  first  security  interest  against any collateral  (which shall be limited to Permitted  Investments)  securing  such funds that is superior to claims of any other depositors or creditors of the depository  institution  with which such account is maintained,  or
(iii)  in the  case of the  Custodial  Account,  either  (A) a trust  account  or  accounts  maintained  at the corporate trust department of the Indenture  Trustee or (B) an account or accounts  maintained at the corporate trust  department  of the  Indenture  Trustee,  as long as its  short  term debt  obligations  are rated P-1 by
Moody's and A-1 by  Standard & Poor's (or the  equivalent)  or better by each  Rating  Agency and its long term debt  obligations  are rated A by Standard & Poor's (or the  equivalent)  or better by each Rating  Agency,  or
(iv) in the case of the Custodial  Account and the Payment Account,  a trust account or accounts  maintained in the  corporate  trust  division  of the  Indenture  Trustee,  or (v) an account  or  accounts  of a  depository institution  acceptable  to each Rating  Agency (as  evidenced in writing by each Rating Agency that use of any such account as the  Custodial  Account or the Payment  Account  will not reduce the rating  assigned to any of the  Securities  by such Rating  Agency (if  determined  without  regard to the Policy)  below the lower of the then-current  rating or the rating assigned to such Securities (if determined  without regard to the Policy) as of the Closing Date by such Rating Agency).

               Eligible  Substitute  Loan:  A Home Equity  Loan  substituted  by the Seller for a Deleted  Loan which must,  on the date of such  substitution,  as  confirmed  in an  Officer's  Certificate  delivered to the
Indenture Trustee, (i) have an outstanding  principal balance,  after deduction of the principal portion of the monthly  payment  due in the  month of  substitution  (or in the case of a  substitution  of more than one Home
Equity  Loan  for a  Deleted  Home  Equity  Loan,  an  aggregate  outstanding  principal  balance,  after  such deduction),  not in excess  of the  outstanding  principal  balance  of the  Deleted  Loan  (the  amount of any shortfall to be deposited by the Seller in the  Custodial  Account in the month of  substitution);  (ii) comply with each  representation  and  warranty  set forth in Section  3.1(b) of the  Purchase  Agreement  (other than clauses  (xiii),  (xxiv)(B),  (xxv)(B),  (xxvi),  (xxvii),  (xxxiv)  and  (xxxvi)  thereof)  as of the  date of substitution;  (iii)  have a Loan Rate,  Net Loan Rate and Gross  Margin no lower than and not more than 1% per annum higher than the Loan Rate,  Net Loan Rate and Gross Margin,  respectively,  of the Deleted Loan as of the date of  substitution;  (iv) have a Combined  Loan-to-Value  Ratio at the time of  substitution  no higher than that of the  Deleted  Loan at the time of  substitution;  (v) have a  remaining  term to  stated  maturity  not greater  than (and not more than one year less than) that of the  Deleted  Loan and (vi) not be 30 days or more delinquent.

               ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

               Event of Default:  With respect to the Indenture,  any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or  involuntary  or be effected by operation of law or  pursuant  to any  judgment,  decree or order of any court or any order,  rule or  regulation  of any administrative or governmental body):

               (i)    a default  in the  payment  of any  interest  on any Note when the same  becomes  due and payable, and such default shall continue for a period of five days; or

               (ii)   a default in the payment of the principal of or any  installment  of the principal of any
        Note when the same becomes due and payable,  and such default shall continue for a period of five days;
        or

               (iii)  there occurs a default in the  observance or  performance of any covenant or agreement of the  Issuer  made in the  Indenture,  or any  representation  or  warranty  of the  Issuer  made in the
        Indenture or in any certificate or other writing  delivered  pursuant hereto or in connection  herewith proving to have been  incorrect  in any  material  respect as of the time when the same shall have been made which has a material adverse effect on  Securityholders  or the Credit Enhancer,  and such default shall  continue  or  not be  cured,  or  the  circumstance  or  condition  in  respect  of  which  such representation  or warranty was  incorrect  shall not have been  eliminated or otherwise  cured,  for a period of 30 days after there shall have been given,  by registered or certified mail, to the Issuer by the Indenture  Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding  Security  Balance of the Notes or the Credit  Enhancer,  a written notice  specifying such default or incorrect  representation  or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

               (iv)   there  occurs the filing of a decree or order for relief by a court  having  jurisdiction in the premises in respect of the Issuer or any substantial  part of the Trust Estate in an involuntary case  under  any  applicable  federal  or state  bankruptcy,  insolvency  or other  similar  law now or hereafter in effect, or appointing a receiver,  liquidator,  assignee, custodian, trustee, sequestrator or similar  official of the Issuer or for any  substantial  part of the Trust  Estate,  or ordering the winding-up or liquidation of the Issuer's  affairs,  and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (v)    there  occurs the  commencement  by the Issuer of a voluntary  case under any  applicable federal or state  bankruptcy,  insolvency  or other  similar  law now or  hereafter  in effect,  or the consent by the Issuer to the entry of an order for  relief in an  involuntary  case under any such law, or the  consent  by the Issuer to the  appointment  or taking  possession  by a  receiver,  liquidator, assignee,  custodian,  trustee,  sequestrator or similar  official of the Issuer or for any substantial part of the assets of the Trust Estate,  or the making by the Issuer of any general  assignment for the benefit of  creditors,  or the failure by the Issuer  generally  to pay its debts as such debts  become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

               Event of Liquidation:  Following the occurrence of an Event of Default under the Indenture,  the determination  by the Indenture  Trustee,  as evidenced by a written notice provided to the Owner Trustee,  the
Depositor  and the Credit  Enhancer,  that all  conditions  precedent to the sale or  liquidation  of the Trust
Estate pursuant to Section 5.04 of the Indenture have been satisfied.

               Event of Servicer Termination:  With respect to the Servicing Agreement,  a Servicing Default as defined in Section 7.01 of the Servicing Agreement.

               Exchange Act: The  Securities  Exchange Act of 1934, as amended,  and the rules and  regulations promulgated thereunder.

               Excluded Amount:  For any Payment Date on or after the occurrence of an Amortization  Event, the portion of the balance with respect to each Home Equity Loan  attributable  to all Draws not transferred to the
Trust,  and the portion of the Principal  Collections  (other than Net Liquidation  Proceeds to the extent that the  Excluded  Amount of  Liquidation  Proceeds  is not  included in Net  Liquidation  Proceeds)  and  Interest
Collections  thereon  for  each  Collection  Period  allocated  to such  Excluded  Amount  based  on a pro rata allocation  between the related  Excluded  Amount and the Loan Balance in proportion to the respective  amounts outstanding as of the end of the calendar month preceding such Collection Period.

               Expenses:  The meaning specified in Section 7.02 of the Trust Agreement.

               Fannie Mae: Fannie Mae,  formerly the Federal National  Mortgage  Association,  or any successor thereto.

               FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

               Final Scheduled Payment Date:  The Payment Date in May 2036.

               Foreclosure  Profit:  With respect to a  Liquidated  Home Equity  Loan,  the amount,  if any, by which (i) the  aggregate of  Liquidation  Proceeds net of  Liquidation  Expenses  exceeds (ii) the related Loan
Balance (plus accrued and unpaid  interest  thereon at the applicable Loan Rate from the date interest was last paid  through  the date of receipt of the final  Liquidation  Proceeds)  of such  Liquidated  Home  Equity Loan immediately prior to the final recovery of its Liquidation Proceeds.

               Form 10-K Certification:  As defined in Section 4.04(b) of the Servicing Agreement.

               Freddie  Mac:  Freddie  Mac,  formerly  the  Federal  Home  Loan  Mortgage  Corporation,  or any
successor thereto.

               Grant: Pledge,  bargain, sell, warrant,  alienate,  remise, release,  convey, assign,  transfer, create,  and grant a lien upon and a security interest in and right of set-off against,  deposit,  set over and confirm  pursuant to the  Indenture.  A Grant of the Collateral or of any other  agreement or instrument  shall include  all  rights,  powers and options  (but none of the  obligations)  of the  granting  party  thereunder, including the  immediate and  continuing  right to claim for,  collect,  receive and give receipt for principal and interest  payments in respect of such  collateral  or other  agreement or  instrument  and all other moneys payable  thereunder,  to give  and  receive  notices  and  other  communications,  to  make  waivers  or  other agreements,  to exercise  all rights and options,  to bring  proceedings  in the name of the granting  party or otherwise,  and  generally to do and receive  anything  that the granting  party is or may be entitled to do or receive thereunder or with respect thereto.

               Gross Margin:  With respect to any Home Equity Loan,  the  percentage  set forth as the "Margin"
for such Home Equity Loan on the Home Equity Loan Schedule.

               Guaranteed  Payment  Amount:  The  aggregate  outstanding  Security  Balance of the Notes on the
Payment Date in May 2036,  after  giving  effect to all other  distributions  of principal on the Notes on such
Payment Date from all sources other than the Policy.

               Holder:  Any of the Noteholders or Certificateholders.

               Home Equity Loan: Each  adjustable-rate,  home equity  revolving line of credit loan,  including
Additional Balances, if any, together with the Related Documents, included in the Trust Estate.

               Home Equity Loan  Schedule:  The initial  schedule of Home Equity  Loans as of the Cut-off  Date set forth in Exhibit A of the Servicing  Agreement,  which  schedule sets forth as to each Home Equity Loan (as applicable)  (i) the Cut-off  Date Loan  Balance  ("Principal  Bal"),  (ii) the Credit  Limit,  (iii) the Gross
Margin  ("Margin"),  (iv) the Maximum Rate ("Ceiling"),  if any, (v) the lien position of the related Mortgaged
Property,  (vi) the Depositor's Home Equity Loan identifying  number,  (vii) the Subservicer's Home Equity Loan identifying  number  (viii) the city,  state and zip code of the  Mortgaged  Property,  (ix) a code  indicating whether the  Mortgaged  Property is  owner-occupied,  (x) the type of  residential  dwelling  constituting  the
Mortgaged  Property,  (xi) the original number of months to maturity,  (xii) the remaining  number of months to maturity  from the Cut-off  Date,  (xiii) as to any first lien Home Equity  Loan,  the  Loan-to-Value  Ratio at origination  and as to any second lien Home Equity Loan,  the Combined  Loan-to-Value  Ratio at  origination of such second  lien Home  Equity  Loan,  (xiv) the Loan Rate in effect as of the  Cut-off  Date,  (xv) the stated
maturity  date,  (xvi) the prior  encumbrance  principal  balance  (denoted as "Senior Lien" on the Home Equity
Loan Schedule),  if any, (xvii) the Credit Score,  (xviii) the Mortgagor's  debt-to-income  ratio, (xix) a code indicating the product type,  (xx) a code  indicating  the purpose of the Home Equity Loan,  (xxi) the Mortgage
Note date, (xxii) the teaser expiration date, and (xxiii) the Appraised Value.

               Indemnified Party:  The meaning specified in Section 7.02 of the Trust Agreement.

               Indenture:  The indenture,  dated as of the Closing Date, between the Issuer, as debtor, and the
Indenture Trustee, as indenture trustee.

               Indenture Trustee:  JPMorgan Chase Bank, National  Association and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

               Indenture  Trustee  Information:   As  specified  in  Section  9.05(a)(i)(A)  of  the  Servicing
Agreement.

               Independent:  When  used  with  respect  to any  specified  Person,  the  Person  (i) is in fact independent of the Issuer,  any other obligor on the Notes, the Seller,  the Depositor and any Affiliate of any
of the foregoing  Persons,  (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer,  any such other  obligor,  the Seller,  the  Depositor  or any  Affiliate of any of the
foregoing  Persons  and (iii) is not  connected  with the  Issuer,  any such other  obligor,  the  Seller,  the
Depositor or any  Affiliate of any of the foregoing  Persons as an officer,  employee,  promoter,  underwriter, trustee, partner, director or person performing similar functions.

               Independent  Certificate:  A  certificate  or opinion to be delivered to the  Indenture  Trustee under the  circumstances  described in, and otherwise  complying  with, the applicable  requirements of Section
10.01 of the  Indenture,  made by an  Independent  appraiser or other  expert  appointed by an Issuer Order and approved by the Indenture  Trustee in the exercise of reasonable  care, and such opinion or  certificate  shall state  that the  signer has read the  definition  of  "Independent"  in this  Indenture  and that the signer is
Independent within the meaning thereof.

               Index:  With  respect  to any  Home  Equity  Loan,  the  prime  rate  from  time to time for the adjustment of the Loan Rate set forth as such on the related Loan Agreement.

               Initial  Certificates:  The Home Equity Loan-Backed  Certificates,  Series 2006-HSA3,  issued on the Closing  Date,  each  evidencing  undivided  beneficial  interests  in the Issuer and executed by the Owner
Trustee.

               Initial  Security  Balance:  With respect to the Initial  Certificates,  $0.00,  the Term Notes,
$201,014,000 and the Variable Funding Notes, $0.00.

               Insolvency Event:  With respect to a specified  Person,  (a) the filing of a decree or order for relief by a court  having  jurisdiction  in the premises in respect of such Person or any  substantial  part of its property in an  involuntary  case under any applicable  bankruptcy,  insolvency or other similar law now or hereafter in effect,  or appointing a receiver,  liquidator,  assignee,  custodian,  trustee,  sequestrator  or similar  official for such Person or for any  substantial  part of its property,  or ordering the winding-up or liquidation  of such  Person's  affairs,  and such decree or order shall  remain  unstayed  and in effect for a period  of 60  consecutive  days;  or (b) the  commencement  by such  Person  of a  voluntary  case  under  any applicable  bankruptcy,  insolvency  or other  similar law now or hereafter  in effect,  or the consent by such
Person to the entry of an order for relief in an  involuntary  case under any such law,  or the consent by such
Person to the appointment of or taking  possession by a receiver,  liquidator,  assignee,  custodian,  trustee, sequestrator  or similar  official for such Person or for any substantial  part of its property,  or the making by such  Person of any  general  assignment  for the  benefit  of  creditors,  or the  failure  by such  Person generally  to pay its debts as such debts  become due or the  admission  by such Person in writing (as to which the Indenture  Trustee shall have notice) of its inability to pay its debts  generally,  or the adoption by the
Board of Directors or managing  member of such Person of a resolution  which  authorizes  action by such Person in furtherance of any of the foregoing.

               Insurance  Agreement:  The Insurance and Indemnity  Agreement,  dated as of May 25, 2006,  among the Master Servicer,  the Seller, the Depositor,  the Issuer and the Credit Enhancer,  including any amendments and supplements thereto.

               Insurance  Proceeds:  Proceeds  paid  in  respect  of the  Home  Equity  Loans  pursuant  to any insurance  policy covering a Home Equity Loan or amounts  required to be paid by the Master  Servicer  pursuant to the next to last  sentence of Section  3.04(a) of the Servicing  Agreement,  to the extent such proceeds are payable to the mortgagee,  any  Subservicer,  the Master Servicer or the Indenture  Trustee and are not applied to the  restoration  of the related  Mortgaged  Property or released to the  Mortgagor in  accordance  with the procedures  that the Master  Servicer  would  follow in  servicing  mortgage  loans held for its own account or required to be paid to any holder of a mortgage senior to such Home Equity Loan.

               Interest  Collections:  With  respect to any  Payment  Date,  the sum of all  payments  by or on behalf of Mortgagors and any other amounts  constituting  interest  (including  without limitation such portion of principal  prepayments,  Insurance Proceeds,  Net Liquidation Proceeds and Repurchase Prices as is allocable to  interest  on the  applicable  Home  Equity  Loans) as is paid by the  Seller or the Master  Servicer  or is collected  by the Master  Servicer  under the Home Equity  Loans  (exclusive  of the pro rata  portion  thereof attributable to any Excluded  Amounts not conveyed to the Trust following an  Amortization  Event),  reduced by the Servicing Fees for the related  Collection  Period and by any fees (including  annual fees) or late charges or similar  administrative  fees paid by Mortgagors  during the related  Collection  Period with respect to the
Home Equity  Loans.  The terms of the related Loan  Agreement  shall  determine  the portion of each payment in respect of such Home Equity Loan that constitutes principal or interest.

               Interest  Distribution  Amount:  With respect to any Payment  Date,  an amount equal to interest accrued  during the related  Interest  Period on the Notes on their  respective  Security  Balance  immediately prior to that Payment  Date,  at the related Note Rate,  minus the amount of any Relief Act  Shortfalls  on the
Home Equity Loans during the related Collection Period.

               Interest Period:  With respect to any Payment Date other than the first Payment Date, the period beginning on the preceding  Payment Date and ending on the day preceding  such Payment Date, and in the case of the first  Payment  Date,  the period  beginning on the Closing Date and ending on the day  preceding the first
Payment Date.

               Interest  Rate  Adjustment  Date:  With respect to each Home Equity  Loan,  the date or dates on which the Loan Rate is adjusted in accordance with the related Loan Agreement.

               Interim Certification:  The meaning specified in Section 2.1(c) of the Purchase Agreement.

               Issuer or Trust:  The Home Equity  Loan Trust  2006-HSA3,  a Delaware  statutory  trust,  or its successor in interest.

               Issuer  Request:  A written order or request  signed in the name of the Issuer by any one of its
Authorized Officers and delivered to the Indenture Trustee.

               LIBOR:  For any  Interest  Period  other  than the first  Interest  Period,  the rate for United
States dollar deposits for one month which appears on the Telerate  Screen Page 3750 as of 11:00 A.M.,  London,
England time, on the second LIBOR  Business Day prior to the first day of such  Interest  Period.  With respect to the first  Interest  Period,  the rate for United States dollar  deposits for one month which appears on the
Telerate  Screen  Page 3750 as of 11:00  A.M.,  London,  England  time,  two LIBOR  Business  Days prior to the
Closing  Date.  If such rate does not appear on such page (or such other page as may replace  that page on that service,  or if such service is no longer offered,  such other service for displaying LIBOR or comparable rates as may be reasonably  selected by the Indenture  Trustee after  consultation  with the Master  Servicer and the
Credit  Enhancer),  the rate will be the  Reference  Bank Rate.  If no such  quotations  can be obtained and no
Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

               LIBOR  Business  Day:  Any day  other  than (i) a  Saturday  or a Sunday  or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

               Lien:   Any  mortgage,   deed  of  trust,   pledge,   conveyance,   hypothecation,   assignment,
participation,  deposit  arrangement,  encumbrance,  lien (statutory or other),  preference,  priority right or interest  or  other  security  agreement  or  preferential  arrangement  of  any  kind  or  nature  whatsoever, including,  without limitation,  any conditional sale or other title retention  agreement,  any financing lease having  substantially  the same  economic  effect  as any of the  foregoing  and the  filing  of any  financing statement  under the UCC (other than any such financing  statement  filed for  informational  purposes only) or comparable law of any  jurisdiction to evidence any of the foregoing;  provided,  however,  that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

               Limited Repurchase Right Holder:  RFC Asset Holdings II, Inc. or it successor.

               Liquidated  Home Equity Loan:  With respect to any Payment Date, any Home Equity Loan in respect of which the Master  Servicer has  determined,  in accordance  with the servicing  procedures  specified in the
Servicing  Agreement,  as of the end of the  related  Collection  Period  that  substantially  all  Liquidation
Proceeds which it reasonably  expects to recover,  if any, with respect to the  disposition of the related Home
Equity Loan have been  recovered.  The Master Servicer will treat any Home Equity Loan that is 180 days or more
Delinquent as having been finally liquidated.

               Liquidation  Expenses:  Out-of-pocket  expenses (exclusive of overhead) which are incurred by or on behalf of the Master  Servicer in connection  with the liquidation of any Home Equity Loan and not recovered under any  insurance  policy,  such  expenses  including,  without  limitation,  legal fees and  expenses,  any unreimbursed  amount expended  (including,  without  limitation,  amounts  advanced to correct  defaults on any mortgage  loan which is senior to such Home  Equity  Loan and  amounts  advanced  to keep  current or pay off a mortgage  loan that is senior to such Home  Equity  Loan)  respecting  the  related  Home  Equity  Loan and any
related  and  unreimbursed   expenditures  for  real  estate  property  taxes  or  for  property   restoration,
preservation or insurance against casualty loss or damage.

               Liquidation  Loss  Amounts:  With  respect to any  Payment  Date and any Home  Equity  Loan that became a Liquidated  Home Equity Loan during the related  Collection  Period,  the  unrecovered  portion of the related Loan Balance thereof at the end of such Collection  Period,  after giving effect to the Net Liquidation
Proceeds  applied in  reduction of the Loan  Balance.  If a  Bankruptcy  Loss has occurred  with respect to any
Home Equity Loan, the amount of the Bankruptcy Loss will be treated as a Liquidation Loss Amount.

               Liquidation  Loss  Distribution  Amount:  With respect to any Payment Date, the aggregate of (A)
100% of the Liquidation Loss Amounts during the related Collection  Period,  plus (B) any such Liquidation Loss
Amounts  remaining  undistributed  from any preceding  Payment Date,  provided that any Liquidation Loss Amount shall not be distributed  to the extent that the  Liquidation  Loss Amount was  previously  paid on the Class A
Notes and the Variable  Funding  Notes by means of a draw on the Policy,  from  collections  on the Home Equity
Loans, or was reflected in the reduction of the  Overcollateralization  Amount;  provided,  that nothing in the foregoing  proviso shall limit the Credit  Enhancer's  right to be reimbursed for any Liquidation  Loss Amounts to the extent paid by a draw on the Policy.

               Liquidation  Proceeds:  Proceeds  (including  Insurance Proceeds but not including amounts drawn under the Policy) if any received in connection  with the  liquidation  of any Home Equity Loan or related REO, whether through  trustee's sale,  foreclosure sale or otherwise or any Subsequent  Recoveries with respect to a
Liquidated Home Equity Loan.

               Loan  Agreement:  With  respect to any Home  Equity  Loan,  the credit line  account  agreement, executed by the related Mortgagor and any amendment or modification thereof.

               Loan  Balance:  With  respect to any Home Equity  Loan,  other than a Home Equity Loan which has become a Liquidated  Home Equity Loan, and as of any day, the related  Cut-off Date Loan Balance,  plus (i) any
Additional  Balances  in respect of such Home Equity Loan  conveyed  to the Trust,  minus (ii) all  collections credited as principal  in respect of any such Home Equity Loan in  accordance  with the related Loan  Agreement
(except for any such  collections  that are  allocable to any Excluded  Amount) and applied in reduction of the
Loan Balance thereof.  For purposes of this  definition,  a Liquidated Home Equity Loan shall be deemed to have a Loan  Balance  equal to the Loan  Balance of the  related  Home Equity  Loan  immediately  prior to the final recovery of substantially all related Liquidation Proceeds and a Loan Balance of zero thereafter.

               Loan Rate:  With  respect to any Home  Equity  Loan and any day,  the per annum rate of interest applicable under the related Loan Agreement.

               Lost  Note  Affidavit:  With  respect  to any Home  Equity  Loan as to which the  original  Loan
Agreement has been  permanently  lost or destroyed and has not been  replaced,  an affidavit from the Seller or the related Program Seller  certifying  that the original Loan Agreement has been lost,  misplaced or destroyed
(together with a copy of the related Loan Agreement).

               Master Servicer:  Residential Funding Corporation,  a Delaware  corporation,  and its successors and assigns.

               Master  Servicing  Fee:  With  respect to any Home Equity Loan and any  Collection  Period,  the
product of (i) the Master  Servicing  Fee Rate  divided by 12 and (ii) the related Loan Balance as of the first day of such Collection Period.

               Master Servicing Fee Rate:  With respect to any Home Equity Loan, 0.08% per annum.

               Maximum  Rate:  With  respect to each Home  Equity Loan with  respect to which the related  Loan
Agreement  provides for a lifetime rate cap, the maximum Loan Rate  permitted over the life of such Home Equity
Loan under the terms of such Loan  Agreement,  as set forth on the Home Equity Loan  Schedule and  initially as set forth on Exhibit A to the Servicing Agreement.

               Maximum Variable  Funding  Balance:  The maximum Security Balance of the Variable Funding Notes, which shall be an amount equal to $30,450,148  or such greater  amount as may be permitted  pursuant to Section
9.01 of the Indenture.

               MERS:  Mortgage  Electronic  Registration  Systems,  Inc., a corporation  organized and existing under the laws of the State of Delaware, or any successor thereto.

               MERS(R)System:  The system of recording transfers of Mortgages electronically maintained by MERS.

               MIN:  The  Mortgage  Identification  Number for Home Equity  Loans  registered  with MERS on the
MERS(R)System.

               Minimum  Monthly  Payment:  With  respect to any Home  Equity  Loan and any month,  the  minimum amount required to be paid by the related Mortgagor in such month.

               MOM Loan:  With  respect to any Home  Equity  Loan,  MERS acting as the  mortgagee  of such Home
Equity Loan,  solely as nominee for the originator of such Home Equity Loan and its successors and assigns,  at the origination thereof.

               Moody's:  Moody's Investors Service, Inc. or its successor in interest.

               Mortgage:  The mortgage,  deed of trust or other  instrument  creating a first or second lien on an estate in fee simple interest in real property securing a Home Equity Loan.

               Mortgage  File:  The file  containing  the Related  Documents  pertaining  to a particular  Home
Equity Loan and any  additional  documents  required to be added to the Mortgage  File pursuant to the Purchase
Agreement or the Servicing Agreement.

               Mortgage  Note:  With respect to a Home Equity Loan,  the  mortgage  note  pursuant to which the related  Mortgagor  agrees to pay the  indebtedness  evidenced  thereby  and secured by a Mortgage on a related
Mortgaged Property, as modified or amended.

               Mortgaged Property:  The underlying property,  including real property and improvements thereon, securing a Home Equity Loan.

               Mortgagor:  The obligor or obligors under a Loan Agreement.

               Net  Liquidation  Proceeds:  With  respect  to any  Liquidated  Home  Equity  Loan,  Liquidation
Proceeds  (excluding  any draws under the Policy) net of  Liquidation  Expenses (but not including the portion, if any, of such net amount that exceeds the Loan  Balance of the Home Equity Loan at the end of the  Collection
Period  immediately  preceding the  Collection  Period in which such Home Equity Loan became a Liquidated  Home
Equity  Loan,  plus  accrued and unpaid  interest on such Loan  Balance  from the date last paid to the date of receipt of final Liquidation Proceeds).

               Net Loan Rate:  With  respect to any Home Equity Loan and any day,  the related  Loan Rate less:
(1) 0.58% per annum and (2) the Credit Enhancer Premium Rate.

               Net Principal  Collections:  With respect to any Payment Date, the excess,  if any, of Principal
Collections  for the  related  Collection  Period over the amount of  Additional  Balances  created  during the related Collection Period and conveyed to the Trust Estate.

               Net WAC Cap Shortfall:  On any Payment Date, an amount by which interest that would have accrued on the Notes at the applicable Note Rate during the related  Interest  Period  (without  application of the Net
WAC Rate) exceeds interest accrued thereon at the Net WAC Rate.

               Net WAC Rate:  With respect to any Payment Date, a per annum rate equal to the weighted  average of the Net Loan Rates of the Home Equity Loans as of the beginning of the related Collection  Period,  weighted by the  outstanding  Loan  Balances  thereof,  adjusted  by  multiplying  the Net WAC Rate by a  fraction,  the numerator  of which is 30 and the  denominator  of which is the actual  number of days in the related  Interest
Period.

               Non-United States Person:  Any Person other than a United States Person.

               Note Owner:  The Beneficial Owner of a Note.

               Note Rate:  With respect to the Class A Notes and the Variable  Funding Notes,  the least of (x)
a per annum rate equal to LIBOR plus 0.13%, (y) 17.25% per annum and (z) the Net WAC Rate.

               Note Register:  The register  maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

               Note Registrar:  The Indenture Trustee, in its capacity as Note Registrar.

               Noteholder:  The Person in whose name a Note is  registered in the Note  Register,  except that, any Note registered in the name of the Depositor,  the Issuer or the Indenture  Trustee or any Affiliate of any
of them shall be deemed not to be  outstanding  and the  registered  holder will not be considered a Noteholder or holder for purposes of giving any  request,  demand,  authorization,  direction,  notice,  consent or waiver under the Indenture or the Trust Agreement  provided that, in determining  whether the Indenture  Trustee shall be protected in relying upon any such request,  demand,  authorization,  direction,  notice, consent or waiver, only Notes  that the  Indenture  Trustee or the Owner  Trustee  knows to be so owned  shall be so  disregarded.
Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee  establishes  to the  satisfaction  of the Indenture  Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer,  any other  obligor  upon the Notes or any  Affiliate of any of the foregoing Persons.

               Notes:  Collectively,  the Term Notes and the Variable  Funding Notes issued and  outstanding at any time pursuant to the Indenture.

               Officer's  Certificate:  With  respect  to the  Master  Servicer,  a  certificate  signed by the
President,  Managing  Director,  a Director,  a Vice  President or an Assistant Vice  President,  of the Master
Servicer and  delivered to the  Indenture  Trustee.  With respect to the Issuer,  a  certificate  signed by any
Authorized  Officer of the Issuer,  under the  circumstances  described in, and otherwise  complying  with, the applicable  requirements  of Section 10.01 of the  Indenture,  and delivered to the Indenture  Trustee.  Unless otherwise  specified,  any  reference in the  Indenture to an  Officer's  Certificate  shall be to an Officer's
Certificate of any Authorized Officer of the Issuer.

               Opinion  of  Counsel:  A written  opinion of  counsel.  Any  Opinion  of Counsel  for the Master
Servicer  may be  provided  by  in-house  counsel  for the Master  Servicer  if  reasonably  acceptable  to the
Indenture  Trustee,  the Credit Enhancer and the Rating Agencies or counsel for the Depositor,  as the case may
be.

               Original  Trust  Agreement:  The Trust  Agreement,  dated as of May 23, 2006,  between the Owner
Trustee and the Depositor.

               Outstanding:  With respect to the Notes, as of the date of determination,  all Notes theretofore executed, authenticated and delivered under this Indenture except:

                      (i)    Notes  theretofore  cancelled by the Note  Registrar or delivered to the Indenture
        Trustee for cancellation; and

                      (ii)   Notes  in  exchange  for or in lieu of  which  other  Notes  have  been  executed, authenticated  and  delivered  pursuant to the  Indenture  unless proof  satisfactory  to the Indenture
        Trustee is presented that any such Notes are held by a holder in due course;

provided,  however,  that for purposes of effectuating the Credit  Enhancer's right of subrogation as set forth in Section  4.12 of the  Indenture  only,  all Notes that have been paid with funds  provided  under the Policy shall be deemed to be Outstanding until the Credit Enhancer has been reimbursed with respect thereto.

               Overcollateralization  Amount:  With respect to any Payment  Date,  the amount by which the Pool
Balance after  applying  payments  received in the related  Collection  Period  exceeds the aggregate  Security
Balance of the Notes on such Payment Date (in each case,  after  application  of Net Principal  Collections  or
Principal  Collections,  as the case may be, for such date and acquisition by the Trust of Additional  Balances on such  Payment Date and any payments in respect of  Liquidation  Loss  Amounts).  On each Payment  Date,  the
Overcollateralization  Amount  available to cover  Liquidation Loss Amounts on such Payment Date, if any, shall be deemed to be reduced by an amount  equal to any  Liquidation  Loss Amounts for such Payment Date on the Home
Equity  Loans,  except to the extent that such  Liquidation  Loss  Amounts were covered on such Payment Date by
P&I Collections on the Home Equity Loans pursuant to Section 3.05(a) of the Indenture.

               Overcollateralization  Floor:  An  amount  equal to 0.50% of the  aggregate  Cut-off  Date  Loan
Balances of the Home Equity Loans.

               Overcollateralization  Increase  Amount:  With  respect to any  Payment  Date  beginning  on the
Payment Date in September  2006, an amount equal to the lesser of (i) P&I  Collections on the Home Equity Loans remaining  after  application  of clauses  (i)  through (v) of Section  3.05(a) of the  Indenture  and (ii) the
excess,  if any,  of (x)  the  Required  Overcollateralization  Amount  for  that  Payment  Date  over  (y) the
Overcollateralization Amount for that Payment Date.

               Ownership  Interest:  As to  any  Certificate,  any  ownership  or  security  interest  in  such
Certificate,  including  any  interest  in such  Certificate  as the  Certificateholder  thereof  and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               Owner Trust Estate:  The corpus of the Issuer created by the Trust  Agreement  which consists of the Home Equity Loans.

               Owner  Trustee:  Wilmington  Trust  Company not in its  individual  capacity but solely as Owner
Trustee of the Trust, and its successors and assigns or any successor owner trustee  appointed  pursuant to the terms of the Trust Agreement.

               Paying  Agent:  Any paying agent or co-paying  agent  appointed  pursuant to Section 3.03 of the
Indenture, which initially shall be the Indenture Trustee.

               Payment Account:  The account  established by the Indenture  Trustee pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing  Agreement.  Amounts  deposited in the Payment  Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

               Payment  Date:  The 25th day of each month,  or if such day is not a Business Day, then the next
Business Day.

               Percentage  Interest:  With respect to any Note and any Payment Date, the percentage obtained by dividing the Security  Balance of such Note by the aggregate of the Security  Balances of all Notes  (including the Term Notes and the Variable  Funding Notes) or all Notes of the same Class,  as  applicable,  prior to such
Payment Date.  With respect to any  Certificate  and any Payment Date,  the Percentage  Interest  stated on the face of such Certificate.

               Permitted Investments:  One or more of the following:

(i)     obligations  of or  guaranteed  as to timely  payment of principal and interest by the United States or any agency or instrumentality  thereof when such obligations are backed by the full faith and credit of the United States;

(ii)    repurchase  agreements on obligations specified in clause (i) maturing not more than one month from the date of  acquisition  thereof,  provided that the unsecured  short-term  debt  obligations of the party agreeing to  repurchase  such  obligations  are at the time rated by each Rating  Agency in its highest short-term rating available;

(iii)   federal funds,  certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall  each  have an  original  maturity  of not  more  than  90  days  and,  in the  case of  bankers'
        acceptances,  shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository  institution or trust company  incorporated  under the laws of the  United  States or any state  thereof  or of any  domestic branch of a foreign  depository  institution  or trust company;  provided that the debt  obligations of such  depository  institution  or trust company at the date of  acquisition  thereof have been rated by each Rating Agency in its highest  short-term  rating  available;  and,  provided  further that, if the original  maturity  of such  short-term  obligations  of a  domestic  branch  of a  foreign  depository institution or trust company shall exceed 30 days, the short-term  rating of such institution  shall be
        A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

(iv)    commercial  paper  and  demand  notes  (having  original  maturities  of not more than 365 days) of any corporation  incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest  short-term rating available;  provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)     any mutual fund, money market fund,  common trust fund or other pooled investment  vehicle,  the assets of which are limited to instruments that otherwise would  constitute  Permitted  Investments  hereunder and have been rated by each Rating Agency in its highest  short-term  rating  available (in the case of
        Standard & Poor's such rating shall be either AAAm or AAAm-G),  including any such fund that is managed by the Indenture  Trustee or any affiliate of the Indenture  Trustee or for which the Indenture Trustee or any of its affiliates acts as an adviser; and

(vi)    other  obligations or securities  that are  acceptable to each Rating Agency as a Permitted  Investment hereunder and will not reduce the rating  assigned to any Class of Notes by such Rating Agency (without giving  effect to any  Policy (if any) in the case of Insured  Notes (if any))  below the  then-current rating assigned to such Notes by such Rating Agency, as evidenced in writing;

               provided,  however, that no instrument shall be a Permitted Investment if it represents,  either
(1) the right to receive only  interest  payments  with respect to the  underlying  debt  instrument or (2) the right to receive both principal and interest  payments derived from obligations  underlying such instrument and the principal and interest  payments with respect to such instrument  provide a yield to maturity  greater than
120% of the yield to maturity at par of such underlying  obligations.  References  herein to the highest rating available  on  unsecured  long-term  debt shall mean AAA in the case of  Standard & Poor's and Fitch and Aaa in the case of  Moody's,  and for  purposes  of this  Agreement,  any  references  herein  to the  highest  rating available on unsecured  commercial paper and short-term debt obligations  shall mean the following:  A-1 in the case of Standard & Poor's,  P-1 in the case of Moody's and F-1 in the case of Fitch;  provided,  however,  that any Permitted  Investment that is a short-term debt obligation  rated A-1 by Standard & Poor's must satisfy the following  additional  conditions:  (i) the total  amount  of debt  from A-1  issuers  must be  limited  to the investment of monthly principal and interest payments  (assuming fully amortizing  collateral);  (ii) the total amount of A-1 investments  must not represent more than 20% of the aggregate  outstanding  Security  Balance of the  Notes  and each  investment  must not  mature  beyond  30 days;  (iii)  the  terms of the debt must have a predetermined  fixed dollar amount of principal due at maturity that cannot vary;  and (iv) if the  investments may be  liquidated  prior to their  maturity or are being relied on to meet a certain  yield,  interest must be tied to a single  interest  rate index plus a single fixed spread (if any) and must move  proportionately  with that index.

               Person:   Any  legal  individual,   corporation,   partnership,   joint  venture,   association,
joint-stock company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

               Plan: An employee  benefit or other plan subject to the prohibited  transaction  restrictions or the fiduciary responsibility requirements of ERISA or Section 4975 of the Code.

               Plan Investor:  A Plan, any Person  acting,  directly or indirectly,  on behalf of any such Plan or any Person using the "plan assets,"  within the meaning of the Department of Labor  regulations at 29 C.F.R.
ss.2510.3-101, of a Plan.

               Policy:  The financial  guaranty  insurance  policy  (Policy No.  51733-N)  issued by the Credit
Enhancer, dated as of May 25, 2006, with respect to the Notes.

               Pool  Balance:  With respect to any date,  the aggregate of the Loan Balances of all Home Equity
Loans as of such date.

               Predecessor  Note: With respect to any particular  Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular  Note;  and, for the purpose of this  definition, any Note  authenticated  and  delivered  under  Section 4.03 of the  Indenture  in lieu of a  mutilated,  lost, destroyed  or stolen  Note shall be deemed to  evidence  the same debt as the  mutilated,  lost,  destroyed  or stolen Note.

               Principal  Collection  Distribution  Amount:  For any Payment  Date,  (i) at any time during the
Revolving Period,  so long as an Amortization  Event has not occurred,  the Net Principal  Collections and (ii)
following  an  Amortization  Event  or at any  time  after  the  end of the  Revolving  Period,  the  Principal
Collections;  provided,  however,  on any Payment Date with respect to which the  Overcollateralization  Amount
that   would   result   if   determined   without   application   of  this   proviso   exceeds   the   Required
Overcollateralization  Amount, the Principal  Collection  Distribution  Amount will be reduced by the amount of such excess to an amount not less than zero.

               Principal  Collections:  With  respect  to any  Payment  Date  and any  Home  Equity  Loan,  the
aggregate of the following amounts:

               (i)    the  total  amount  of  payments  made by or on behalf  of the  Mortgagor,  received  and applied as payments of  principal  on the Home Equity  Loan during the related  Collection  Period,  as reported by the related Subservicer;

               (ii)   any  Net  Liquidation  Proceeds,  allocable  as a  recovery  of  principal,  received  in connection with the Home Equity Loan during the related Collection Period;

               (iii)  if the Home Equity Loan was  purchased  by the Master  Servicer  pursuant to Section 3.15 of the Servicing  Agreement or was repurchased by the Seller pursuant to the Purchase  Agreement during the related Collection Period,  100% of the Loan Balance of the Home Equity Loan as of the date of such purchase or  repurchase  and if a Home  Equity  Loan was  substituted  for a Deleted  Loan,  the amount deposited by the Seller as a Substitution Adjustment Amount; and

               (iv)   any other  amounts  received  as  payments  on or proceeds of the Home Equity Loan during the Collection Period to the extent applied in reduction of the principal amount thereof;

provided that Principal  Collections  shall not include any  Foreclosure  Profits,  and shall be reduced by any amounts  withdrawn  from the  Custodial  Account  pursuant to clauses  (c),  (d) and (j) of Section 3.03 of the
Servicing  Agreement,  and provided  further that Principal  Collections  shall not include any portion of such amounts that are allocable to any Excluded Amount.

               Principal Prepayment:  Any payment of principal by a Mortgagor,  which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest  representing  scheduled  interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

               Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

               Program Guide:  Together,  the Seller's Seller Guide and Servicing Guide, as in effect from time to time.

               Program  Seller:  With  respect to any Home Equity  Loan,  the Person that sold such Home Equity
Loan to the Seller.

               Prospectus  Supplement:  The  prospectus  supplement  dated May 24,  2006,  relating to the Term
Notes.

               Purchase  Agreement:  The Home Equity Loan  Purchase  Agreement,  dated as of the Closing  Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Home Equity Loans.

               Purchase Price:  The meaning specified in Section 2.2(a) of the Purchase Agreement.

               Purchaser:  Residential  Funding Mortgage Securities II, Inc., a Delaware  corporation,  and its successors and assigns.

               P&I  Collections:  On any Payment  Date,  the sum of the Interest  Collections  for that Payment
Date and so long as an  Amortization  Event  has not  occurred  and if during  the  Revolving  Period,  the Net
Principal  Collections for that Payment Date, or if an Amortization  Event has occurred or the Revolving Period has ended, the Principal Collections for the applicable Payment Date.

               Rating Agency:  Any nationally  recognized  statistical rating  organization,  or its successor, that  rated  the  Securities  at the  request  of the  Depositor  at the time of the  initial  issuance  of the
Securities.  Initially,  Moody's and  Standard & Poor's.  If such  organization  or a successor is no longer in existence,  "Rating Agency" shall be such  nationally  recognized  statistical  rating  organization,  or other comparable  Person,  designated by the Depositor,  notice of which  designation shall be given to the Indenture
Trustee.  References  herein to the highest short term unsecured  rating category of a Rating Agency shall mean
A-1 or better in the case of  Standard & Poor's or P-1 or better in the case of Moody's  and in the case of any other Rating Agency shall mean such  equivalent  ratings.  References  herein to the highest  long-term  rating category  of a Rating  Agency  shall  mean  "AAA" in the case of  Standard  & Poor's  and  "Aaa" in the case of
Moody's and in the case of any other Rating Agency, such equivalent rating.

               Record  Date:  With  respect to the Notes and any  Payment  Date,  the close of  business on the
Business Day next preceding such Payment Date.

               Reference  Bank Rate:  With respect to any Interest  Period,  as follows:  the  arithmetic  mean
(rounded  upwards,  if  necessary,  to the nearest one  sixteenth of a percent) of the offered rates for United
States  dollar  deposits  for one month which are  offered by the  Reference  Banks as of 11:00  A.M.,  London,
England  time, on the second LIBOR  Business Day prior to the first day of such Interest  Period to prime banks in the  London  interbank  market for a period of one month in  amounts  approximately  equal to the sum of the outstanding  Security  Balance of the Notes;  provided  that at least two such  Reference  Banks  provide  such rate. If fewer than two offered  rates  appear,  the  Reference  Bank Rate will be the  arithmetic  mean of the rates  quoted  by one or  more  major  banks  in New  York  City,  selected  by  the  Indenture  Trustee  after consultation  with the Master Servicer and the Credit  Enhancer,  as of 11:00 a.m., New York time, on such date for loans in U.S.  Dollars to leading European Banks for a period of one month in amounts  approximately  equal to the aggregate  Security  Balance of the Notes.  If no such  quotations  can be obtained,  the Reference Bank
Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

               Reference  Banks:  Three major banks which are engaged in transactions  in the London  interbank markets  selected  by the  Indenture  Trustee,  after  consultation  with the  Master  Servicer  and the Credit
Enhancer.

               Registered  Holder:  The Person in whose name a Note is  registered  in the Note Register on the applicable Record Date.

               Regulation  AB:  Subpart  229.1100  -  Asset  Backed  Securities   (Regulation  AB),  17  C.F.R.
ss.ss.229.1100-229.1123,  as such  may be  amended  from  time to  time,  and  subject  to such  clarification  and interpretation  as have been  provided by the  Commission  in the adopting  release  (Asset-Backed  Securities,
Securities  Act  Release No.  33-8518,  70 Fed.  Reg.  1,506,  1,531  (January 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

               Related  Documents:  With respect to each Home Equity Loan,  the documents  specified in Section
2.1(c) of the Purchase  Agreement  and any  documents  required to be added to such  documents  pursuant to the
Purchase Agreement, the Trust Agreement or the Servicing Agreement.

               Relief Act  Shortfalls:  With respect to any Payment Date,  for any Home Equity Loan as to which there has been a reduction in the amount of interest  collectible  thereon for the related Collection Period as a result of the application of the  Servicemembers  Civil Relief Act or any other similar federal or state law, the shortfall,  if any,  equal to (i) one month's  interest on the Loan Balance of such Home Equity Loan at the applicable Loan Rate, without  application of such Act, over (ii) the interest  collectible on such Home Equity
Loan during such Collection Period.

               REO: A Mortgaged  Property  that is acquired by the Trust in  foreclosure  or by deed in lieu of foreclosure.

               REO Acquisition:  The acquisition by the Master Servicer on behalf of the Indenture  Trustee for the benefit of the  Noteholders  and the Credit  Enhancer of any REO  Property  pursuant to Section 3.07 of the
Servicing Agreement.

               REO  Disposition:  As to any REO Property,  a  determination  by the Master Servicer that it has received  substantially  all Insurance  Proceeds,  Liquidation  Proceeds,  REO Proceeds and other  payments and recoveries  (including  proceeds of a final sale) which the Master Servicer  expects to be finally  recoverable from the sale or other disposition of the REO Property.

               REO Proceeds:  Proceeds,  net of expenses,  received in respect of any REO Property  (including, without  limitation,  proceeds from the rental of the related  Mortgaged  Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

               REO Property:  A Mortgaged Property acquired by the Master Servicer through  foreclosure or deed in lieu of foreclosure in connection with a defaulted Home Equity Loan.

               Repurchase  Event:  With respect to any Home Equity Loan, either (i) a discovery that, as of the
Closing Date, the related Mortgage was not a valid lien on the related  Mortgaged  Property subject only to (A)
the lien of any prior  mortgage  indicated  on the Home Equity  Loan  Schedule,  (B) the lien of real  property taxes and assessments not yet due and payable,  (C) covenants,  conditions,  and  restrictions,  rights of way, easements  and other  matters of public  record as of the date of  recording  of such  Mortgage  and such other permissible  title  exceptions  as are  listed  in the  Program  Guide  and (D)  other  matters  to which  like properties  are  commonly  subject  which do not  materially  adversely  affect the value,  use,  enjoyment  or marketability  of the related  Mortgaged  Property or (ii) with respect to any Home Equity Loan as to which the
Seller  delivers a Lost Note  Affidavit,  a  subsequent  default on such Home  Equity  Loan if the  enforcement thereof or of the related  Mortgage is materially  and adversely  affected by the absence of such original Loan
Agreement.

               Repurchase  Price:  With respect to any Home Equity Loan required to be  repurchased on any date pursuant to the Purchase  Agreement or purchased by the Master Servicer or the Limited  Repurchase Right Holder
pursuant  to the  Servicing  Agreement,  an  amount  equal to the sum of (i) 100% of the Loan  Balance  thereof
(without  reduction  for any amounts  charged  off) (or,  in the case of a purchase  by the Limited  Repurchase
Right Holder pursuant to Section 5.07 of the Trust  Agreement,  the fair market value thereof,  if greater) and
(ii) unpaid  accrued  interest  at the Loan Rate (or with  respect to the last day of the month in the month of repurchase,  the Loan Rate will be the Loan Rate in effect as to the  second to last day in such  month) on the outstanding  principal  balance  thereof from the Due Date to which  interest was last paid by the Mortgagor to the first day of the month  following  the month of  purchase.  No portion  of any  Repurchase  Price  shall be included in any Excluded Amount for any Payment Date.

               Request  for  Release:  The  form  attached  as  Exhibit  4 to  the  Custodial  Agreement  or an
electronic request in a form acceptable to the Custodian.

               Required  Insurance Policy:  With respect to any Home Equity Loan, any insurance policy which is required to be  maintained  from time to time under the Servicing  Agreement,  the Program Guide or the related
Subservicing Agreement in respect of such Home Equity Loan.

               Required  Overcollateralization  Amount:  With respect to any Payment Date prior to the Stepdown
Date, 1.60% of the aggregate  Cut-off Date Loan Balances of the Home Equity Loans.  With respect to any Payment
Date on or after the Stepdown Date,  the lesser of (a) the initial  Required  Overcollateralization  Amount and
(b) 3.20% of the Pool  Balance  for the Home  Equity  Loans  after  application  of  Interest  Collections  and
Principal   Collections   received   during   the   related   Collection   Period   but  not   less   than  the
Overcollateralization  Floor;  provided that, if a Trigger Event has occurred and is continuing on such Payment
Date, the Required  Overcollateralization  Amount will equal the Required  Overcollateralization Amount for the immediately preceding Payment Date.

               The Required  Overcollateralization  Amount may be reduced with the prior written consent of the
Credit  Enhancer,  but  without  the  consent of the  Holders of the Notes so long as written  confirmation  is obtained from each Rating Agency that the reduction  will not reduce the rating  assigned to any Class of Notes by that Rating Agency below the lower of the  then-current  rating or the rating  assigned to those Notes as of the Closing Date by that Rating Agency without taking into account the Policy.

               Responsible  Officer:  With  respect to the  Indenture  Trustee,  any  officer of the  Indenture
Trustee  with direct  responsibility  for the  administration  of the  Indenture  and also,  with  respect to a particular  matter,  any other officer to whom such matter is referred  because of such officer's  knowledge of and familiarity with the particular subject.

               Revolving Period:  The period commencing on the Closing Date and ending on May 31, 2011.

               Rolling  Three Month  Delinquency  Percentage:  With  respect to any  Payment  Date and the Home
Equity Loans, the arithmetic  average of the Delinquency  Percentages  determined for such Payment Date and for each of the two preceding Payment Dates.

               Scheduled Payments:  As defined in the Policy.

               Securities  Act:  The  Securities  Act of  1933,  as  amended,  and the  rules  and  regulations promulgated thereunder.

               Securitization  Transaction:  Any  transaction  involving  a sale or other  transfer of mortgage loans  directly or  indirectly  to an issuing  entity in  connection  with an  issuance of publicly  offered or privately placed, rated or unrated mortgage-backed securities.

               Security:  Any of the Certificates or Notes.

               Security  Balance:  With  respect to any Payment Date and the Term Notes,  the Initial  Security
Balance  thereof prior to such Payment Date reduced by all payments of principal  thereon prior to such Payment
Date. With respect to any Payment Date and the Variable  Funding Notes,  the Initial  Security  Balance thereof prior to such Payment Date (i) increased by the Aggregate  Additional  Balance  Differential  immediately prior to such  Payment  Date and (ii)  reduced by all  payments of  principal  thereon and  Liquidation  Loss Amounts allocated  thereto  prior to such Payment  Date.  With respect to any Payment  Date and the  Certificates,  the
Certificate Principal Balance thereof.

               Securityholder or Holder:  Any Noteholder or a Certificateholder.

               Seller:  Residential  Funding  Corporation,  a  Delaware  corporation,  and its  successors  and assigns.

               Seller's  Agreement:  The agreement  between the Seller,  as purchaser,  and the related Program
Seller, as seller.

               Servicing  Agreement:  The  Servicing  Agreement,  dated as of the  Closing  Date,  between  the
Indenture Trustee, the Issuer and the Master Servicer.

               Servicing  Certificate:  A certificate  prepared by a Servicing  Officer on behalf of the Master
Servicer in accordance with Section 4.01 of the Servicing Agreement.

               Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of Regulation  AB, as such may be amended from time to time.

               Servicing Default:  The meaning specified in Section 7.01 of the Servicing Agreement.

               Servicing  Fee: With respect to any Home Equity Loan,  the sum of the related  Master  Servicing
Fee and the related Subservicing Fee.

               Servicing  Fee Rate:  With  respect  to any Home  Equity  Loan,  the sum of the  related  Master
Servicing Fee Rate and the related Subservicing Fee Rate.

               Servicing  Officer:  Any officer of the Master  Servicer  involved in, or  responsible  for, the administration  and  servicing of the Home Equity Loans whose name and specimen  signature  appear on a list of servicing  officers  furnished  to the  Indenture  Trustee  (with a copy to the Credit  Enhancer) by the Master
Servicer, as such list may be amended from time to time.

               Servicing  Trigger:  As of any  Payment  Date,  for  purposes of Section  7.04 of the  Servicing
Agreement, the occurrence of any of the following scenarios:

               (a)    the  Sixty-Plus  Delinquency  Percentage  is greater  than  27.00%  for the  then-current
Payment Date; or

               (b)    on or after the Payment Date in  September  2008,  the  aggregate  amount of  Liquidation
Loss Amounts on the Home Equity Loans as a percentage of the Cut-Off Date Loan Balance  exceeds the  applicable amount set forth below:

               September 2008 to February 2009:    2.00% with respect to September 2008, plus
an additional 1/6th of 1.50% for each                                                         month
thereafter.

               March 2009 to February 2010:        3.50% with respect to March 2009, plus an
additional 1/12th of 2.00% for each                                                                  month
thereafter.

               March 2010 to February 2011:        5.50% with respect to March 2010, plus an
additional 1/12th of 1.25% for each                                                           month
thereafter.

               March 2011 to February 2012:        6.75% with respect to March 2011, plus an
additional 1/12th of 0.75% for each                                                                  month
thereafter.

               March 2012 and thereafter:          7.50%.

               Single  Certificate:  A Certificate in the denomination of a Certificate  Percentage Interest of
10.0000%.

               Sixty-Plus Delinquency  Percentage:  With respect to any Payment Date and the Home Equity Loans, the  arithmetic  average,  for each of the three  Payment Dates ending with such Payment Date, of the fraction, expressed  as a  percentage,  equal to (x) the  aggregate  Loan Balance of the Home Equity Loans that are 60 or more days  delinquent in payment of principal and interest for that Payment Date,  including  Home Equity Loans in  foreclosure  and REO,  over (y) the  aggregate  Loan  Balance of all of the Home Equity  Loans  immediately preceding that Payment Date.

               Standard  &  Poor's:  Standard  &  Poor's  Ratings  Services,  a  division  of  The  McGraw-Hill
Companies, Inc. or its successor in interest.

               Stated  Value:  With respect to any Home Equity  Loan,  the value of the  Mortgaged  Property as stated by the related Mortgagor in his or her application.

               Statutory  Trust  Statute:  Chapter 38 of Title 12 of the Delaware  Code, 12 Del. Codess.ss.3801 et
seq., as the same may be amended from time to time.

               Stepdown  Date:  The later of (a) the Payment Date in December  2008 and (b) the Payment Date on
which the Pool  Balance of the Home Equity Loans after  applying  payments  received in the related  Collection
Period is less than 50% of the aggregate Cut-off Date Loan Balances of the Home Equity Loans.

               Subsequent  Recoveries:  As of any Payment Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to the Servicing  Agreement)  specifically  related to a Home Equity Loan that was treated as a Liquidated  Home Equity Loan prior to the related  Collection  Period, and that resulted in a Liquidated Loss Amount.

               Subservicer:  Any  Person  with  whom  the  Master  Servicer  has  entered  into a  Subservicing
Agreement as a Subservicer by the Master Servicer.

               Subservicing  Account:  An Eligible  Account  established  or  maintained  by a  Subservicer  as provided for in Section 3.02(c) of the Servicing Agreement.

               Subservicing  Agreement:  The written  contract  between the Master Servicer and any Subservicer relating to  servicing  and  administration  of certain  Home Equity  Loans as provided in Section  3.01 of the
Servicing Agreement.

               Subservicing  Fee:  With  respect to any  Collection  Period,  the fee  retained  monthly by the
Subservicer  (or,  in the case of a  nonsubserviced  Home Equity  Loan,  by the Master  Servicer)  equal to the product of (i) the  Subservicing  Fee Rate  divided by 12 and (ii) the Pool Balance as of the first day of such
Collection Period.

               Subservicing Fee Rate:  With respect to each Home Equity Loan, 0.50% per annum.

               Substitution  Adjustment  Amounts:  With respect to any Eligible Substitute Loan and any Deleted
Loan, the amount,  if any, as determined by the Master Servicer,  by which the aggregate  principal  balance of all such  Eligible  Substitute  Loans as of the  date of  substitution  is less  than the  aggregate  principal balance of all such Deleted Loans (after  application of the principal  portion of the monthly  payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution).

               Teaser Loan:  Any Home Equity Loan which,  as of the Cut-off Date,  has a Loan Rate that is less than the sum of the Index at the time of origination plus the applicable Gross Margin.

               Telerate  Screen  Page 3750:  The  display  designated  as page 3750 on the  Moneyline  Telerate
Capital  Markets  Reports (or (i) such other page as may replace  page 3750 on that  service for the purpose of displaying  London interbank  offered rates of major banks) or (ii) if such service is no longer offered,  such other  service for  displaying  LIBOR or  comparable  rates as may be selected by the  Indenture  Trustee after consultation with the Master Servicer and the Credit Enhancer.

               Term Notes: The Class A Notes.

               Transfer:  Any  direct or  indirect  transfer,  sale,  pledge,  hypothecation  or other  form of assignment of any Ownership Interest in a Certificate.

               Transfer Date:  As defined in Section 3.15(c) of the Servicing Agreement.

               Transfer Notice Date:  As defined in Section 3.15(c) of the Servicing Agreement.

               Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

               Transferor:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

               Treasury  Regulations:  Regulations,  including proposed or temporary  Regulations,  promulgated under the Code.  References  herein to specific  provisions of proposed or temporary  regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

               Trigger  Event:  A Trigger  Event is in effect with respect to any Payment Date and the Notes if any of the following conditions are met:

               (i)    if the Payment  Date is  occurring  on or after the Payment  Date in  September  2008 and before the Payment Date in March 2009,  the  aggregate  amount of  Liquidation  Loss Amounts on the Home Equity
Loans since the Cut-off  Date  exceeds  1.50% plus 1/6th of 0.50% for each  Payment  Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (ii)   if the Payment  Date is  occurring  on or after the Payment Date in March 2009 and before the Payment  Date in March 2010,  the  aggregate  amount of  Liquidation  Loss Amounts on the Home Equity Loans
since the  Cut-off  Date  exceeds  2.00% plus 1/12th of 0.50% for each  Payment  Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (iii)  if the Payment  Date is  occurring  on or after the Payment Date in March 2010 and before the Payment  Date in March 2011 the  aggregate  amount of  Liquidation  Loss  Amounts on the Home Equity  Loans
since the  Cut-off  Date  exceeds  2.50% plus 1/12th of 0.50% for each  Payment  Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (iv)   if the Payment  Date is  occurring  on or after the Payment Date in March 2011 and before the Payment  Date in March 2012,  the  aggregate  amount of  Liquidation  Loss Amounts on the Home Equity Loans
since the  Cut-off  Date  exceeds  3.00% plus 1/12th of 0.50% for each  Payment  Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (v)    if the  Payment  Date is  occurring  on or after  the  Payment  Date in March  2012,  the aggregate  amount of Liquidation  Loss Amounts on the Home Equity Loans since the Cut-off Date exceeds 3.50% of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (vi)   if on  any  Payment  Date  on or  after  the  Stepdown  Date,  the  Rolling  Three  Month
Delinquency Percentage is equal to or in excess of 3.50%.

               Trust:  The Home Equity Loan Trust 2006-HSA3 to be created pursuant to the Trust Agreement.

               Trust  Agreement:  The Amended  and  Restated  Trust  Agreement,  dated as of the Closing  Date, between the Owner Trustee and the Depositor.

               Trust Estate:  The meaning specified in the Granting Clause of the Indenture.

               Trust  Indenture  Act or TIA: The Trust  Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

               UCC: The Uniform  Commercial  Code,  as amended from time to time, as in effect in the States of
New York, Delaware or Minnesota, as applicable.

               Underwriters:  Greenwich Capital Markets, Inc. and Residential Funding Securities Corporation.

               Undercollateralization  Amount:  Initially equal to approximately  $999,994. With respect to any
Payment Date,  the amount,  if any, by which the aggregate  Security  Balance of the Notes on such Payment Date exceeds  the Pool  Balance  as of the last day of the  related  Collection  Period  (after  application  of Net
Principal Collections or Principal Collections, as the case may be, for such date).

               Uninsured  Cause:  Any cause of damage to property  subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

               United States Person: A citizen or resident of the United States, a corporation,  partnership or other entity  created or  organized  in, or under the laws of, the United  States,  any state  thereof,  or the
District of Columbia (except in the case of a partnership,  to the extent provided in Treasury  regulations) or any political  subdivision thereof, or an estate that is described in Section  7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

               Variable Funding Notes:  The Notes designated as the "Variable  Funding Notes" in the Indenture,
including any Capped Funding Notes.